UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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McDermott International, Inc.

(Name of Registrant as Specified In Its Charter)

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McDermott International, Inc.

Stephen M. Johnson	757 N. Eldridge Pkwy.
President and Chief Executive Officer	Houston, Texas 77079

March 25, 2011

Dear Stockholder:

You are cordially invited to attend this year’s Annual Meeting of Stockholders of McDermott International, Inc., which will be held on Friday, May 6, 2011, at the Intercontinental Miramar Hotel, Miramar Plaza, Balboa Avenue, Panama City, Panama, commencing at 3:00 p.m. local time. The notice of annual meeting and proxy statement following this letter describe the matters to be acted on at the meeting.

McDermott is pleased to, again, be taking advantage of the Securities and Exchange Commission’s Notice and Access proxy rule, which allows companies to furnish proxy materials via the Internet as an alternative to the traditional approach of mailing a printed set to each stockholder. In accordance with these rules, we have sent a Notice of Internet Availability of Proxy Materials to all stockholders who have not previously elected to receive a printed set of proxy materials. The Notice contains instructions on how to access our 2011 Proxy Statement and Annual Report to Stockholders, as well as how to vote either online, by telephone or in person at the 2011 Annual Meeting.

It is very important that your shares are represented and voted at the Annual Meeting. Please vote your shares by Internet or telephone, or, if you received a printed set of materials by mail, by returning the accompanying proxy card, as soon as possible to ensure that your shares are voted at the meeting. Further instructions on how to vote your shares can be found in our Proxy Statement.

Thank you for your support of our company.

Sincerely yours,

STEPHEN M. JOHNSON

YOUR VOTE IS IMPORTANT.

Whether or not you plan to attend the meeting, please take a few minutes now to vote your shares.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on May 6, 2011.

The proxy statement and annual report are available on the Internet at www.proxyvote.com.

The following information applicable to the Annual Meeting may be found in the proxy statement and accompanying proxy card:

•	The date, time and location of the meeting;

•	A list of the matters intended to be acted on and our recommendations regarding those matters;

•	Any control/identification numbers that you need to access your proxy card; and

•	Information about attending the meeting and voting in person.

McDERMOTT INTERNATIONAL, INC.
757 N. Eldridge Pkwy.
Houston, Texas 77079

Notice of 2011 Annual Meeting of Stockholders

The 2011 Annual Meeting of the Stockholders of McDermott International, Inc., a Panamanian corporation, will be held at the Intercontinental Miramar Hotel, Miramar Plaza, Balboa Avenue, Panama City, Panama, on Friday, May 6, 2011, at 3:00 p.m. local time, in order to:

(1) elect eight members to our Board of Directors, each for a term of one year;

(2) hold an advisory vote on executive compensation;

(3) hold an advisory vote to determine the frequency with which to hold advisory votes on executive compensation;

(4) approve our Executive Incentive Compensation Plan for tax deductibility reasons;

(5) ratify our Audit Committee’s appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2011; and

(6) transact such other business as may properly come before the meeting or any adjournment thereof.

If you were a stockholder as of the close of business on March 7, 2011, you are entitled to vote at the meeting and at any adjournment thereof.

Instead of mailing a printed copy of our proxy materials, including our Annual Report, to each stockholder of record, we are providing access to these materials via the Internet. This reduces the amount of paper necessary to produce these materials, as well as the costs associated with mailing these materials to all stockholders. Accordingly, on March 25, 2011, we began mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to all stockholders of record as of March 7, 2011, and posted our proxy materials on the Web site referenced in the Notice (www.proxyvote.com). As more fully described in the Notice, all stockholders may choose to access our proxy materials on the Web site referred to in the Notice or may request a printed set of our proxy materials. In addition, the Notice and Web site provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

If you received a printed copy of the materials, we have enclosed a copy of our 2010 Annual Report to Stockholders with this notice and proxy statement.

Your vote is important. Please vote your proxy promptly so your shares can be represented, even if you plan to attend the annual meeting. You can vote by Internet, by telephone, or by requesting a printed copy of the proxy materials and using the enclosed proxy card.

By Order of the Board of Directors,

LIANE K. HINRICHS
Secretary

Dated: March 25, 2011

Proxy Statement for 2011 Annual Meeting of Stockholders

General Information

As more fully described in the Notice, the Board of Directors of McDermott International, Inc. (“McDermott” or “MII”) has made these materials available to you over the Internet or, upon your request, has mailed you printed versions of these materials in connection with our 2011 Annual Meeting of Stockholders, which will take place on May 6, 2011. We mailed the Notice to our stockholders beginning March 25, 2011, and our proxy materials were posted on the website referenced in the Notice on that same date.

McDermott, on behalf of its Board of Directors, is soliciting your proxy to vote your shares at the 2011 Annual Meeting of Stockholders. We solicit proxies to give all stockholders of record an opportunity to vote on matters that will be presented at the annual meeting. In this proxy statement, you will find information on these matters, which is provided to assist you in voting your shares.

We will bear all expenses incurred in connection with this proxy solicitation, which we expect to conduct primarily by mail. We have engaged The Proxy Advisory Group, LLC to assist in the solicitation for a fee that will not exceed $12,500, plus out-of-pocket expenses. In addition, our officers and regular employees may solicit your proxy by telephone, by facsimile transmission or in person, for which they will not be separately compensated. If your shares are held through a broker or other nominee (i.e., in “street name”) and you have requested printed versions of these materials, we have requested that your broker or nominee forward this proxy statement to you and obtain your voting instructions, for which we will reimburse them for reasonable out-of-pocket expenses. If your shares are held through the McDermott Thrift Plan and you have requested printed versions of these materials, the trustee of that plan has sent you this proxy statement and you can instruct the trustee on how to vote your plan shares.

Voting Information

Record Date and Who May Vote

Our Board of Directors selected March 7, 2011 as the record date (the “Record Date”) for determining stockholders entitled to vote at the Annual Meeting. This means that if you owned McDermott common stock on the Record Date, you may vote your shares on the matters to be considered by our stockholders at the Annual Meeting.

There were 233,914,181 shares of our common stock outstanding on the Record Date. Each outstanding share of common stock entitles its holder to one vote on each matter to be acted on at the meeting.

How to Vote

Most stockholders can vote by proxy in three ways:

•	by Internet at www.proxyvote.com;

•	by telephone; or

•	by mail.

If you are a stockholder of record, i.e. a stockholder registered with our transfer agent and registrar, Computershare Trust Company, N.A., on the Record Date, you can vote your shares in person at the Annual Meeting or vote now by giving us your proxy. You may give us your proxy by following the instructions included in the Notice or, if you received a printed version of these proxy materials, in the enclosed proxy card. If you want to vote by mail but have not received a printed version of these proxy materials, you may request a full packet of proxy materials through the instructions in the Notice. If you vote using either telephone or the Internet, you will save us mailing expense.

By giving us your proxy, you will be directing us how to vote your shares at the meeting. Even if you plan on attending the meeting, we urge you to vote now by giving us your proxy. This will ensure that your vote is represented at the meeting. If you do attend the meeting, you can change your vote at that time, if you then desire to do so.

If your shares are held in street name, i.e. through a broker or nominee, you should refer to the instructions provided by your broker or nominee for further information. The broker or nominee that holds your shares has the authority to vote them, absent your approval, only as to matters for which they have discretionary authority under the applicable New York Stock Exchange rules. The election of directors is not considered a routine matter. Additionally, stockholder actions on executive compensation matters (including advisory votes on executive compensation, the frequency with which to hold the advisory vote on executive compensation and the approval of our Executive Incentive Compensation Plan (the “EICP”)) are not considered routine matters. That means that brokers may not vote your shares with respect to those matters if you have not given your broker specific instructions as to how to vote. Please be sure to give specific voting instructions to your broker.

If you received a printed version of these proxy materials, you should have received a voting instruction form from your broker or nominee that holds your shares. For shares held in street name, follow the instructions contained in the Notice or voting instruction form to vote by Internet, telephone or mail. If you want to vote by mail but have not received a printed version of these proxy materials, you may request a full packet of proxy materials as instructed by the Notice. If you want to vote your shares in person at the Annual Meeting, you must obtain a valid proxy from your broker or nominee. You should contact your broker or nominee or refer to the instructions provided by your broker or nominee for further information. Additionally, the availability of telephone or Internet voting depends on the voting process used by the broker or nominee that holds your shares.

You may receive more than one Notice or proxy statement and proxy card or voting instruction form if your shares are held through more than one account (e.g., through different brokers or nominees). Each proxy card or voting instruction form only covers those shares of common stock held in the applicable account. If you hold shares in more than one account, you will have to provide voting instructions as to all your accounts to vote all your shares.

How to Change Your Vote

If you are a stockholder of record, you may change your vote by written notice to our Corporate Secretary, granting a new proxy or by voting in person at the Annual Meeting. Unless you attend the meeting and vote your shares in person, you should change your vote using the same method (by telephone, Internet or mail) that you first used to vote your shares. That way, the inspectors of election for the meeting will be able to verify your latest vote.

If your shares are held in street name, you should follow the instructions in the information provided by your broker or nominee to change your vote. If you want to change your vote as to shares held in street name by voting in person at the Annual Meeting, you must obtain a valid proxy from the broker or nominee that holds those shares for you.

Quorum

The Annual Meeting will be held only if a quorum exists. The presence at the meeting, in person or by proxy, of holders of a majority of our outstanding shares of common stock as of the Record Date will constitute a quorum. If you attend the meeting or vote your shares by Internet, telephone or mail, your shares will be counted toward a quorum, even if you abstain from voting on a particular matter. Shares held by brokers and other nominees as to which they have not received voting instructions from the beneficial owners and lack the discretionary authority to vote on a particular matter are called “broker non-votes” and will count for quorum purposes.

Proposals to Be Voted On; Vote Required; and How Votes are Counted

We are asking you to vote on the following:

•	the election of John F. Bookout, III, Roger A. Brown, Stephen G. Hanks, Stephen M. Johnson, D. Bradley McWilliams, Thomas C. Schievelbein, Mary Shafer-Malicki and David A. Trice to our Board of Directors, each for a term of one year;

•	the advisory vote on executive compensation;

•	the advisory vote to determine the frequency with which to hold an advisory vote on executive compensation;

•	the approval of our EICP; and

•	the ratification of our Audit Committee’s appointment of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the year ending December 31, 2011.

Our By-Laws provide that, in all matters arising at a stockholders’ meeting, a majority of the voting power of our outstanding shares present in person or represented by proxy at the meeting and entitled to vote and actually voting on the matter shall be necessary and sufficient for approval, except where some larger percentage is required by applicable law or our articles of incorporation. No such larger percentage is applicable to any of the items we are asking you to vote on at the meeting. Because abstentions are not actual votes with respect to a proposal, they will have no effect on the outcome of the vote on a proposal. If none of the alternatives in the advisory vote to determine the frequency of the advisory vote on executive compensation receives a majority vote, we will consider the alternative with the highest number of votes cast by stockholders to be the alternative that has been selected by stockholders.

In the election of directors, you may vote “FOR” all director nominees or withhold your vote for any one or more of the director nominees. For the advisory vote to determine the frequency with which to hold an advisory vote on executive compensation, you may vote to hold the advisory vote every “1 year”, “2 years”, or “3 years” or abstain from voting. For each other proposal, you may vote “FOR” or “AGAINST” or abstain from voting.

Our Corporate Governance Guidelines provide that, in an uncontested election of directors, the Board expects any incumbent director nominee who does not receive a “FOR” vote by a majority of shares present in person or by proxy and entitled to vote on the matter to promptly tender his or her resignation to the Governance Committee, subject to acceptance by our Board. Pursuant to our Corporate Governance Guidelines, the Governance Committee will make a recommendation to the Board with respect to the director nominee’s resignation and the Board will consider the recommendation and take appropriate action within 120 days from the date of the certification of the election results.

If you submit a signed proxy card without specifying your vote, your shares will be voted “FOR” the election of all director nominees, the advisory vote on executive compensation, the approval of our EICP and the ratification of our Audit Committee’s appointment of Deloitte as our independent registered public accounting firm for the year ending December 31, 2011. If you submit a signed proxy card without specifying your vote on the frequency of the advisory vote on executive compensation, your shares will be voted to require the advisory vote every year, in accordance with the recommendation of our Board of Directors.

If your shares are held in street name and you do not instruct your broker or nominee how to vote those shares, they may vote your shares as they decide as to matters for which they have discretionary authority under the applicable New York Stock Exchange rules. Your broker will be entitled to vote your shares in its discretion, absent instructions from you, on the ratification of the appointment of the independent registered public accounting firm. Your broker will not be entitled to vote your shares in its discretion in the election of directors or on the advisory vote on executive compensation, the advisory vote on the frequency with which to hold an advisory vote on executive compensation and the approval of our EICP. If you hold your shares in street name and you do not instruct your broker how to vote on these proposals, no votes will be cast on your behalf on that matter. Broker non-votes are not considered a vote “FOR” or “AGAINST” a proposal (or with respect to the advisory vote on the frequency with which to hold an advisory vote on executive compensation, a vote for “1 year,” “2 years” or “3 years”) and therefore will have no effect on the vote on the election of directors, the advisory vote on executive compensation, the advisory vote on the frequency with which to hold an advisory vote on executive compensation or the approval of our EICP.

If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.

We are not aware of any other matters that may be presented or acted on at the meeting. If you vote by signing and returning the enclosed proxy card or using the telephone or Internet voting procedures, the individuals named as proxies on the card may vote your shares, in their discretion, on any other matter requiring a stockholder vote that comes before the meeting.

Confidential Voting

All voted proxies and ballots will be handled to protect your voting privacy as a stockholder. Your vote will not be disclosed except:

•	to meet any legal requirements;

•	in limited circumstances such as a proxy contest in opposition to our Board of Directors;

•	to permit independent inspectors of election to tabulate and certify your vote; or

•	to adequately respond to your written comments on your proxy card.

Election of Directors

(ITEM 1)

In 2010, pursuant to a previously approved amendment to our Articles of Incorporation, our Board ceased to be classified and all directors became subject to annual election.

Our Board has nominated eight persons for election as directors at this year’s Annual Meeting. Stephen M. Johnson, our President and Chief Executive Officer, was appointed as a director in July 2010 in connection with the spin-off of our former subsidiary, The Babcock & Wilcox Company (“B&W”), which we completed through a distribution of the common stock of B&W to our stockholders effective as of July 30, 2010 (the “Spin-off”). Mary Shafer-Malicki was appointed as a director on February 17, 2011.

On the nomination of our Board, John F. Bookout, III, Roger A. Brown, Stephen G. Hanks, D. Bradley McWilliams, Thomas C. Schievelbein and David A. Trice will stand for reelection as directors, and Stephen M. Johnson and Mary Shafer-Malicki will stand for election as a director, at this year’s Annual Meeting for a term of one year.

Our By-Laws provide that (1) a person shall not be nominated for election or reelection to our Board of Directors if such person shall have attained the age of 72 prior to the date of election or reelection and (2) any director who attains the age of 72 during his or her term shall be deemed to have resigned and retired at the first Annual Meeting following his or her attainment of the age of 72. Accordingly, a director nominee may stand for election if he or she has not attained the age of 72 prior to the date of election or reelection. Pursuant to these By-Law requirements, Ronald C. Cambre, our Chairman of the Board, will retire from our Board after 11 years of service, effective at this year’s Annual Meeting. It is anticipated that our Board will appoint a new Chairman or a lead director at the Board meeting held in connection with the Annual Meeting.

Unless otherwise directed, the persons named as proxies on the enclosed proxy card intend to vote “FOR” the election of the nominees. If any nominee should become unavailable for election, the shares will be voted for such substitute nominee as may be proposed by our Board of Directors. However, we are not aware of any circumstances that would prevent any of the nominees from serving.

In nominating individuals to become members of the Board of Directors, the Governance Committee considers the experience, qualifications, and skills of each potential member. Each nominee brings a strong and unique background and set of skills to the Board, giving the Board as a whole competence and experience in a wide variety of areas. The Governance Committee and the Board of Directors considered the following information, including the specific experience, qualifications, attributes or skills, in concluding each individual was an appropriate nominee to serve as a member of our Board for the term commencing at this year’s Annual Meeting (ages are as of May 6, 2011).

John F. Bookout, III	Director Since 2006
Age — 57

Finance Committee — Member
Governance Committee — Member

Mr. Bookout has served as a Managing Director of Kohlberg Kravis Roberts & Co., a private equity firm, since March 2008. Previously, he served as Senior Advisor to First Reserve Corporation, a private equity firm specializing in the energy industry, from 2006 to March 2008. Until 2006, he was a director of McKinsey & Company, a global management consulting firm, which he joined in 1978. Mr. Bookout previously served as a director of Tesoro Corporation from 2006-2010. The Board of Directors is nominating Mr. Bookout in consideration of his:

•	global experience with the petroleum refining and marketing industry and oil and gas exploration and development industry;

•	expertise in private equity and finance; and

•	experience as a board member for public companies, including McDermott.

Roger A. Brown	Director Since 2005
Age — 66

Compensation Committee — Member
Governance Committee — Chairman

From 2005 until his retirement in 2007, Mr. Brown was Vice President, Strategic Initiatives of Smith International, Inc., a supplier of goods and services to the oil and gas exploration and production industry, the petrochemical industry and other industrial markets. Mr. Brown was President of Smith Technologies (a business unit of Smith International, Inc.) from 1998 until 2005. Mr. Brown has also served as a director of Ultra Petroleum Corp. since 2007 and Boart Longyear Limited since 2010. The Board of Directors is nominating Mr. Brown in consideration of his:

•	executive leadership experience in the oil and gas exploration and production industry;

•	knowledge of corporate governance issues; and

•	experience as a board member for public companies, including McDermott.

Stephen G. Hanks	Director Since 2009
Age — 60

Audit Committee — Member
Finance Committee — Member

From November 2007 until his retirement in January 2008, Mr. Hanks was President of the Washington Division of URS Corporation, an engineering, construction and technical services company, and he also served as a member of URS Corporation’s Board of Directors during that time. Previously, from June 2001 to November 2007 he was President and CEO of Washington Group International, Inc. (“Washington Group”), an integrated engineering, construction and management services company which was acquired by URS Corporation in 2007, and also served on its Board of Directors. Mr. Hanks has also served as a director of Lincoln Electric Holdings, Inc. since 2006 and as a director of The Babcock & Wilcox Company since 2010. The Board of Directors is nominating Mr. Hanks in consideration of his:

•	experience in executive leadership, including his position as the Chief Executive Officer of Washington Group;

•	background and knowledge in the areas of accounting, auditing and financial reporting, having previously served as a Chief Financial Officer;

•	experience in the engineering and construction industry; and

•	experience as a board member for public companies, including McDermott.

Stephen M. Johnson	Director Since 2010
Age — 59

President and Chief Executive Officer

Mr. Johnson has been President and Chief Executive Officer of McDermott and a member of our Board since July 2010. Previously, he served as President and Chief Executive Officer of J. Ray McDermott, S.A., one of our subsidiaries, from January 2010 to July 2010; President and Chief Operating Officer of McDermott from April 2009 to December 2009, and from 2001 to 2008 as Senior Executive Vice President and Member, Office of the Chairman, at Washington Group and at URS Corporation, which acquired Washington Group in 2007. Prior to joining Washington Group, Mr. Johnson held various management positions within Fluor Corporation, an engineering, procurement, construction and maintenance services company, from 1973 through 2001. The Board of Directors is nominating Mr. Johnson in consideration of his:

•	position as our President and Chief Executive Officer;

•	experience in executive leadership for public companies in the engineering and construction industry, encompassing global experience, technical knowledge and complex business and financial structuring, as well as experience in the oil & gas, chemical processing, power generation, transportation, mining and government businesses;

•	operational and financial expertise in the engineering and construction industry, both in the United States and in international markets, including having resided, worked or led complex business transactions in the United States, Europe, the Middle East and Asia Pacific regions;

•	recognized leader in the area of risk management within the engineering and construction industry, having participated in the founding of the Engineering & Construction Risk Institute, a global organization focused on developing best practices in risk management, of which he is now Chairman; and

•	broad knowledge of the demands and expectations of our core customers.

D. Bradley McWilliams	Director Since 2003
Age — 69

Audit Committee — Member
Finance Committee — Chairman

From April 1995 until his retirement in April 2003, Mr. McWilliams was Senior Vice President and Chief Financial Officer of Cooper Industries Ltd., a worldwide manufacturer of electrical products, tools and hardware. He was Vice President of Cooper Industries from 1982 until April 1995. Mr. McWilliams has served as a director of The Babcock & Wilcox Company since 2010 and previously served as a director of Kronos Incorporated from 1993 to 2005. The Board of Directors is nominating Mr. McWilliams in consideration of his:

•	background in public accounting;

•	background and knowledge in the areas of accounting, auditing and financial reporting, having served as a Chief Financial Officer of a public company; and

•	experience as a board member for public companies, including McDermott.

Thomas C. Schievelbein	Director Since 2004
Age — 57

Compensation Committee — Chairman
Governance Committee — Member

From November 2001 until his retirement in November 2004, Mr. Schievelbein was President of Northrop Grumman Newport News, a subsidiary of the Northrop Grumman Corporation, a global defense company. From October 1995 to October 2001, he served as Executive Vice President and Chief Operating Officer of Newport News Shipbuilding, Inc. Mr. Schievelbein has also served as a director of Huntington Ingalls Industries, Inc. since 2011, The Brinks Company since 2009 and New York Life Insurance Company since 2006. The Board of Directors is nominating Mr. Schievelbein in consideration of his:

•	operational, business technology development and risk mitigation and control experience gained through previous executive leadership;

•	experience with the oversight of compensation strategies and plans; and

•	experience as a board member for public companies, including McDermott.

Mary Shafer-Malicki	Director Since 2011
Age — 50

Compensation Committee — Member
Finance Committee — Member

From July 2007 until her retirement in March 2009, Ms. Shafer-Malicki was Senior Vice President and Chief Executive Officer of BP Angola, a subsidiary of BP p.l.c., an oil and natural gas exploration, production, refining and marketing company. Previously, Ms. Shafer-Malicki served as Chief Operating Officer of BP Angola from January 2006 to June 2007, and various other international engineering and managerial positions within BP p.l.c. Ms. Shafer-Malicki has also served as a director of Ausenco Limited since January 2011. The Board of Directors is nominating Ms. Shafer-Malicki in consideration of her:

•	experience in the upstream energy and supporting infrastructure businesses;

•	knowledge of and experience with our core customers;

•	executive experience and business leadership skills, including operations, strategy, commercial, safety and supply chain management; and

•	significant international experience, having resided in and executive or management experience in Europe, Asia Pacific and Africa.

David A. Trice	Director Since 2009
Age — 63

Audit Committee — Chairman
Compensation Committee — Member

From February 2000 until his retirement in May 2009, Mr. Trice was Chief Executive Officer of Newfield Exploration Company, an oil and natural gas exploration and production company, and served as Chairman of its board from September 2004 to May 2010. Mr. Trice has served as a director of New Jersey Resources Corporation since 2004. Mr. Trice previously served as a director of Grant PrideCo, Inc. from 2003 to 2008 and Hornbeck Offshore Services, Inc. from 2002 to 2011. The Board of Directors is nominating Mr. Trice in consideration of his:

•	executive experience as a Chief Executive Officer of a public company;

•	experience in the oil and gas exploration and production business;

•	background and knowledge in the areas of accounting, auditing and financial reporting; and

•	experience as a board member for public companies, including as a chairman of a public company.

Our Board recommends that stockholders vote “FOR” each of the nominees named above.

Corporate Governance

We maintain a corporate governance section on our Web site which contains copies of our principal governance documents. The corporate governance section may be found at www.mcdermott.com at “Corporate Governance — Board Committees” and “Corporate Governance — Governance Policies.” The corporate governance section contains the following documents:

Amended and Restated Articles of  Incorporation
By-Laws
Corporate Governance Guidelines
Code of Ethics for CEO and Senior  Financial Officers
Board of Directors Conflicts of Interest  Policies and Procedures
Audit Committee Charter
Compensation Committee Charter
Finance Committee Charter
Governance Committee Charter

In addition, our Code of Business Conduct may be found on our Web site at www.mcdermott.com at “Corporate Governance — Code of Conduct.”

Director Independence

The New York Stock Exchange listing standards require our Board of Directors to be comprised of at least a majority of independent directors. For a director to be considered independent, our Board must determine that the director does not have any direct or indirect material relationship with us. To assist it in determining director independence, and as permitted by New York Stock Exchange rules then in effect, the Board previously established categorical standards which conform to, or are more exacting than, the independence requirements in the New York Stock Exchange listing standards. These standards are contained in the Corporate Governance Guidelines found on our Web site at www.mcdermott.com under “Corporate Governance — Governance Policies.”

Based on these independence standards, our Board of Directors has affirmatively determined that the following directors are independent and meet our categorical standards:

John F. Bookout, III	D. Bradley McWilliams
Roger A. Brown	Thomas C. Schievelbein
Ronald C. Cambre	Mary Shafer-Malicki
Stephen G. Hanks	David A. Trice

In addition, our board also determined, prior to their resignations, that the following directors who served during 2010 prior to the completion of the Spin-off were independent and met our categorical standards: Robert W. Goldman, Oliver D. Kingsley, Jr. and Richard W. Mies.

In determining the independence of the directors, our Board considered ordinary course transactions between us and other entities with which the directors are associated, none of which were determined to constitute a material relationship with us. Messrs. Cambre, Schievelbein and Trice have no relationship with McDermott, except as a director and stockholder. Messrs. Brown and Hanks and Ms. Shafer-Malicki are directors of entities with which we transact business in the ordinary course. Mr. Bookout is an outside consultant for an affiliate of an entity with which we transact business in the ordinary course. Messrs. Hanks and McWilliams are directors of B&W, which pursuant to the transition services agreements entered into by McDermott and B&W prior to the Spin-off, McDermott has transacted with following the Spin-off. Our Board also considered unsolicited contributions by us to charitable organizations with which the directors were associated. Mr. Hanks serves as a director of a charitable organization to which we made unsolicited contributions between 2008 and 2009. The charitable contribution was in the usual course of our annual giving programs.

Executive Sessions

Our independent directors meet in executive session without management on a regular basis. Currently, Ronald C. Cambre, our non-executive Chairman of the Board, serves as the presiding director for these executive sessions.

Communications With the Board

Stockholders or other interested persons may send written communications to the independent members of our Board, addressed to Board of Directors (independent members), c/o McDermott International, Inc., Corporate Secretary’s Office, 757 N. Eldridge Pkwy., Houston, Texas 77079. Information regarding this process is posted on our Web site at www.mcdermott.com under “Corporate Governance — Board Committees.”

Board of Directors and Its Committees

Our Board met 13 times during 2010.  All directors attended 75% or more of the meetings of the Board and of the committees on which they served during 2010. In addition, as reflected in our Corporate Governance Guidelines, we have adopted a policy that each member of our Board must make reasonable efforts to attend our Annual Meeting. All directors then serving on the Board attended our 2010 Annual Meeting.

Our Board currently separates the positions of Chief Executive Officer and Chairman of the Board. Mr. Johnson serves as our Chief Executive Officer, and Mr. Cambre serves as our non-executive Chairman. Our Board believes that this leadership structure is appropriate for McDermott at this time because it allows Mr. Johnson, who was appointed Chief Executive Officer in July 2010, to set our strategic direction and manage our day-to-day operations and performance, while our non-executive Chairman is able to lead the Board in its responsibilities while also monitoring and objectively evaluating Mr. Johnson’s performance as Chief Executive Officer.

As part of its oversight function, the Board monitors various risks that McDermott faces. Our Chief Risk Officer administers our Enterprise Risk Program, or ERP, and presents information to senior management and the Board on matters relating to the ERP. In connection with the ERP, the Board reviewed key external, strategic, operational and financial risks and discussed the effectiveness of current efforts to mitigate certain focus risks. Our Board has delegated to each of the Audit, Compensation, Finance and Governance Committees oversight of risks for each committee’s oversight areas, as set forth in their respective charters, and has directed that each committee periodically report to the Board on those risks.

Our Board currently has, and appoints the members of, standing Audit, Compensation, Finance and Governance Committees. Each of those committees is comprised entirely of independent non-management directors and has a written charter approved by the Board. The current charter for each standing Board committee is posted on our Web site at www.mcdermott.com under “Corporate Governance — Board Committees.” Additionally, in January 2010 our Board established a special Restructuring Committee in connection with the Spin-off. Following the completion of the Spin-off, that committee was dissolved in August 2010.

The current members of the committees are identified below. Attendance at committee meetings is open to every director, regardless of whether he/she is a member of the committee.

Audit Committee:

Mr. Trice (Chairman)
Mr. Hanks
Mr. McWilliams

During the year ended December 31, 2010, the Audit Committee met four times. The Audit Committee’s role is financial oversight. Our management is responsible for preparing financial statements, and our independent registered public accounting firm is responsible for auditing those financial statements. The Audit Committee is not providing any expert or special assurance as to our financial statements or any professional certification as to the independent registered public accounting firm’s work.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of McDermott’s independent registered public accounting firm. The committee, among other things, also reviews and discusses McDermott’s audited financial statements with management and the independent registered public accounting firm.

Our Board has determined that Messrs. Trice, Hanks and McWilliams each qualify as an “audit committee financial expert” within the definition established by the Securities and Exchange Commission (“SEC”). For more information on the backgrounds of these directors, see their biographical information under “Election of Directors” above.

Compensation Committee:

Mr. Schievelbein (Chairman)
Mr. Brown
Ms. Shafer-Malicki
Mr. Trice

During the year ended December 31, 2010, the Compensation Committee met seven times. The Compensation Committee has overall responsibility for our officer compensation plans, policies and programs and has the authority to engage and terminate any compensation consultant or other advisors to assist the committee in the discharge of its responsibilities.

In November 2010, after a selection process, the Compensation Committee selected Pay Governance, LLC as its compensation consultant, and Pay

Governance has been advising the Compensation Committee on the matters described above since that time. From February 2010 to November 2010, Meridian Compensation Partners LLC, or Meridian, which spun-off from Hewitt Associates LLC in February 2010, served as the consultant to the Compensation Committee. Prior to its spin-off of Meridian, Hewitt Associates LLC served as the consultant to the Compensation Committee since October 2007. The Compensation Committee considers recommendations from our Chief Executive Officer regarding the compensation of our executive officers. Please see the “Compensation Discussion and Analysis” and “Compensation of Executive Officers” sections of this proxy statement for information about our 2010 executive officer compensation, including a discussion of the role of the Compensation Committee’s compensation consultant.

The Compensation Committee administers our Executive Incentive Compensation Plan, or EICP, under which it awards annual cash-based incentive compensation to our officers based on the attainment of annual performance goals. The Compensation Committee approves, among other things, target EICP compensation for each officer, expressed as a percentage of the officer’s base salary for that year, and financial goals applicable to EICP compensation. For 2010, the Compensation Committee authorized our Chief Executive Officer to establish individual goals for our other executive officers applicable to EICP compensation and, in coordination with his direct reports, to select such other officers and key employees to participate in the EICP and establish appropriate individual performance goals for them. Under both our 2001 Directors and Officers Long-Term Incentive Plan, which we refer to as the 2001 D&O Plan, and our 2009 McDermott International, Inc. Long-Term Incentive Plan, which we refer to as the 2009 LTIP, our Compensation Committee may delegate some of its duties to our Chief Executive Officer or other senior officers.

Finance Committee:

Mr. McWilliams (Chairman)
Mr. Bookout
Mr. Hanks
Ms. Shafer-Malicki

During the year ended December 31, 2010, the Finance Committee met six times. The Finance Committee has the overall responsibility of reviewing and overseeing financial policies (including any dividend recommendations and stock repurchase programs) and financial strategies, mergers, acquisitions, financings, liabilities, investment performance of our pension plans and the capital structures of McDermott and its subsidiaries. Generally, the Finance Committee has responsibility over such matters up to $50 million, and for such activities involving amounts over $50 million, the Finance Committee will review the activity and make a recommendation to the Board.

Governance Committee:

Mr. Brown (Chairman)
Mr. Bookout
Mr. Schievelbein

During the year ended December 31, 2010, the Governance Committee met six times. This committee, in addition to other matters, recommends to our Board of Directors: (1) the qualifications, term limits and nomination and election procedures relating to our directors; (2) nominees for election to our Board of Directors; and (3) compensation of non-management directors. This committee will consider individuals recommended by stockholders for nomination as directors in accordance with the procedures described under “Stockholders’ Proposals.” Our Governance Committee has primary oversight responsibility for our compliance and ethics program, excluding certain oversight responsibilities assigned to the Audit Committee, and our director and officer insurance program. In conjunction with the Compensation Committee, the Governance Committee oversees the annual evaluation of our Chief Executive Officer. Additionally, the Governance Committee reviews our executive management succession planning on at least an annual basis.

In May 2010, at the request of the Chairman of the Governance Committee, Meridian performed a market analysis of nonemployee director compensation using our Custom Peer Group (as defined in “Compensation Discussion and Analysis”) and made recommendations regarding nonemployee director compensation to the Governance Committee. Based on those recommendations, the Governance Committee recommended no changes in the form and amounts of non-management director compensation for 2010. Our management is not substantively involved in Meridian’s market analysis or recommendation regarding non-management director compensation.

Compensation Policies and Practices and Risk

The Compensation Committee has concluded that risks arising from McDermott’s compensation policies and practices for McDermott employees are not reasonably likely to have a materially adverse effect on McDermott. In reaching this conclusion, the Compensation Committee considered the policies and practices in the following paragraph.

The Compensation Committee regularly reviews the design of our significant compensation programs with the assistance of its compensation consultant. We believe our compensation programs motivate and retain our executive officer employees while allowing for appropriate levels of business risk through some of the following features:

•	Reasonable Compensation Programs — Using the elements of total direct compensation, the Compensation Committee seeks to provide compensation opportunities for employees targeted at or near the median compensation of comparable positions in our market. As a result, we believe the total direct compensation of executive officer employees provides a reasonable and appropriate mix of cash and equity, annual and longer-term incentives, and performance metrics.

•	Emphasize Long-Term Incentive Over Annual Incentive Compensation — Long-term incentive compensation typically makes up a larger percentage of an executive officer employee’s total direct compensation than annual incentive compensation. Incentive compensation helps drive performance and align the interests of those employees with those of stockholders. However, tying a significant portion of an employee’s total direct compensation to long-term incentives (which typically vest over a period of three or more years) helps to promote longer-term perspectives regarding company performance.

•	Clawback Policy — The Compensation Committee has adopted a policy under which McDermott shall seek to recover any incentive-based award granted to any executive officer as required by the provisions of the Dodd-Frank Wall-Street Reform and Consumer Protection Act or any other “clawback” provision required by law or the listing standards of the New York Stock Exchange.

•	Long-Term Incentive Compensation Subject to Forfeiture — The Compensation

Committee may terminate any outstanding stock award if the recipient (1) is convicted of a misdemeanor involving fraud, dishonesty or moral turpitude or a felony, or (2) engages in conduct that adversely affects or may reasonably be expected to adversely affect the business reputation or economic interests of the Company.

•	Linear and Capped Incentive Compensation Payouts — The Compensation Committee establishes financial performance goals which are used to plot a linear payout formula for annual incentive compensation, eliminating payout “cliffs” between the established performance goals. The maximum payout for the annual incentive compensation is capped at 200% percent of target.

•	Use of Multiple and Appropriate Performance Metrics — Utilizing diversified performance measures helps prevent compensation opportunities from being overly weighted toward the performance result of a single measure. In general, our incentive programs are historically based on a mix of financial and individual goals. In recent years our primary financial performance metric has been operating income. Compared to other financial metrics, operating income is a measure of the profitability of our business which helps drive accountability at our operating segments thereby reducing risks related to incentive compensation by putting the focus on quality of revenues not quantity. Additionally, commencing in 2011, the Compensation Committee utilized total shareholder return and return on invested capital as additional performance measures.

•	Stock Ownership Guidelines — Our executive officers and directors are subject to share ownership guidelines which also helps promote longer-term perspectives and align the interests of our executive officers and directors with those of our stockholders. In 2010 we increased the stock ownership requirements for both our executive officers and non-management directors to further emphasize this alignment of interests.

Compensation Committee Interlocks and Insider Participation

All members of our Compensation Committee are independent in accordance with the New York Stock Exchange listing standards. No member of the Compensation Committee (1) was, during the year ended December 31, 2010, or had previously been, an officer or employee of McDermott or any of its subsidiaries or (2) had any material interest in a transaction of McDermott or a business relationship with, or any indebtedness to, McDermott. No interlocking relationship existed during the year ended December 31, 2010 between any member of the Board of Directors or the Compensation Committee and an executive officer of McDermott.

Director Nomination Process

Our Governance Committee has determined that a candidate for election to our Board of Directors must meet specific minimum qualifications. Each candidate should:

•	have a record of integrity and ethics in his/her personal and professional life;

•	have a record of professional accomplishment in his/her field;

•	be prepared to represent the best interests of our stockholders;

•	not have a material personal, financial or professional interest in any competitor of ours; and

•	be prepared to participate fully in Board activities, including active membership on at least one Board committee and attendance at, and active participation in, meetings of the Board and the committee(s) of which he or she is a member, and not have other personal or professional commitments that would, in the Governance Committee’s sole judgment, interfere with or limit his or her ability to do so.

In addition, the Governance Committee also considers it desirable that candidates possess the following qualities or skills:

•	each candidate should contribute positively to the collaborative culture among Board members; and

•	each candidate should possess professional and personal experiences and expertise relevant to our businesses and industries.

While McDermott does not have a specific policy addressing board diversity, the Board recognizes the benefits of a diversified board and believes that any search for potential director candidates should consider diversity as to gender, ethnic background and personal and professional experiences. The Governance Committee solicits ideas for possible candidates from a number of sources — including independent director candidate search firms, members of the Board and our senior level executives.

In 2010, our Governance Committee engaged Russell Reynolds Associates (“Russell Reynolds”), an independent director search firm, in order to assist in selecting director candidates. After review and consideration of approximately 25 prospective candidates identified by Russell Reynolds, Ms. Shafer-Malicki was appointed to the Board on February 17, 2011 in consideration of her extensive experience in our industry and other qualifications.

Any stockholder may nominate one or more persons for election as one of our directors at an annual meeting of stockholders if the stockholder complies with the notice, information and consent provisions contained in our By-Laws. See “Stockholders’ Proposals” in this proxy statement and our By-Laws, which may be found on our Web site at www.mcdermott.com at “Corporate Governance — Governance Policies.”

The Governance Committee will consider candidates identified through the processes described above and will evaluate each of them, including incumbents, based on the same criteria. The Governance Committee also takes into account the contributions of incumbent directors as Board members and the benefits to us arising from their experience on the Board. Although the Governance Committee will consider candidates identified by stockholders, the Governance Committee has sole discretion whether to recommend those candidates to the Board. None of the director nominees for the 2011 Annual Meeting are standing for election for the first time, with the exception of Mr. Johnson and Ms. Shafer-Malicki, who were appointed to the Board in July 2010 and February 2011, respectively.

Compensation of Directors

The table below summarizes the compensation earned by or paid to our nonemployee directors during the year ended December 31, 2010. In connection with the Spin-off, Messrs. Goldman and Kingsley and Admiral Mies resigned as members of the Board of Directors on July 30, 2010.

Director Compensation Table

	Fees Earned or	Stock
Name	Paid in Cash(1)	Awards(2)	Total
John F. Bookout, III	$95,000	$109,979	$204,979
Roger A. Brown	$106,750	$109,979	$216,729
Ronald C. Cambre	$247,500	$109,979	$357,479
Robert W. Goldman	$68,000	$109,979	$177,979
Stephen G. Hanks	$91,750	$109,979	$201,729
Oliver D. Kingsley Jr.	$57,250	$109,979	$167,229
D. Bradley McWilliams	$108,250	$109,979	$218,229
Richard W. Mies	$57,250	$109,979	$167,229
Thomas C. Schievelbein	$107,750	$109,979	$217,729
David A. Trice	$105,750	$109,979	$215,729

(1)	See “Fees Earned or Paid in Cash” below for a discussion of the amounts reported in this column.

(2)	See “Stock and Option Awards” below for a discussion of the amounts reported in this column.

The compensation for nonemployee directors for 2010 was comprised of cash and equity compensation earned by directors in connection with their service as directors. The cash compensation consisted of retainers and meeting fees described in more detail below. The equity compensation consisted of restricted stock awards issued under our 2009 LTIP. Employee directors do not receive any compensation for their service as directors.

Fees Earned or Paid in Cash.  Under our 2010 director compensation program, cash compensation for nonemployee directors consisted of the following:

•	an annual retainer of $45,000 (prorated for partial terms);

•	a fee of $2,500 for each Board meeting personally attended, $1,750 for each meeting of a committee of which they are a member personally attended and $1,000 for each Board meeting and meeting of a committee of which they are a member attended by telephone.

The Non-Executive Chairman receives a fee of $1,750 for any committee meeting personally attended and $1,000 for any committee meeting attended by telephone. Until its dissolution in August 2010, any director who attended a meeting of the Restructuring

Committee received a fee of $1,750 for each meeting personally attended and $1,000 for each meeting attended by telephone.

The chairs of Board committees and the Non-Executive Chairman receive additional annual retainers as follows (pro-rated for partial terms):

•	the chair of the Audit Committee: $20,000;

•	the chair of the Compensation Committee: $15,000;

•	the chair of each of the Finance Committee and the Governance Committee: $10,000; and

•	the Non-Executive Chairman: $150,000.

The chair of the Restructuring Committee also received a retainer of $15,000 in 2010.

Since May 2009, all director annual retainers are paid in quarterly installments.

Stock and Option Awards.  In addition to the fees provided to our directors described above, we granted equity awards to our directors in 2010 under the 2009 LTIP.

Under the 2009 LTIP, nonemployee directors may be granted stock options, restricted stock, performance units, restricted stock units and performance share awards, in such amounts and on such terms as the Compensation Committee or the Board may determine from time to time. In 2010, each of our nonemployee directors received 4,243 shares of restricted stock. Under the terms of each award, the restricted stock vested immediately on the grant date.

The amounts reported in the “Stock Awards” column represent the grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718. Under FASB ASC Topic 718, the

fair value of restricted stock is determined on the date of grant and is not remeasured. Grant date fair values are determined using the closing price of our common stock on the date of grant for restricted stock.

The following table reflects the number of shares and grant date fair value, computed in accordance with FASB ASC Topic 718, with respect to each restricted stock award granted to nonemployee directors in 2010 and the restricted stock and stock option awards each nonemployee director had outstanding as of December 31, 2010.

Equity Awards Granted to Directors in 2010 and
Outstanding at December 31, 2010

	Equity Awards
	Granted in 2010
		Shares of		Equity Awards Outstanding at
		Restricted	Grant Date	December 31, 2010
Name	Grant Date	Stock	Fair Value	Stock Awards	Option Awards
John F. Bookout, III	May 13, 2010	4,243	$109,979	0	6,105
Roger A. Brown	May 13, 2010	4,243	$109,979	0	38,085
Ronald C. Cambre	May 13, 2010	4,243	$109,979	0	0
Robert W. Goldman	May 13, 2010	4,243	$109,979	0	0
Stephen G. Hanks	May 13, 2010	4,243	$109,979	0	0
Oliver D. Kingsley, Jr.	May 13, 2010	4,243	$109,979	0	0
D. Bradley McWilliams	May 13, 2010	4,243	$109,979	0	37,876
Richard W. Mies	May 13, 2010	4,243	$109,979	0	0
Thomas C. Schievelbein	May 13, 2010	4,243	$109,979	0	72,538
David A. Trice	May 13, 2010	4,243	$109,979	0	0

Named Executives Profiles

The following profiles provide summary information regarding the experience and 2010 compensation of our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers, who were employed by McDermott as of December 31, 2010, whom we refer to as our “Continuing Named Executives.” The Continuing Named Executives, our former Chief Executive Officer, Mr. John A. Fees, who became Chairman of the Board of Directors of B&W following the Spin-off, our former Chief Financial Officer, Mr. Michael S. Taff, who became Chief Financial Officer of B&W following the Spin-off, and Mr. Brandon C. Bethards, who became the Chief Executive Officer of B&W following the Spin-off, and would have been one of our three other most highly compensated executive officers had he been employed by McDermott as of December 31, 2010, are collectively referred to as our “Named Executives.” Information on Messrs. Fees, Taff and Bethards is provided in the

Compensation Discussion and Analysis and the compensation-related tables included in this proxy statement.

The Continuing Named Executive profiles provide biographical information, including age as of May 6, 2011, and summarize the compensation disclosures that are provided in the Compensation Discussion and Analysis and executive compensation tables in this proxy statement. These profiles are supplemental, and are being provided in addition to, and not in substitution for, the detailed compensation tables required by the Securities Exchange Commission that follow the Compensation Discussion and Analysis. Please consult the more detailed compensation tables and the accompanying footnotes following the Compensation Discussion and Analysis for an explanation of how the compensation information is calculated.

Stephen M. Johnson

President & Chief Executive Officer & Director

Age: 59

Tenure with McDermott: 2 years

Mr. Johnson has served as our President and Chief Executive Officer since July 2010. Previously, he served as: President and Chief Executive Officer of J. Ray McDermott, S.A., one of our subsidiaries, from January 2010 to July 2010; our President and Chief Operating Officer from April 2009 to December 2009; and from 2001 to 2008 as Senior Executive Vice President and Member, Office of the Chairman, at Washington Group International, Inc. (“Washington Group”) and at URS Corporation, which acquired Washington Group in 2007. Prior to joining Washington Group, Mr. Johnson held various management positions within Fluor Corporation, an engineering, procurement, construction and maintenance services company, from 1973 through 2001.

2010 Compensation

Annual Base Salary
Base Salary Earned	$827,083

Annual Incentive Compensation
Executive Incentive Compensation Plan	$1,218,863

Long-Term Incentive Compensation
Restricted Stock Units(1)	$1,249,956
Stock Options(1)	$865,313

Retention Agreement Grant
Restricted Stock(1)	$1,422,186

Pension Plan
Annual Change in Present Value of Accumulated Pension Benefit	N/A

Other Compensation
Deferred Compensation Plan Contribution	$69,375
Thrift Match	$7,095
Service-Based Thrift Contribution	$7,350
Tax Gross-Ups	$21,025
Perquisites and Personal Benefits	$58,838

2010 Total Compensation

Equity Awarded in 2010

March 4, 2010	Stock Options	141,597 shares(2)
March 4, 2010	Restricted Stock Units	95,493 units(2)
August 2, 2010	Restricted Stock	113,412 shares

(1)	All equity grants are disclosed at the grant date fair value of the award.

(2)	As adjusted pursuant to the equity conversion in connection with the Spin-off.

Perry L. Elders

Senior Vice President, Chief Financial Officer

Age: 49

Tenure with McDermott: 1 year

Mr. Elders has served as our Senior Vice President and Chief Financial Officer since July 2010, and served in that capacity at our subsidiary J. Ray McDermott, S.A. from April 2010 to July 2010. Previously, he served as: Executive Vice President and Chief Financial Officer from February 2006 to April 2009, and Senior Financial Advisor from November 2005 to February 2006, of Bristow Group, Inc., a worldwide provider of helicopter services; Director, Financial Consulting of Sirius Solutions, an independent business consulting firm, from July 2005 to February 2006; and Vice President and Chief Accounting Officer of Vetco International, Ltd., a provider of upstream oil and gas production facilities, process systems, technology and products, from August 2004 to May 2005. Mr. Elders spent 20 years (1983-2003) in public accounting firms where he became an audit partner specializing in multi-national energy service companies. Mr. Elders is a Certified Public Accountant.

2010 Compensation

Annual Base Salary
Base Salary Earned(1)	$315,114

Annual Incentive Compensation
Executive Incentive Compensation Plan	$398,147

Long-Term Incentive Compensation
Restricted Stock Units(2)	$517,021
Stock Options(2)	$396,788

Pension Plan
Annual Change in Present Value of Accumulated Pension Benefit	N/A

Other Compensation
Deferred Compensation Plan Contribution(1)	$0
Thrift Match	$6,709
Service-Based Thrift Contribution	$7,350
Tax Gross-Ups	$0
Perquisites and Personal Benefits	$0

2010 Total Compensation

Equity Awarded in 2010

May 13, 2010	Stock Options	60,292 shares(3)
May 13, 2010	Restricted Stock Units	38,661 units(3)

(1)	Mr. Elders’ base salary earned reflects his earnings from his April 30, 2010 hire date. No Deferred Compensation Plan contribution was made to Mr. Elders in 2010 because he was not an employee at the time such contributions were made.

(2)	All equity grants are disclosed at the grant date fair value of the award.

(3)	As adjusted pursuant to the equity conversion in connection with the Spin-off.

Gary L. Carlson

Senior Vice President, Human Resources

Age: 56

Tenure with McDermott: 1 year

Mr. Carlson has served as our Senior Vice President, Human Resources since July 2010. Previously, he served as: Senior Vice President, Human Resources and Organization Development for our subsidiary J. Ray McDermott, S.A. from March 2010 to July 2010; Senior Vice President, Human Resources of MWH Global, Inc., an energy and environmental engineering, construction and water resource management firm, from 2008 to 2010; and Vice President, Human Resources of KBR, Inc., an engineering, construction and services company, from 2004 to 2008.

2010 Compensation

Annual Base Salary
Base Salary Earned(1)	$243,333

Annual Incentive Compensation
Executive Incentive Compensation Plan	$334,400

Long-Term Incentive Compensation
Restricted Stock Units(2)	$527,051
Stock Options(2)	$165,771

Pension Plan
Annual Change in Present Value of Accumulated Pension Benefit	N/A

Other Compensation
Deferred Compensation Plan Contribution(1)	$0
Thrift Match	$6,583
Service-Based Thrift Contribution	$7,300
Tax Gross-Ups	$24,600
Perquisites and Personal Benefits	$68,367

2010 Total Compensation

Equity Awarded in 2010

May 13, 2010	Stock Options	25,189 shares(3)
May 13, 2010	Restricted Stock Units	39,411 units(3)

(1)	Mr. Carlson’s base salary earned reflects his earnings from his March 29, 2010 hire date. No Deferred Compensation Plan Contribution was made to Mr. Carlson in 2010 because he was not an employee at the time such contributions were made.

(2)	All equity grants are disclosed at the grant date fair value of the award.

(3)	As adjusted pursuant to the equity conversion in connection with the Spin-off.

Liane K. Hinrichs

Senior Vice President, General Counsel & Corporate Secretary

Age: 53

Tenure with McDermott: 12 years

Ms. Hinrichs has been our Senior Vice President, General Counsel and Corporate Secretary since October 2008. Previously, she served as our: Vice President, General Counsel and Corporate Secretary from January 2007 to September 2008; Corporate Secretary and Associate General Counsel, Corporate Compliance and Transactions from January 2006 to December 2006; Associate General Counsel, Transactions, Corporate Compliance and Deputy Corporate Secretary from June 2004 to December 2005; Assistant General Counsel, Corporate Secretary and Transactions from October 2001 to May 2004; and Senior Counsel from May 1999 to September 2001. Prior to joining McDermott in 1999, she was a partner in a New Orleans law firm.

2010 Compensation

Annual Base Salary
Base Salary Earned	$419,225

Annual Incentive Compensation
Executive Incentive Compensation Plan	$317,673

Long-Term Incentive Compensation
Restricted Stock Units(1)	$399,963
Stock Options(1)	$276,912

Retention Agreement Grant
Restricted Stock(1)	$654,563

Pension Plan
Annual Change in Present Value of Accumulated Pension Benefit	$121,620

Other Compensation
Deferred Compensation Plan Contribution	$29,549
Thrift Match	$6,629
Service-Based Thrift Contribution	$1,108
Tax Gross-Ups	$0
Perquisites and Personal Benefits	$0

2010 Total Compensation

Equity Awarded in 2010

March 4, 2010	Stock Options	45,313 shares(2)
March 4, 2010	Restricted Stock Units	30,556 units(2)
August 2, 2010	Restricted Stock	52,198 shares

(1)	All equity grants are disclosed at the grant date fair value of the award.

(2)	As adjusted pursuant to the equity conversion in connection with the Spin-off.

John T. Nesser, III

Executive Vice President & Chief Operating Officer

Age: 62

Tenure with McDermott: 13 years

Mr. Nesser has been our Executive Vice President and Chief Operating Officer since July 2010. Previously, he served as: Executive Vice President and Chief Operating Officer of J. Ray McDermott, S.A. since October 2008; Executive Vice President, Chief Administrative and Legal Officer from January 2007 to September 2008; Executive Vice President and General Counsel from January 2006 to January 2007; Executive Vice President, General Counsel and Corporate Secretary from February 2001 to January 2006; Senior Vice President, General Counsel and Corporate Secretary from January 2000 to February 2001; Vice President and Associate General Counsel from June 1999 to January 2000; and Associate General Counsel from October 1998 to June 1999. Previously, he served as a managing partner of Nesser, King & LeBlanc, a New Orleans law firm, which he co-founded in 1985.

2010 Compensation

Annual Base Salary
Base Salary	$509,381

Annual Incentive Compensation
Executive Incentive Compensation Plan	$609,729

Long-Term Incentive Compensation
Restricted Stock Units(1)	$324,986
Stock Options(1)	$224,998

Retention Agreement Grant
Restricted Stock(1)	$871,254

Pension Plan
Annual Change in Present Value of Accumulated Pension Benefit	$160,951

Other Compensation
Deferred Compensation Plan Contribution	$36,806
Thrift Match	$6,577
Service-Based Thrift Contribution	$0
Tax Gross-Ups	$0
Perquisites and Personal Benefits	$0

2010 Total Compensation

Equity Awarded in 2010

March 4, 2010	Stock Options	36,818 shares(2)
March 4, 2010	Restricted Stock Units	24,828 units(2)
August 2, 2010	Restricted Stock	69,478 shares

(1)	All equity grants are disclosed at the grant date fair value of the award.

(2)	As adjusted pursuant to the equity conversion in connection with the Spin-off.

Executive Officers

Set forth below is the age (as of May 6, 2011), the principal positions held with McDermott or our subsidiaries, and other business experience information for each of our current executive officers other than our Continuing Named Executives. For information on our Continuing Named Executives, see “Named Executives Profiles” above. Unless we otherwise specify, all positions described below are positions with McDermott International, Inc.

Scott V. Cummins, 48, has served as our Vice President and General Manager, Asia Pacific, since July 2010. Previously, he served as: Vice President and General Manager, Asia Pacific, of our subsidiary J. Ray McDermott, S.A. (“JRM”) from April 2008 to July 2010; Vice President, Asia Pacific Business Development, Sales and Marketing, of JRM from September 2006 to April 2008; Business Development Director of JRM from September 2003 to August 2006; and Division Manager, Middle East Fabrication Operations of JRM from November 1999 to September 2003. Mr. Cummins joined McDermott in June 1986, and his earlier positions with the Company include positions in marine, fabrication and project operations roles.

Daniel M. Houser, 56, has served as our Senior Vice President, Operations, since November 2010. Previously, he served as: our Vice President and General Manager, Europe and Caspian, from July 2010 to November 2010; Vice President and General Manager of JRM from May 2000 to July 2010; Vice President of JRM from August 1999 to May 2000; Vice President and Area Executive of JRM from March 1998 to August 1999; and Vice President and Group Executive of JRM from March 1997 to March 1998. Mr. Houser has held various other positions since he joined McDermott in 1977.

John T. McCormack, 64, has served as our Senior Vice President, Operations, since July 2010. Previously, he served as: Senior Vice President, Operations of JRM from January 2006 to July 2010; Vice President of JRM from May 2004 to January 2006; and Vice President, Project Services of JRM since he joined McDermott in January 2003 to May 2004.

Stewart A. Mitchell, 44, has served as our Vice President and General Manager, Middle East, since July 2010. Previously, he served as: Vice President and General Manager of JRM from July 2007 to July 2010; General Manager of Middle East Projects of JRM from October 2005 to June 2007, Project Director and Manager of numerous projects for JRM from January 2002 to September 2005 and Construction Management and Field Operations of JRM from June 1992 to December 2001. Prior to joining McDermott in 1992, he held Project Engineering positions with European Marine Contractors (a joint venture company of Brown & Root and Saipem SpA).

Steven W. Roll, 52, has served as our Vice President, Business Development and Operational Strategy since July 2010. Previously, he served as: Vice President, Business Development and Operational Strategy of JRM from May 2010 to July 2010; Vice President of JRM from April 2008 to May 2010; and Vice President and General Manager of JRM from January 2002 to April 2008. Mr. Roll has held various other positions since he joined McDermott in 1980.

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis, or CD&A, provides information relevant to understanding the 2010 compensation of our executive officers identified in the Summary Compensation Table, whom we refer to as our Named Executives. The following discussion also contains statements regarding future individual and company performance targets and goals. These targets and goals are disclosed in the limited context of our compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We caution investors not to apply these statements to other contexts.

Executive Summary

In 2010, our Compensation Committee continued its commitment to targeting reasonable and competitive total direct compensation for our Named Executives, with a significant portion of that compensation being performance-based. The Compensation Committee also took into special consideration the intended Spin-off of our subsidiary, B&W, which was completed on July 30, 2010. Because of the complexity and significance of the anticipated Spin-off and the material changes it would have on the company and its operations, our Compensation Committee implemented compensation practices during this transitional year that differed from our traditional practices. Individual elements of our compensation structure during this transitional year sought to incentivize operational performance, long-term stock appreciation and the completion of the Spin-off, and the individual elements of total direct compensation were structured with these goals in mind.

Reflecting our Compensation Committee’s compensation philosophy, compensation arrangements in 2010 for our Named Executives (excluding retention payments made in connection with the Spin-off and the sign-on equity grant provided to Mr. Carlson, as discussed in further detail below) resulted in:

•	target total direct compensation within approximately 15% of the median compensation for officers in comparable positions in our market, with the exception of Messrs. Elders and Nesser;

•	performance-based compensation accounting for over 46% of target total direct compensation, on average; and

•	performance-based compensation accounting for 50% of target long-term incentive compensation.

As in prior years, our Compensation Committee continued to believe that a significant portion of a Named Executive’s compensation should be performance-based, designed to promote and reward the achievement of short-and longer-term objectives that are expected to drive stockholder value. Performance-based compensation for 2010 reflected a balance among the goals of driving operational performance, pursuing long-term stock appreciation and completing the Spin-off. As a result, McDermott continued to utilize traditional metrics, such as tying annual incentives to operating income and granting stock options as a component of long-term incentives, while adding incentives for certain Named Executive Officers based on completion of the Spin-off. In using these performance metrics and emphasizing longer-term performance incentives, the Compensation Committee believes that our compensation practices help to create stockholder value without encouraging executives to take unnecessary and excessive risks to earn incentive compensation. See “Corporate Governance — Board of Directors and Its Committee — Policies and Practices on Risk” for information regarding the relationship between our compensation practices and risks.

In anticipation of the Spin-off, the Compensation Committee made certain adjustments within each element of total direct compensation as set forth below:

•	Annual Base Salary: For Messrs. Johnson’s and Bethards’ annual base salary increase effective April 1, the Compensation Committee considered market range compensation based on the market data for the chief executive officer of a standalone company rather than the chief executive officer of a business unit. The Compensation Committee determined this treatment was appropriate because, in anticipation of the pending Spin-off, Messrs. Johnson and Bethards had begun assuming responsibilities that were more typical of the chief executive officer of a standalone company, including meeting with investors and presenting to analysts.

•	Annual Incentive: The financial performance component of the annual incentive for Messrs. Johnson and Bethards was based entirely on operating income attributable to their respective business units. The target annual incentive for those employees not employed by one of our business units prior to the Spin-off, our “Corporate” employees, including Messrs. Fees and Taff and Ms. Hinrichs, was tied to completing the Spin-off, prorated through the effective date of the Spin-off. For Corporate employees, the remainder of the year’s award opportunity consisted of a financial performance component and an individual performance component.

•	Long-Term Incentive: In 2010, our Compensation Committee awarded restricted stock units to emphasize retention of key employees and stock options to reward stock price appreciation. Although performance shares have been a component of our long-term incentive compensation in recent years, the Compensation Committee determined in 2010, in anticipation of the pending Spin-off, that it was more appropriate for the post-spin Board of Directors of each of the two standalone companies to establish performance targets and metrics tailored to the strategies of the post-spin companies. As a result, performance shares were not awarded during 2010. Additionally, Mr. Fees was not awarded a long-term incentive during 2010, because it was anticipated he would serve as Chairman of the Board of Directors of B&W following the Spin-off and would not be an employee of McDermott or B&W at that time. We have returned to the use of performance shares in 2011, granting performance shares that comprised 50% of long-term incentive for officers.

Highlights of McDermott’s performance in 2010 include:

•	Completion of the Spin-off on July 30, 2010;

•	Consolidated operating income of $314.9 million, which was the primary metric for annual incentive compensation for our Named Executives;

•	Stock price appreciation from December 31, 2009 to December 31, 2010 of approximately 65%, excluding the value attributed to the Spin-off distribution of B&W common stock.[1]

Following the completion of the Spin-off, we reviewed our compensation policies and practices and, based on this review, instituted the following changes:

•	Our Compensation Committee and Board of Directors approved a new form of change-in-control agreement that was entered into with several of our executive officers following the Spin-off. The new change-in-control agreements: (1) contain what is commonly referred to as a “double trigger,” that is, they provide benefits only upon an involuntary termination or constructive termination of the executive officer within one year following a change in control; (2) do not provide for excise tax gross-ups, thereby eliminating the gross-up provisions in prior agreements; and (3) require the applicable officer’s execution of a release prior to payment of certain benefits. For more information, please see “Employment and Severance Arrangements — Change-In-Control Agreements” in this Compensation Discussion and Analysis.

•	In an effort to further align the interests of stockholders and our directors and officers, our Governance Committee approved revised stock ownership guidelines that require our officers at the level of vice president or above and non-management directors to retain a significantly greater amount of McDermott stock than required by our previous stock ownership guidelines. For more information, please see “Other Compensation Policies — Stock Ownership Guidelines” in this Compensation Discussion and Analysis.

•	Our Compensation Committee adopted a clawback policy under which McDermott shall seek to recover any incentive-based award granted to any executive officer as required by the provisions of the Dodd-Frank Wall-Street Reform and Consumer Protection Act or any other “clawback” provision

1 The excluded value attributed to the distribution of B&W stock is based on the opening trading price of B&W common stock as quoted on the NYSE Consolidated Transactions Reporting System on August 2, 2010, the first day of “regular way” trading for B&W common stock following the Spin-off.

required by law or the listing standards of the New York Stock Exchange.

Additionally, in March 2011, our Compensation Committee returned to the use of performance shares as a component of long-term incentive compensation. Long — term incentive awards to Continuing Named Executives in 2011 were comprised of 50% performance shares, 25% restricted stock units and 25% stock options, excluding Mr. Nesser who did not receive any long-term incentive compensation for 2011 as a result of his intentions to retire by year-end 2011. Combining the grant of performance shares with the continued use of stock options, 75% of target long-term incentive compensation for 2011 is performance-based.

Overview of Compensation Programs and Objectives

Philosophy and Objectives.  Our compensation programs are based on our belief that our ability to attract, retain and motivate qualified employees to develop, expand and execute sound business opportunities is essential to the success of our company. To that end, the Compensation Committee, with the assistance of its compensation consultant, has designed and administered compensation programs with the participation of our management. These programs generally seek to provide compensation that:

•	incentivizes and rewards short- and long-term performance, continuity of service and individual contributions; and

•	promotes retention of well-qualified executives, while aligning the interests of our executives with those of our stockholders.

For 2010, we structured compensation in anticipation of the Spin-off. As a result, compensation arrangements in 2010 sought to balance operational performance, long-term stock appreciation and the completion of the Spin-off.

Compensation Consultant.  Our Compensation Committee determined it appropriate to engage a new compensation consultant following the completion of the Spin-off. After a selection process involving six compensation consulting firms, Pay Governance LLC, or “Pay Governance,” was selected, and has served as the consultant to the Compensation Committee on executive and director compensation matters since November 2010. Pay Governance provides advice and analysis to the Compensation Committee on the design, structure and level of executive and director compensation, attends meetings of the Compensation Committee and participates in executive sessions without members of management present. Prior to November 2010, Meridian Compensation Partners LLC or “Meridian,” (which was spun-off from Hewitt Associates LLC, or “Hewitt,” in February 2010), served as the consultant to the Compensation Committee on executive and director compensation. Prior to its spin-off of Meridian, Hewitt served as the consultant to the Compensation Committee since October 2007.

In connection with their services to the Compensation Committee, both Pay Governance and Meridian sought and received input from our executive management on various matters and worked with our executive management to formalize proposals for the Compensation Committee.

In 2010, neither Pay Governance nor Meridian performed any services for McDermott other than as described above. Hewitt assisted our management in preparing the performance graph included in our annual report on Form 10-K for the year ended December 31, 2010. Hewitt had been providing that service to management for several years prior to serving as the Compensation Committee’s consultant, and the fees for that service amounted to less than $2,000 in 2010.

Elements.  With the objectives outlined above in mind, the Compensation Committee has approved annual compensation for Named Executives, principally consisting of the following three elements:

•	annual base salary;

•	annual incentives; and

•	long-term incentives.

Collectively, we refer to these elements as the “total direct compensation” of a Named Executive.

Annual base salary provides a fixed level of compensation that helps attract and retain highly qualified executives. Annual incentive and long-term incentive compensation are the principal performance-based components of a Named Executive’s compensation. The annual incentive element is cash-based compensation generally designed to incentivize a Named Executive to achieve performance goals relative to the then-current fiscal year. Long-term incentives are generally equity-based and are designed to retain and closely align the interests of Named Executives with our stockholders. Performance-based long-term incentive compensation is designed to promote the achievement of performance goals, only over a longer period — typically of three years. Additionally, in 2010, retention grants were made to certain of our Named Executives in connection with their continued employment through the Spin-off. The retention grants were made pursuant to the terms of the retention agreements entered into with those Named Executives in December 2009. For more information on these retention grants, see “Long-Term Incentive Compensation” below.

As we discuss in more detail below, the Compensation Committee also administers several plans as part of our post-employment compensation arrangements designed to reward long-term service and performance.

Target Total Direct Compensation.  The Compensation Committee seeks to provide reasonable and competitive compensation. As a result, it targets the elements of total direct compensation for our Named Executives generally within approximately 15% of the median compensation of our market for comparable positions. Throughout this CD&A, we refer to compensation that is within approximately 15% of market median as “market range” compensation.

The Compensation Committee may set elements of total direct compensation above or below the market range to account for a Named Executive’s performance and experience, internal equity and other factors or situations that are not typically captured by looking at standard market data and practices and that the Compensation Committee deems relevant to the appropriateness and/or competitiveness of a Named Executive’s compensation.

When making decisions regarding individual compensation elements, the Compensation Committee also considered the effect on the Named Executive’s target total direct compensation and target total cash-based compensation (annual base salary and annual incentives), as applicable. Our Compensation Committee’s goal is to establish target compensation for each element it considers appropriate to support the compensation objectives that, when combined, create a target total direct compensation award for each Named Executive that is reasonable and competitive.

Defining Market Range Compensation — Benchmarking.  To identify median compensation for each element of total direct compensation, the Compensation Committee relies on “benchmarking” — reviewing the compensation of our Named Executives relative to the compensation paid to similarly situated executives at companies we consider our peers. As a result, the annual base salary, target annual incentive compensation and target long-term incentive compensation as a whole for each of the Named Executives is benchmarked. However, the specific performance metrics and performance levels used within elements of annual and long-term compensation are designed for the principal purpose of supporting our strategic and financial goals and/or driving the creation of stockholder value, and, as a result, are not generally benchmarked.

At the request of the Compensation Committee, Meridian conducted a market compensation analysis and provided advice regarding the median compensation of the three elements of total direct compensation for our officers, including the Named Executives. Using survey data from its proprietary compensation database (adjusted upwards by Meridian for the purpose of bringing the market data current), Meridian collected information from companies generally reflecting the size, scope and complexity of the business and executive talent at McDermott. To account for the size of our operations relative to peer companies, Meridian used regression analysis to adjust the market information on peer companies based on revenue. Prior to the Spin-off, Meridian analyzed information from two principal peer groups, the JRM/Corporate Group and the Babcock & Wilcox Group, to account for the diversity of geography and industry among our operations at that time. In anticipation of the Spin-off, Meridian also conducted a review of possible peer companies for McDermott and B&W post Spin-off. Through this review, the “Post-Spin Group” for McDermott was selected and approved by the Compensation Committee. In 2010, no Named Executives’ compensation was benchmarked against the Babcock & Wilcox Group other than Mr. Bethards. The component companies of each group are included on page 46 of this Compensation Discussion and Analysis.

JRM/Corporate Group.  With the exception noted below, the JRM/Corporate Group was the primary compensation benchmark prior to the Spin-off for our executives at the segments previously referred to as our corporate and Offshore Oil and Gas Construction segments, both of which are based in Houston, Texas. This group was compiled by Meridian with assistance from our management. The JRM/Corporate Group consisted of 43 companies with operations in engineering, construction, government operations and/or energy, and was generally utilized in determining market range compensation for Messrs. Johnson, Fees, Taff, Carlson and Nesser and Ms. Hinrichs. For

Mr. Johnson, the JRM/Corporate Group was adjusted by Meridian in consideration of the lower revenues of JRM as a standalone company as compared to McDermott. The Post-Spin Group was used as the benchmark for Mr. Johnson’s compensation adjustments in connection with his promotion to President and Chief Executive Officer of McDermott following the completion of the Spin-off.

Babcock & Wilcox Group.  The Babcock & Wilcox Group was the primary compensation benchmark for executives of our former Power Generation Systems and Government Operations segments, including Mr. Bethards. This group consisted of 27 engineering, construction and/or governments operations companies that were more specifically representative of our former Power Generation Systems and Government Operations segments.

Post-Spin Group.  The Post-Spin Group was utilized as the primary compensation benchmark for McDermott’s officers following the Spin-off, including for Mr. Johnson’s promotion to President and Chief Executive Officer of McDermott on July 30, 2010. Because of the proximity of the Spin-off to Mr. Elders’ date of hire, the Post-Spin Group was also utilized in determining the market range compensation for Mr. Elders when he was hired in April 2010. Meridian compiled this group with assistance from our management. The group consisted of 14 energy equipment and services and construction and engineering companies.

Custom Peer Group.  The Custom Peer Group was used by Meridian on a limited basis as a comparator to the JRM/Corporate Group and the Babcock & Wilcox Group. This group was identified by Hewitt in October 2007 with the assistance of management. The Custom Peer Group consisted of nine engineering and construction companies and is the same group we used in the performance graph included in our annual report on Form 10-K for the years ended December 31, 2007 and 2008. Compensation information for Custom Peer Group companies was based on information reported by those companies in publicly available Securities and Exchange Commission filings.

In this CD&A references to “market” or “our market” are references to the compensation of executives at companies within the JRM/Corporate Group, Babcock & Wilcox Group or Post-Spin Group, as applicable.

Total Direct Compensation

2010 Overview.  Excluding the retention awards and the sign-on grant made to Mr. Carlson, the 2010 target total direct compensation for each of our Named Executives was within the market range of target total direct compensation, except for Messrs. Elders and Nesser. The target total direct compensation for Mr. Elders was set slightly above market range due to the level of compensation that was considered appropriate to induce Mr. Elders to accept the Chief Financial Officer position and the value of long-term incentives granted to him in connection with his hiring. The target total direct compensation for Mr. Nesser was set above market range based on his lengthy experience with and his depth of knowledge of McDermott.

The chart below shows the 2010 target total direct compensation by element for each Named Executive. Because the amount of compensation actually paid through the compensation elements that are performance-based is not fixed at the outset, Named Executives may earn compensation above or below the market range for similarly situated executives in our market.

2010 Target Total Direct Compensation Summary(1)

		Annual
		Incentive(2)	Long-Term
Named Executive	Annual Base Salary	(% of Salary)	Incentive
S. M. Johnson(3) Pres. & CEO, JRM	$768,750	85%	$2,500,000
Pres. & CEO, MII	$920,000	100%	—
J. A. Fees	$922,500	100%	—
P. L. Elders	$470,000	70%	$1,034,000
M. S. Taff	$520,150	70%	$1,212,000
B. C. Bethards	$539,360	70%	$2,500,000
G. L. Carlson(4)	$320,000	55%	$432,000
L. K. Hinrichs	$422,300	55%	$800,000
J. T. Nesser	$512,500	70%	$650,000

(1)	When we refer to Total Direct Compensation in this “Compensation Discussion and Analysis,” we exclude the retention payments made in connection with the Spin-off. See “Compensation Discussion and Analysis — Employment and Severance Agreements — Retention Agreements” for a discussion of those payments.

(2)	When making decisions as to the elements of a Named Executive’s total direct compensation, the Compensation Committee considers the dollar value of annual incentive compensation, but typically awards this element as percentages of annual base salary. This is primarily because our market generally targets annual incentive on a percentage-of-salary basis.

(3)	In connection with Mr. Johnson’s promotion to President and Chief Executive Officer of McDermott on July 30, 2010, his annual base salary and annual incentive compensation target were increased. No additional long-term incentives were awarded to Mr. Johnson in connection with his promotion.

(4)	Mr. Carlson’s target long-term incentive compensation reflected on this chart does not include a sign-on equity grant of restricted stock units that was made to offset compensation and benefits he forfeited when he left his previous employer to join McDermott.

While the Compensation Committee does not set a specific target allocation among the elements of total direct compensation, it believes that a significant portion of a Named Executive’s total direct compensation should be performance-based. Excluding the retention grants and Mr. Carlson’s sign-on grant, on average, performance-based compensation accounted for approximately 46.5% of a Named Executive’s 2010 target total direct compensation and 50% of his or her long-term incentive compensation. The average 2010 mix of target total direct compensation elements for our Named Executives was as follows:

(1) Excluding retention grants and Mr. Carlson’s sign-on equity grant.

Annual Base Salary

2010 Base Salaries.  In considering the April 1, 2010 salary adjustments, the Compensation Committee was provided with and took into account (1) the recommendation of our then current Chief Executive Officer, Mr. Fees, as to 2010 base salaries for Messrs. Johnson, Taff, Bethards, Carlson and Nesser and Ms. Hinrichs, (2) Meridian’s analysis of market compensation for those individuals and for Mr. Fees (as adjusted by Meridian to bring the data forward to April 1, 2010) and (3) tally sheets showing the 2009 compensation and benefits of Messrs. Johnson, Fees, Taff and Bethards, who were each Named Executives in 2009, and annual and long-term incentives and retention amounts previously awarded. Additionally, in May 2010, the Compensation Committee was provided with (1) the recommendation of our then current Chief Executive Officer, Mr. Fees, as to the 2010 base salary of Mr. Elders, and (2) Meridian’s analysis of market compensation for Mr. Elders.

In each instance, Meridian’s market analysis compared the recommended base salary and the target total direct compensation of each officer (assuming 2010 salary recommendations were approved and disregarding the retention payments and sign-on awards) to the median compensation of the applicable market.

The 2010 base salaries for our Named Executives were as follows:

	2010 Annual	Percent	Percent of
Named Executive	Base Salary(1)	Increase	Market(2)
S. M. Johnson
Pres. & CEO, JRM	$768,750	2.50%	83%
Pres. & CEO, MII	$920,000	N/A	114%
J. A. Fees	$922,500	2.50%	86%
P. L. Elders	$470,000	N/A	117%
M. S. Taff	$520,150	3.00%	98%
B. C. Bethards	$539,360	2.50%	51%
G. L. Carlson	$320,000	N/A	107%
L. K. Hinrichs	$422,300	3.00%	98%
J. T. Nesser	$512,500	2.50%	163%

(1)	Base salary adjustments were effective April 1, 2010.

(2)	Market = Median annual base salary, based on the benchmark applicable to the executive. 100% represents median compensation.

When considering base salaries effective April 1, 2010, the Compensation Committee sought to set salaries within the market range, with increases in line with expected adjustments of 2-3% in our market as reported by Meridian. Accordingly, Messrs. Johnson, Fees, Taff, Bethards and Nesser and Ms. Hinrichs each received a salary increase within this range. Following such salary increases and the establishment of salary for Messrs. Elders and Carlson, our Named Executives’ base salaries were generally within market range with the exception of Mr. Nesser. Although Mr. Nesser’s base salary was above market range, the Compensation Committee considered this to be appropriate, based upon his experience and depth of knowledge of our operations and in anticipation of his promotion to Chief Operating Officer of McDermott following the Spin-off.

In August 2010, in consideration of the market compensation analysis and recommendation provided by Meridian in connection with Mr. Johnson’s July 30, 2010 promotion to President and Chief Executive Officer of McDermott, the Compensation Committee increased Mr. Johnson’s base salary to $920,000, which was within market range.

Annual Incentive Compensation

2010 Overview and Target Compensation.  The Compensation Committee administers our annual incentive compensation program under our Executive Incentive Compensation Plan, which we refer to as the EICP.

The EICP is a cash incentive plan designed to motivate and reward our Named Executives and other key employees for their contributions to business goals and other factors that we believe drive our earnings and/or create stockholder value.

The target 2010 EICP compensation for our Named Executives was as follows:

	Target EICP
	(% of annual	Percent of
Named Executive	base salary)	Market(1)

S. M. Johnson(2)
Pres. & CEO, JRM	85%	85%
Pres. & CEO, MII	100%	87%
J. A. Fees	100%	88%
P. L. Elders	70%	86%
M. S. Taff (3)	70%	96%
B. C. Bethards(3)	70%	88%
G. L. Carlson	55%	104%
L. K. Hinrichs	55%	89%
J. T. Nesser	70%	135%

(1)	Market = Median target annual incentive compensation, based on the benchmark applicable to the executive. 100% represents median compensation.

(2)	Mr. Johnson’s target EICP was prorated based on his length of service at his current and former positions.

(3)	Information provided for Messrs. Taff and Bethards is through the effective date of the Spin-off.

No changes were made to 2010 target EICP from the 2009 targets, except for Mr. Johnson, whose 2010 target EICP was increased effective and for the period beginning August 1, 2010 in connection with his promotion to President and Chief Executive Officer of McDermott. In connection with their hiring in 2010, the Compensation Committee set Messrs. Elders’ and Carlson’s 2010 target EICP at 70% and 55%, respectively, which was within the market range for their positions. Mr. Elders’ 2010 target EICP was prorated to take into account his April 30, 2010 hire date. Notwithstanding Mr. Carlson’s March 29, 2010 hire date, his 2010 target EICP was not prorated, in order to partially offset Mr. Carlson’s forfeiture of compensation and benefits at his previous employer. The Compensation Committee set 2010 target EICP for Messrs. Taff, Nesser and Bethards at the same level for internal equity reasons.

2010 EICP Performance Goals.  Traditionally, EICP compensation has consisted of a financial performance component and an individual performance component. To drive performance of McDermott’s operations, the 2010 EICP target compensation for business unit officers, including Messrs. Johnson and Bethards, was set utilizing the traditional financial and individual performance components. However, to drive the timely and successful completion of the Spin-off, 2010 EICP target compensation for our Corporate officers, including Messrs. Fees and Taff and

Ms. Hinrichs, was set based on the completion of the Spin-off. Generally, for non-Corporate executives the 2010 target EICP was split between financial and individual components as follows:

•	70% of target EICP was attributable to financial performance; and

•	30% of target EICP was attributable to individual performance.

Financial performance is the largest factor in determining EICP compensation, because the Compensation Committee generally considers it to be more objective and to more directly influence the creation of stockholder value, as compared to individual performance. Individual performance, however, serves as an important metric to help promote the achievement of strategic, non-financial goals. To reward significant individual contributions, the Compensation Committee maintained the individual component for 2010 at 30% of target EICP for 2010. However, to maintain the emphasis on financial performance, payment of EICP compensation (including for individual performance) required the attainment of a threshold level of financial performance. The maximum EICP compensation a Named Executive could earn in 2010 was 200% of target EICP. For all Named Executives, the Compensation Committee had the discretion to decrease an EICP payment.

As a result, for Messrs. Johnson, Elders, Carlson and Nesser, the EICP payment amount was principally determined based on: (1) the attainment of annual financial goals (which represented up to 140% of EICP compensation); and (2) the attainment of annual individual goals (which represented up to 60% of EICP compensation).

In connection with the Spin-off, however, the Compensation Committee determined that for our Corporate executive officers, including Messrs. Fees and Taff and Ms. Hinrichs, the primary component of 2010 EICP compensation was completing the Spin-off. These Corporate Named Executives were eligible to receive target EICP compensation, prorated through the effective date of the Spin-off. For the Corporate executive officers who continued employment with McDermott following the Spin-off, EICP compensation for the balance of 2010 was set based on the traditional financial and individual components applicable to their post-spin employment, prorated for the balance of 2010.

As a result, the EICP payment amount for Ms. Hinrichs was principally determined based on: (1) the completion of the Spin-off (which represented 100%, prorated for the period through the completion of the Spin-off); (2) the attainment of financial goals for the remainder of 2010 (which represented up to 140%, prorated for the balance of 2010); and (3) the attainment of individual goals for the remainder of 2010 (which represented up to 60%, prorated for the balance of 2010).

Mr. Fees’ EICP payment amount was determined based on the completion of the Spin-off, which represented 100% of target EICP, prorated for his period of service as a Corporate executive officer. Because of Mr. Taff’s departure to join B&W and Mr. Bethards’ continued employment with B&W following the Spin-off, and in accordance with the Employee Matters Agreement dated July 2, 2010 to which McDermott and B&W became parties in connection with the Spin-off (the “Employee Matters Agreement”), their EICP payment amounts were determined and paid by B&W in 2011.

The components of EICP compensation for each of the Continuing Named Executives are illustrated in the charts below.

2010 Financial Goals.  Historically, the Financial Goals for the EICP consisted of operating income levels related to McDermott and/or business unit operating income relevant to each Named Executive. Those Named Executives who were considered Corporate executive officers had Financial Goals generally based on consolidated McDermott operating income, whereas those Named Executives who were the chief executive officers of the business units had Financial Goals generally based on both consolidated McDermott operating income and business unit operating income. As discussed above, however, in connection with the Spin-off the Compensation Committee determined that the 2010 target award opportunity would be attributable to completing the Spin-off for Corporate executive officers. Additionally, the Compensation Committee determined that the chief executive officers of the business units (Messrs. Johnson and Bethards) should have Financial Goals entirely attributable to the operating income results of their respective business units. Accordingly, the respective business unit’s operating income was used for establishing each such Named Executive’s Financial Goals.

The Compensation Committee considers operating income an appropriate financial measure to use for compensation purposes, because it is the primary driver of net income, which the Compensation Committee expects to drive our stock price. In comparison to net income, however, operating income is more directly influenced by the revenues generated and costs incurred as a result of management action and is more readily allocable to our operating segments.

Historically, the Compensation Committee established three levels of operating income goals. These levels would determine the threshold, target and maximum amounts that would be paid under the financial component of the EICP, with target level being based on management’s internal estimates of operating income and threshold and maximum levels set as a percentage of the target level. The Compensation Committee designs incentive compensation to drive target level performance and does not believe that compensation should be earned for performance substantially below that level. As a result, no EICP compensation would be earned (including for individual performance) unless a threshold level of financial performance was attained. The Compensation Committee believes that Named Executives should be rewarded for superior financial performance. It therefore establishes a maximum level performance goal to incentivize higher performance, but caps the payout to maximize returns to stockholders for performance above the maximum payout level, thereby reducing risk related to incentive compensation.

The performance range between the threshold level and the maximum level was relatively narrow prior to 2009. In 2009, however, the Compensation Committee sought to increase the performance range between threshold and maximum level goals, making the maximum payment more difficult relative to target and reducing the minimum performance required to be attained before any EICP compensation would be earned. In addition, the Compensation Committee established a range for target comprised of three separate operating income goals. The intended effect of these changes was to reduce the significance of the impact of minor variations in financial results. The Compensation Committee maintained this approach in 2010, considering a number of performance goals recommended by management, including threshold level goals as low as 50% of target operating income and maximum level goals as high as 120% of target operating income. Similar to 2009, and in consultation with Meridian, the Compensation Committee set the 2010 threshold level operating income goal at 70% of target and the maximum level operating income goal at 120% of target. The operating income goals at the target level ranged from 95% of the target goal to 105% of the target goal.

A Named Executive would have been eligible to earn the following amounts under the 2010 EICP based on attaining the following levels of operating income:

Payout (as % of
Operating Income Performance Level	target EICP award)

Threshold (70% of Target)	25%
Target (Min) (95% of Target)	98%
Target (100%)	100%
Target (Max) (105% of Target)	102%
Maximum (120% of Target)	200%

For other levels of operating income between threshold and maximum, the percentage paid would have been determined by linear interpolation using the two neighboring pre-established performance levels and percentage payout of target award. No payment would have been earned under the EICP for 2010 if operating income results had been below the threshold level.

The operating income goals for 2010 EICP compensation were as follows:

	Threshold	Target (Min)	Target	Target (Max)	Maximum
	(70% of Target)	(95% of Target)	(100%)	(105% of Target)	(120% of Target)

JRM • Offshore Oil & Gas Construction	$222 million	$301 million	$317 million	$333 million	$380 million
B&W(1)	$210 million	$285 million	$300 million	$315 million	$360 million

(1)	The Compensation Committee set B&W performance goals based on internal budgets, excluding $33 million of mPower expenses expected to be incurred in 2010, to avoid the adverse impact of strategic investments on a long-term initiative on a Named Executive’s EICP compensation.

2010 Individual Goals.  Individual goals established for each Named Executive were tailored to the individual’s position and focused on supporting strategic initiatives and achieving common goals. Mr. Fees established the individual goals for Messrs. Johnson and Bethards. Messrs. Elders, Carlson and Nesser each proposed their respective individual goals, which were approved by Mr. Johnson. No pre Spin-off individual goals were established for Messrs. Fees and Taff and Ms. Hinrichs because their pre Spin-off EICP award was entirely attributable to completing the Spin-off. At the time the target EICP awards were determined, individual goals relating to post Spin-off employment with either McDermott or B&W were deferred to be addressed by the respective company, as applicable. Ms. Hinrichs proposed her post Spin-off individual goals, which were approved by Mr. Johnson. The individual goals and their respective weightings for our Continuing Named Executives’ 2010 EICP compensation are set forth in the table below.

Stephen M. Johnson:	• Establish new executive leadership team to assist McDermott with post Spin-off transitional activities and guide McDermott in the future (0-15%);
• Establish clearly articulated strategy for cash management and capital expenditures (0-15%);
• Establish succession plan for executive officers and one management layer beneath executives (0-15%); and
• Enhance working relationship with McDermott Board of Directors (0-15%).
Perry L. Elders:	• Review and assess post Spin-off capital structure, including liquidity and leverage (0-12%);
• Develop capital expenditure process, including authorization and monitoring (0-12%);
• Enhance financial department development and succession planning (0-12%);
• Develop roles and processes throughout McDermott finance organization (0-12%); and
• Enhance working relationship throughout McDermott (0-12%).
Gary L. Carlson:	• Establish a globally integrated talent development program (0-12%);
• Develop and implement a succession planning program (0-12%);
• Establish working relationship with Compensation Committee (0-12%);
• Assess and recommend go-forward plan for enterprise information technology (0-12%); and
• Build cohesive global human resources organization to meet needs of McDermott post-spin (0-12%).
Liane K. Hinrichs:	• Complete Spin-off related activities (0-60%).
John T. Nesser:	• Oversee operational transition following the Spin-off to stand alone marine construction company (0-12%);
• Achieve established operating income goals (0-12%);
• Increase backlog, in quantity and quality, from level at December 31, 2009 (0-12%);
• Enhance operations development and succession planning (0-12%); and
• Maintain high ethical standards through oversight and training and meet or exceed established safety goals (0-12%).

2010 Annual Incentive Compensation Payments.  The 2010 target and final EICP compensation amounts for each Named Executive are shown in the table below. No information is provided for Messrs. Taff or Bethards. Pursuant to the Employee Matters Agreement, B&W assumed responsibility for the grant and payment of 2010 annual incentive compensation for certain employees, including Messrs. Taff and Bethards, which compensation was earned in connection with their employment with B&W following the Spin-off and paid by B&W in 2011.

2010 EICP Payment Summary

	2010 EICP
Named	Target	Total 2010
Executive	% of Salary	Annual Incentive
S. M. Johnson(1)		$1,218,863
Pres. & CEO, JRM	85%
Pres. & CEO, MII	100%
J. A. Fees	100%	$535,808
P. L. Elders	70%	$398,147
G. L. Carlson	55%	$334,400
L. K. Hinrichs	55%	$317,673
J. T. Nesser	70%	$609,729

(1)	Mr. Johnson’s target EICP was prorated based on his length of service at his current and former positions.

Analysis of 2010 EICP Payments.  In February 2011, the Compensation Committee considered (1) McDermott’s 2010 consolidated operating income, as adjusted to compare to the established JRM operating income performance goals; (2) the non-management directors’ assessment of the individual performance of Mr. Johnson; (3) Mr. Johnson’s self-assessment of his individual performance relative to his individual goals; and (4) Mr. Johnson’s recommendation of each other Continuing Named Executive’s 2010 EICP compensation based on his assessment of the financial and individual performance applicable to each of those Continuing Named Executives.

In February 2010, the financial performance goals for 2010 EICP compensation were established based on the operating income of JRM, which was comprised of the reporting segment we previously referred to as the Offshore Oil & Gas Construction segment. As a result of the Spin-off, however, the Offshore Oil & Gas Construction segment no longer exists as a segment for financial reporting purposes. Therefore, in order to determine the financial goals attained, the Compensation Committee utilized McDermott’s consolidated operating income of $314.9 million, taking into account legacy corporate general and administrative expenses to establish the operating income attributable to JRM had the Spin-off not occurred. The Compensation Committee also specifically considered certain impairments and charges totaling approximately $73.1 million, including costs incurred in connection with the discontinuance of our fabrication yard in Kazakhstan, impairment charges on two of the four vessels we are retaining from the Secunda acquisition, which charges diminished operating income, and also the asset impairment costs of our charter fleet business, as discussed in our Annual

Report on Form 10-K for the year ended December 31, 2010.

Mr. Johnson.  Mr. Johnson earned approximately 160.3% of his 2010 target EICP, or $1,218,863. Based on McDermott’s 2010 financial results, Mr. Johnson was eligible to earn 190% of his 2010 target EICP compensation, subject to the assessment of his individual goals. Mr. Johnson’s 160.3% was comprised 132% under the financial performance component based on McDermott’s operating income and 28.3% under the individual component based on the Governance Committee’s assessment of Mr. Johnson’s individual performance against stated goals.

Mr. Fees.  In connection with the Spin-off and Mr. Fees’ termination of employment for “good reason” as defined in his retention agreement, Mr. Fees was paid his prorated 2010 EICP compensation in August 2010. Per the terms of his retention agreement, Mr. Fees was to be paid a cash payment equal to his target bonus under the EICP times a fraction, the numerator of which was the number of days elapsed in the year in which the termination took place and the denominator of which was 365. Based on his July 30, 2010 termination date, Mr. Fees’ target bonus of $922,500 was prorated such that he received an EICP payment of $535,808.

Mr. Elders.  Mr. Elders earned approximately 181.5% of his 2010 target EICP (which was prorated based on his length of service with McDermott during 2010), or $398,147. Based on McDermott’s 2010 financial results, Mr. Elders was eligible to earn 190% of his 2010 target EICP compensation. Mr. Elders’ 181.5% was comprised 133.7% under the financial performance component based on McDermott’s operating income and 47.8% under the individual component based on Mr. Johnson’s assessment of Mr. Elders’ individual performance against stated goals.

Mr. Carlson.  Mr. Carlson earned 190% of his 2010 target EICP, or $334,400. Based on McDermott’s 2010 financial results, Mr. Carlson was eligible to earn 190% of his 2010 target EICP compensation. Mr. Carlson’s 190% was comprised 133% under the financial performance component based on McDermott’s operating income and 57% under the individual component based on Mr. Johnson’s assessment that Mr. Carlson met or exceeded his individual goals.

Ms. Hinrichs.  As a Corporate employee, Ms. Hinrichs had 2 EICP periods during 2010. For the period prior to the Spin-off, and because of the completion of the Spin-off, Ms. Hinrichs earned 100% of her target EICP compensation, prorated for her length of service as a Corporate employee, or 7/12 of the year. For the period following the Spin-off, Ms. Hinrichs was eligible to earn 190% of her 2010 target EICP compensation, prorated for the balance of 2010, or 5/12 of the year. Following the Spin-off, Ms. Hinrichs earned 190% of her 2010 target EICP compensation, which was comprised 133% under the financial performance component based on McDermott’s operating income and 57% under the individual component based on Mr. Johnson’s assessment that Ms. Hinrichs met or exceeded her individual goals. As a result, Ms. Hinrichs earned 190% of her 2010 target EICP for 5/12 of the year, which combined with the pre Spin-off period, totaled $317,673.

Mr. Nesser.  Mr. Nesser earned approximately 171% of his 2010 target EICP, or $609,729. Based on McDermott’s 2010 financial results, Mr. Nesser was eligible to earn 190% of his 2010 target EICP compensation. Mr. Nesser’s 171% was comprised 133% under the financial performance component based on McDermott’s operating income and 38% under the individual component based on Mr. Johnson’s assessment of Mr. Nesser’s individual performance against stated goals.

Long-Term Incentive Compensation

The Compensation Committee believes that the interests of our stockholders are best served when a significant percentage of executive compensation is comprised of equity and other long-term incentives that appreciate in value contingent upon increases in the value of our common stock and other performance measures that reflect improvements in McDermott’s business fundamentals. Therefore, long-term incentive compensation represents the single largest element of our Named Executives’ total direct compensation.

Analysis of 2010 Equity Grants.

Mix of 2010 Equity.  In 2010, the type and mix of equity the Compensation Committee granted was principally a function of two factors: (1) the Compensation Committee’s desire to maintain a strong correlation between pay and performance in long-term incentives and (2) the anticipated Spin-off. As a result, the Compensation Committee allocated long-term incentive compensation to officers, including certain Named Executives, as follows (excluding retention payments made in connection with the Spin-off and the sign-on grant made to Mr. Carlson):

•	50% restricted stock units; and

•	50% non-qualified stock options.

To promote the retention of employees, restricted stock units represented a larger percentage of a Named Executive’s long-term incentive compensation than in the recent past. At the time of grant, the Compensation Committee anticipated that the restricted stock units would be converted at the Spin-off into restricted stock units of either McDermott or B&W, depending primarily on which company the recipient’s employment continued with post-spin. As a result, restricted stock units were intended to provide an immediate long-term retention for continuing employees. The restricted stock units generally vest one-third on the first, second and third anniversaries of the grant date.

To maintain its commitment to performance-based compensation, the Compensation Committee utilized stock options, which reward and drive performance based on absolute stock price improvement. The stock options also generally vest one-third on the first, second and third anniversaries of the grant date and have an option term of 7 years.

Consistent with our recent past practice, our grant agreements for awards made in 2010 contained a forfeiture provision. In 2010, this provision provided that, in the event the grantee is convicted of a felony or misdemeanor involving fraud, dishonesty or moral turpitude, or the grantee engages in conduct that adversely affects or, in the sole judgment of the Compensation Committee, may reasonably be expected to adversely affect, the business reputation or economic interests of the Company, then all rights and benefits awarded under the respective agreements are immediately forfeited, terminated and withdrawn.

The Compensation Committee also considered using performance shares in 2010, as it had each year since 2006. However, the Compensation Committee elected not to utilize performance shares as a component of long-term compensation during 2010, because it determined it was more appropriate for the post-spin board of directors at each post Spin-off company to establish performance targets and metrics tailored to the strategies of the post-spin company. The decision not to award performance shares was influenced by observed complexities in establishing goals for McDermott in the midst of significant change during the measurement period.

We anticipate that future long-term incentive compensation will continue to emphasize performance-based equity awards, including the use of performance shares. In March 2011, the Compensation Committee’s long-term compensation allocation for officers, excluding Mr. Nesser, who informed McDermott that he intends to retire by year-end 2011, was as follows:

•	50% performance shares;
•	25% restricted stock units; and
•	25% non-qualified stock options.

For more information regarding the 2010 restricted stock units and stock options, see the Grants of Plan-Based Awards table under “Compensation of Executive Officers” below and disclosures under “Compensation of Executive Officers — Estimated Future Payouts Under Equity Incentive Plan Awards.”

Value of 2010 Long-Term Incentive Compensation.  The 2010 target long-term incentive compensation for our Named Executives was as follows:

	Target LTI	Percent of
Named Executive(1)	Value	Market(2)
S. M. Johnson	$2,500,000	84%
P. L. Elders	$1,034,000	130%
M. S. Taff	$1,212,000	102%
B. C. Bethards	$2,500,000	79%
G. L. Carlson(3)	$432,000	120%
L. K. Hinrichs	$800,000	101%
J. T. Nesser	$650,000	102%

(1)	No long-term incentive award was granted to Mr. Fees in 2010 in anticipation of his termination of employment from McDermott in connection with the Spin-off.

(2)	Market = Median target long-term incentives based on the benchmark applicable to the executive. 100% represents median compensation.

(3)	Mr. Carlson’s target long-term incentive compensation does not include a sign-on equity grant of restricted stock units that was made to offset compensation and benefits he forfeited when he left his previous employer to join McDermott.

Meridian advised the Compensation Committee that due to economic and stock market conditions in 2010, the long-term incentive compensation of companies in our market decreased 10%-20% as compared to 2009. As a result of these market decreases, most of our executive officers, including Messrs. Johnson, Taff and Nesser and Ms. Hinrichs, received a lesser value of target long-term incentive compensation as compared to the 2009 target value awards (exclusive of the retention grants discussed below) in order for the

Compensation Committee to maintain their long-term incentive compensation within market range. The value of Messrs. Elders’ and Carlson’s long-term incentive compensation was above market range in order to induce Messrs. Elders and Carlson to accept positions at JRM with the expectation that they would become executive officers of McDermott upon completion of the Spin-off. As a result of internal equity considerations, the Compensation Committee set the same target long-term incentive value for Mr. Johnson and Mr. Bethards, although market data indicated that Mr. Bethards’ target long-term incentive compensation was approximately 21% below market — with the difference attributable to the use of different benchmarks for these positions.

As previously mentioned, Mr. Carlson was also granted additional long-term incentives in 2010 in the form of a sign-on grant of restricted stock units made to offset compensation and benefits he forfeited when he left his previous employer to join McDermott. The value of this sign-on grant was not included in setting Mr. Carlson’s target long-term incentive compensation.

Additionally, in connection with the Spin-off and pursuant to the retention agreements entered into by McDermott with certain key members of management in December 2009, as discussed in further detail below, Messrs. Johnson and Nesser and Ms. Hinrichs each received an additional award based on their continued employment with McDermott on the effective date of the Spin-off. Each of these Named Executives received an award of restricted stock equal in value to the sum of the Named Executive’s annual base salary and target bonus under the EICP in effect immediately prior to the effective date of the Spin-off. The restricted stock awards vest 100% on July 30, 2011, which is the first anniversary of the effective date of the Spin-off, provided the Named Executive remains employed with McDermott through that date. The Compensation Committee did not consider the retention agreement restricted stock awards when determining the value of long-term incentive to be awarded in 2010 because the restricted stock awards were an incentive to retain key members of management through the completion of and for one year following the Spin-off rather than to incentivize long-term performance. Additionally, pursuant to the retention agreements entered into in December 2009, at the time the 2010 target long-term incentive value was determined in early 2010, the restricted stock awards remained contingent and were not awarded until the completion of the Spin-off. The value of the retention agreement restricted stock award grants to Messrs. Johnson and Nesser and Ms. Hinrichs were as follows:

	Grant Date Fair
Named Executive	Value of Award	Shares Granted
S. M. Johnson	$1,422,186	113,412
L. K. Hinrichs	$654,563	52,198
J. T. Nesser	$871,254	69,478

Messrs. Bethards and Taff each received similar retention payments in the form of restricted stock award grants made by B&W equal in value to the sum of their respective annual base salary and target bonus in effect immediately prior to the effective date of the Spin-off, except that one-third of the value of Mr. Taff’s retention award was made in cash.

Sizing Long-Term Incentive Compensation.  The Compensation Committee generally determines the size of equity-based grants as a dollar value, rather than granting a targeted number of shares. The number of restricted stock units and stock options granted can be expressed through the following formula:

target value of target long-term incentive($) / FMV($).

The fair market value of one restricted stock unit or share of restricted stock was computed based on the full fair market value of McDermott’s common stock on the date of grant. The fair market value of one stock option was determined by Meridian using a Black-Scholes formula based also on the full fair market value of our common stock on the date of grant. For example, for the long-term incentive compensation granted to all of the Named Executives (except Messrs. Elders and Carlson) in February 2010, the fair market value of our common stock as of the date the grants were calculated (based on the closing price of our common stock on the New York Stock Exchange) was $25.37, compared to the discounted value of $17.11 for an option to acquire one share of our common stock. Because the long-term incentive compensation grants vest over three years, the number of shares calculated were rounded to the nearest multiple of three.

In prior years, fair market value of the stock was determined using a discounted share price to reflect the vesting conditions and transfer restrictions characterizing the equity awards. The valuation methodology was changed with respect to awards made in 2010, which had the intended effect of lowering the number of shares and units that otherwise would have been granted.

All outstanding long-term incentive awards prior to the Spin-off, including those granted in 2010, were converted or adjusted in connection with the Spin-off. For more information, see “Treatment of Equity-Based Compensation in Connection with the Spin-off” below.

Timing of Equity Grants.  To avoid timing equity grants ahead of the release of material non-public information, the Compensation Committee generally grants stock option and other equity awards effective as of the first day of the next open trading window following the meeting at which the grants are approved, which is generally the third NYSE trading day following the filing of our annual report on Form 10-K or quarterly report on Form 10-Q with the Securities and Exchange Commission. This practice was followed for all long-term incentive compensation grants to Named Executives in 2010, with the exception of the restricted stock award retention grants made to Messrs. Johnson and Nesser and Ms. Hinrichs pursuant to their retention agreements. The retention grants of restricted stock were earned on the effective date of the Spin-off and, therefore, were made on the first business day following that date.

Treatment of Equity-Based Compensation in Connection with the Spin-off.  In connection with the Spin-off, McDermott sought to preserve the intrinsic value of outstanding equity awards as of the date of the Spin-off. As a result, McDermott’s outstanding equity-based compensation awards were generally treated as follows:

•	Each outstanding option to purchase shares of McDermott common stock held by a director, officer or employee of McDermott who remained a director, officer or employee of McDermott and did not become a director, officer or employee of B&W immediately after the Spin-off was replaced with an adjusted option to purchase McDermott common stock. Each of those adjusted options reflected adjustments generally intended to preserve the intrinsic value of the original option and the ratio of the exercise price to the fair market value of the stock subject to the option, each as of the date of the Spin-off. The replacement options were generally made subject to the same terms and conditions as the options that were replaced. To the extent the options that were replaced had already vested, the replacement options were also vested.

•	Each outstanding option to purchase shares of McDermott common stock held by a person who was or became a director of B&W (but not of McDermott) or by a person who was or became an officer or employee of B&W immediately after the Spin-off was replaced with a substitute option to purchase shares of B&W common stock. Each of those substitute options have terms generally intended to preserve the intrinsic value of the original option and the ratio of the exercise price to the fair market value of the stock subject to the option, each as of the date of the Spin-off. The substitute options were generally made subject to the same terms and conditions as the options that were replaced. To the extent the options that were replaced had already vested, the substitute options were also vested.

•	Each outstanding option to purchase shares of McDermott common stock that was held by (1) a person who was a director of McDermott and who remained on the board of directors of McDermott and was also on the board of directors of B&W immediately after the Spin-off or (2) a person who was one of a small number of officers of B&W who would not serve as officers of B&W after the Spin-off (the “Former B&W Officers”) were replaced with both an adjusted McDermott stock option and a substitute B&W stock option. Both options, when combined, have terms that were generally intended to preserve the intrinsic value of the original option and the ratio of the exercise price to the fair market value of the stock subject to the option, each as of the date of the Spin-off. Both the replacement and the substitute options were generally made subject to the same terms and conditions as the original options. All McDermott stock options held by directors of McDermott as of the date of the Spin-off were previously vested pursuant to their original terms. Accordingly, all adjusted or substitute options issued to McDermott directors were also vested.

•	The McDermott restricted stock awards, restricted stock unit awards and deferred stock unit awards of officers or employees of McDermott who remained officers or employees of McDermott and did not become officers or employees of B&W immediately after the Spin-off were replaced with adjusted McDermott awards, each of which generally preserved the value of the original award as of the date of the Spin-off. The adjusted awards were generally made subject to the same terms and conditions as the awards that were replaced. As of the distribution date, none of McDermott’s directors held any restricted stock awards, restricted stock unit awards, deferred stock unit awards or performance share awards.

•	The McDermott restricted stock awards, restricted stock unit awards and deferred stock unit awards of persons who were or became officers or employees of B&W immediately after the Spin-off were converted into substitute B&W awards, each of which generally preserved the value of the original award as of the date of the Spin-off. The adjusted awards were generally made subject to the same terms and conditions as the awards being replaced.

•	The McDermott restricted stock unit awards and deferred stock unit awards of the Former B&W Officers were converted into rights to receive (1) an equivalent number of unrestricted shares of McDermott common stock and (2) one share of B&W common stock for every two shares of McDermott common stock, in accordance with the Spin-off. In the Spin-off, Former B&W Officers maintained their shares of McDermott restricted stock, which were already issued and outstanding on the record date of the Spin-off. As a result, Former B&W Officers received the distribution of B&W common stock payable with respect to these restricted shares in the Spin-off.

•	The McDermott performance share awards of officers or employees of McDermott who remained officers or employees of McDermott and did not become officers or employees of B&W immediately after the spin-off were converted into unvested rights to receive the value of deemed target performance in restricted stock units of McDermott common stock, with the same vesting terms as the original awards.

•	The McDermott performance share awards of persons who were or would be officers or employees of B&W immediately after the Spin-off were converted into unvested rights to receive the value of deemed target performance in restricted stock units of B&W common stock, with the same vesting terms as the original awards.

•	The McDermott performance share awards of the Former B&W Officers were converted into rights to receive the value of deemed target performance in restricted stock units of McDermott common stock and B&W common stock, in accordance with the one-for-two ratio used in the Spin-off.

•	One-half of Mr. Taff’s McDermott stock options, restricted stock, restricted stock units and performance shares were converted as if he were an officer of McDermott following the Spin-off, and the other half of such awards was converted as if he were an officer of B&W following the Spin-off.

In the case of adjusting McDermott options or granting substitute B&W options, the conversion formula resulted in fractional shares or fractional cents in some cases. Any fractional shares that were subject to adjusted McDermott options and substitute B&W options were disregarded, and the number of shares subject to such options was rounded down to the next lower whole number of shares. The exercise price for such options was rounded up to the next higher whole cent. There were no stock appreciation rights outstanding under the McDermott incentive plans at the time of the Spin-off.

Perquisites

Perquisites are not factored into the determination of the total direct compensation of our Named Executives, because they are typically provided to Named Executives on an exception basis.

We own a fractional interest in one aircraft through an aircraft management company, which we use for business purposes and make available to our Named Executives for limited personal use. When we permit the personal use of aircraft by a Named Executive, we have a choice regarding the amount of income imputed to the executive officer for that use. Under current Internal Revenue Service rules, we may impute to the executive officer the actual cost incurred by us for the flight or an amount based on Standard

Industry Fare Level (“SIFL”) rates set by the U.S. Department of Transportation. Imputing income based on SIFL rates usually results in less income tax liability to the executive officer but higher income taxes to us due to limitations on deducting aircraft expenses that exceed the income imputed to employees. To minimize our cost of permitting the personal use of the aircraft, we impute income for personal use of aircraft to our Named Executives in an amount that results in the least amount of tax burden for McDermott.

As required by applicable Securities and Exchange Commission rules, for purposes of our compensation related disclosures in this proxy statement, we calculate compensation in respect of personal use of corporate aircraft based on our “incremental cost.” We compute incremental cost for personal use of aircraft based on the actual cost incurred by us for the flight, including:

•	the cost of fuel;

•	a usage charge equal to the hourly rate charged by our flight operator multiplied by the flight time;

•	“dead head” costs, if applicable, of flying aircraft without passengers to and from locations; and

•	the dollar amount of increased income taxes we incur as a result of disallowed deductions under IRS rules.

Since the aircraft is used primarily for business travel, incremental costs generally exclude fixed costs such as the purchase price of our interest in the aircraft, aircraft management fees, depreciation, maintenance and insurance. Our cost for flights, whether business or personal, is not affected by the number of passengers. As a result, we do not assign any amount, other than the amount of any disallowed deduction, when computing incremental costs for the presence of guests accompanying a Named Executive on such flights. While we do not generally incur any additional cost, this travel may result in imputed income to the Named Executive and disallowed deductions on our income taxes. We will reimburse the Named Executive for the travel expenses of a guest accompanying a Named Executive, including the provision of a gross-up for any imputed income, but only when the presence of that guest is related to the underlying business purpose of the trip. We also provide our Named Executives with a tax gross-up for income incurred in connection with a relocation with McDermott or one of our affiliated companies. During 2010, in connection with the Spin-off and the realignment of the management teams for McDermott and B&W, relocation benefits, including tax gross-ups, were provided to certain executives under our relocation program.

On February 28, 2011 the Compensation Committee adopted a perquisite allowance for certain officers, including our Named Executives.

Retirement Plans

Overview.  We have provided retirement benefits for most of our U.S. employees, including our Named Executives, through sponsorship of a combination of qualified defined benefit pension plans, which we refer to as our “Retirement Plans,” and a qualified defined contribution 401(k) plan, which we refer to as our “Thrift Plan.” Prior to the Spin-Off, we sponsored the following Retirement Plans under which the eligible Named Executives were covered:

•	“Retirement Plan for Employees of McDermott Incorporated and Participating Subsidiary and Affiliated Companies” (the “MI Retirement Plan”);

•	“Retirement Plan for Employees of J. Ray McDermott Holdings, LLC and Participating Subsidiary and Affiliated Companies” (the “JRM Retirement Plan”);

•	“Retirement Plan for Employees of Babcock & Wilcox Governmental Operations” (the “B&W Governmental Operations Retirement Plan”); and

•	“Retirement Plan for Employees of Babcock & Wilcox Commercial Operations” (the “B&W Commercial Operations Retirement Plan”).

As a result of the Spin-off, we are no longer a sponsor of the B&W Government Operations Retirement Plan or the B&W Commercial Operations Retirement Plan.

In addition to the broad-based qualified plans described above, we sponsor unfunded, nonqualified excess retirement plans, which we refer to as “Excess Plans.” The Excess Plans cover a small group of highly compensated employees, including Messrs. Fees, Bethards and Nesser and Ms. Hinrichs, whose ultimate benefits under the Retirement Plans are reduced by Internal Revenue Code limits on the amount of benefits which may be provided under qualified plans and the amount of compensation which may be taken into account in computing benefits under qualified plans. Benefits under the Excess Plans are paid from our general assets.

In 2003, we closed the JRM Retirement Plan to new participants and froze benefit accruals for existing participants. In lieu of future defined benefit plan accruals under the JRM Retirement Plan, we amended our Thrift Plan to provide affected employees with an automatic cash contribution to their Thrift Plan account equal to 3% of the employee’s base pay, plus overtime pay, expatriate pay and commissions, which we refer to collectively as “thriftable earnings.”

In 2006, we closed the MI Retirement Plan, B&W Governmental Operations Retirement Plan and B&W Commercial Operations Retirement Plan to new salaried participants and froze benefit accruals for existing salaried participants with less than five years of credited service as of March 31, 2006, subject to specific annual cost-of-living increases. In lieu of future defined benefit plan accruals under those Plans, we further amended our Thrift Plan to provide an automatic cash contribution to the Thrift Plan accounts of affected employees and new hires in an amount between 3% and 8% of the employee’s thriftable earnings, based on their length of service. Mr. Taff did not participate in a Retirement Plan or an Excess Plan because he had not met the MI Retirement Plan eligibility requirements at the time that Plan was closed to new participants.

In 2007, we offered salaried participants in the MI Retirement Plan, B&W Governmental Operations Retirement Plan, and B&W Commercial Operations Retirement Plan with between five and 10 years of credited service as of January 1, 2007 the one-time irrevocable choice between (i) continuing to accrue future benefits under the Retirement Plan or (ii) freezing their Retirement Plan accrued benefit as of March 31, 2007, subject to annual cost-of-living increases, and receiving an automatic service-based cash contribution to their Thrift Plan account instead. Mr. Nesser and Ms. Hinrichs met this credited service criteria under the MI Retirement Plan and thus were affected by this action. Mr. Nesser and Ms. Hinrichs elected to continue accruing benefits under the Retirement Plan. As discussed below, as of June 30, 2010, all benefit accruals under the Retirement Plan were frozen, including Mr. Nesser’s and Ms. Hinrichs’ benefits under the Retirement Plan.

Messrs. Johnson, Elders, Taff and Carlson do not participate in a Retirement Plan or an Excess Plan, because their employment with McDermott commenced after new participation in the applicable Retirement Plan was closed, as discussed above.

During 2010, and in connection with the Spin-off, the Retirement Plans were realigned, such that assets and liabilities under these Plans which were attributable to B&W employees and certain former employees were transferred to the B&W Government Operations Retirement Plan and the B&W Commercial Operations Retirement Plan, as applicable, and the MI Retirement Plan was merged into the JRM Retirement Plan. These changes are described further below, under “Recent Changes to Retirement Plans.” Since the Spin-off, the only Retirement Plan we sponsor is the consolidated JRM Retirement Plan, which has been renamed the “McDermott (U.S.) Retirement Plan”.

See the Pension Benefit table under “Compensation of Executive Officers” below for more information regarding our Retirement Plans and our Excess Plans.

Recent Changes to Retirement Plans Covering Named Executives.  As of April 30, 2010, and in anticipation of the Spin-off, the assets and liabilities attributable to participants in the MI Retirement Plan who were either (1) active employees of B&W or one of its subsidiaries on July 1, 2010 (“B&W Employees”), or (2) terminated employees of McDermott, B&W or a subsidiary on July 1, 2010, but originally hired by B&W or one of its subsidiaries (“Former B&W Employees”), were transferred to the B&W Governmental Operations Retirement Plan, and, effective May 1, 2010, a subsidiary of B&W assumed sponsorship of the B&W Governmental Operations Retirement Plan from McDermott. The participants affected by this transfer became covered under the B&W Governmental Operations Retirement Plan, and are entitled to benefits under that Plan identical to those which they had accrued under the MI Retirement Plan as of the date of the transfer. For purposes of eligibility and vesting under the B&W Governmental Operations Retirement Plan, the affected participants were credited with service for any period of employment with McDermott or a subsidiary to the same extent that such service would be credited if it had been performed for B&W or one of its subsidiaries. For purposes of benefit levels, accruals and benefit commencement entitlements under the B&W Governmental Operations Retirement Plan, the affected participants were credited with service for any period of employment with McDermott or a subsidiary to the same extent that such service would have been taken into account pursuant to the terms of the MI

Retirement Plan. Mr. Fees was affected by this change, based on his status as a Former B&W Employee on the relevant date, and therefore his coverage was transferred from the MI Retirement Plan to the B&W Governmental Operations Retirement Plan.

All remaining assets and liabilities of the MI Retirement Plan were then transferred as of May 31, 2010 to the JRM Retirement Plan, and the MI Retirement Plan was merged into the JRM Retirement Plan and thereafter renamed “McDermott (U.S.) Retirement Plan” (referred to herein as the “McDermott Retirement Plan”). As of June 30, 2010, all benefit accruals under the McDermott Retirement Plan were frozen and any further cost-of-living increases on accrued benefits ceased. As active employees of McDermott on the relevant date participating in the MI Retirement Plan, Ms. Hinrichs and Mr. Nesser were affected by the merger of the two Plans. Moreover, based on Mr. Nesser’s and Ms. Hinrichs’ 2007 elections to continue accruing benefits under the retirement plan in lieu of receiving the service-based cash contribution under the Thrift Plan, their benefit accruals under the McDermott Retirement Plan were frozen.

Also in connection with the Spin-off, the B&W Commercial Operations Retirement Plan and other qualified pension plans and Excess Plans sponsored by B&W or a subsidiary prior to the Spin-off were transferred to B&W.

Deferred Compensation Plan.  In 2005, as part of our determination to move away from defined benefit plans, our management recommended that the Board of Directors and the Compensation Committee terminate our then-existing non-qualified defined benefit supplemental executive retirement plan. In its place, our Board of Directors and Compensation Committee established a new defined contribution supplemental executive retirement plan, which we referred to as the “SERP,” to help maintain the competitiveness of our post-employment compensation as compared to our market. In November 2010, our Board of Directors and Compensation Committee approved amendments to the SERP which (1) changed the name of the SERP to the McDermott International, Inc. Director and Executive Deferred Compensation Plan, which we refer to as our Deferred Compensation Plan, (2) provided for the participation of members of our Board in the Deferred Compensation Plan, and (3) provided for other updates to the Deferred Compensation Plan.

The Deferred Compensation Plan is an unfunded, nonqualified plan that provides participants with benefits based on the participant’s notional account balance at the time of retirement or termination. Under the Deferred Compensation Plan, on an annual basis the Compensation Committee has the discretion to credit a specified participant’s notional account with an amount equal to a percentage of the participant’s prior-year base salary and annual bonus paid in the prior year. We refer to such credit as a “Company Contribution.” In 2010, Messrs. Fees, Taff, Bethards and Nesser and Ms. Hinrichs each were participants in the Deferred Compensation Plan and received a Company Contribution in an amount equal to 5% of their respective prior-year base salaries and annual bonuses paid in the prior year. Mr. Johnson was also a participant and received a Company Contribution in an amount equal to 5% of his prior-year base salary paid. In addition, Mr. Johnson received a discretionary contribution equal in value to 5% of his target bonus for 2010 and the value of the prior-year target base salary he would have earned for the period January 1, 2009 through his April 1, 2009 hire date. No Company Contribution was made for Messrs. Elders or Carlson, because they were not participants in the Deferred Compensation Plan at the time such contributions were made.

Additionally, under the amendments to the Deferred Compensation Plan adopted in November 2010, beginning in 2011 any eligible employee, including our Continuing Named Executives, may defer up to 50% of his or her annual salary and/or up to 100% of any bonus earned in any plan year, and any director may elect to defer up to 100% of his or her annual retainer and fees earned in any plan year.

The Compensation Committee has designated deemed mutual fund investments to serve as indices for the purpose of determining notional investment gains and losses to each participant’s account for any Company Contribution or participant elected deferrals. Each participant allocates any Company Contributions and deferrals among the various deemed investments. Deferred Compensation Plan benefits are based on the participant’s vested notional account balance at the time of retirement or termination. Please see the Nonqualified Deferred Compensation table and accompanying narrative below for more information about the Deferred Compensation Plan and Company Contributions to our Named Executives’ Deferred Compensation Plan accounts.

Employment and Severance Arrangements

Employment and Separation Agreements.  Except for change-in-control agreements and retention agreements, we do not currently have any employment or severance agreements with any of our Named Executives.

Change-in-Control Agreements.  In our experience, change-in-control agreements for certain executive officers are common within our industry, and our Board and Compensation Committee believe that providing these agreements to our Named Executives protects stockholders’ interests by helping to assure management continuity and focus through and beyond a change in control. Accordingly, the Compensation Committee has offered change-in-control agreements to key senior executives since 2005. Following the Spin-off, on August 6, 2010, our Board of Directors approved a new form of change-in-control agreement for Messrs. Johnson and Nesser and Ms. Hinrichs, and provided change-in-control agreements to Messrs. Elders, and Carlson. Our change-in-control agreements generally provide a cash severance payment of two (2.99 for Mr. Johnson) times the sum of the Named Executive’s annual base salary and target EICP and a pro-rated bonus payment under the EICP. In addition, each such officer would become fully vested in any outstanding and unvested equity-based awards and his or her respective account balance in our Deferred Compensation Plan.

Our change-in-control agreements contain what is commonly referred to as a “double trigger,” that is, they provide benefits only upon an involuntary termination or constructive termination of the executive officer within one year following a change in control. In addition, the new change-in-control agreements: (1) do not provide for excise tax gross-ups; (2) require the applicable officer’s execution of a release prior to payment of certain benefits; and (3) provide for the potential reduction in payments to an applicable officer in order to avoid excise taxes. Because they are no longer employed by McDermott, Messrs. Fees, Taff and Bethards no longer have change-in-control agreements with McDermott. See the Potential Payments Upon Termination or Change in Control table under “Compensation of Executive Officers” below and the accompanying disclosures for more information regarding the change-in-control agreements with our Continuing Named Executives, as well as other plans and arrangements that have different trigger mechanisms that relate to a change in control.

Retention Agreements.  In connection with the December 2009 announcement of our plans to complete the Spin-off, and to ensure retention of key employees and executives through the completion of the separation of B&W from McDermott and for one year thereafter, on December 10, 2009, we entered into retention agreements with 17 key members of management, including Messrs. Johnson, Fees, Taff, Nesser and Bethards and Ms. Hinrichs.

Generally, the retention agreements provided either a retention or severance payment to the Named Executives in connection with the Spin-off. The retention agreements generally provided a retention payment in the form of a restricted stock grant made near the time of the Spin-off that vests one year following the effective date of the Spin-off, equal to 100% (149.5% in the case of Mr. Fees) of the sum of the Named Executive’s annual base salary plus target annual incentive. That amount represented one-half of the severance payment that otherwise would have been provided under each Named Executive’s retention agreement in the event of a qualifying termination on a change in control, and discussed below. Accordingly, on the first NYSE trading day following the effective date of the Spin-off, McDermott made grants of restricted stock to Messrs. Johnson and Nesser and Ms. Hinrichs in connection with their continued employment with McDermott. The grants of restricted stock made to Messrs. Taff and Bethards were made by B&W pursuant to the terms of their respective retention agreements, which were assumed by B&W on completion of the Spin-off pursuant to the Employee Matters Agreement. With respect to Mr. Taff, one-third of his retention payment was payable in cash on the effective date of the Spin-off, in recognition of his agreement to serve as the Chief Financial Officer of B&W following the Spin-off, and that payment was made by B&W.

Although the Spin-off did not constitute a change in control for purposes of the change-in-control agreements or other McDermott compensation plans, the Compensation Committee determined that the need to maintain continuity of management and personnel that exists under a change in control scenario equally existed in connection with the Spin-off. As a result, the retention agreements provide for severance payments that would generally be the same as the severance payments that would be made in connection with a qualifying termination on or following a change in control. Accordingly, the retention agreements provide for a cash severance payment of two (2.99 for Mr. Fees) times the sum of the Named Executive’s annual base salary and target EICP, prorated target annual incentive compensation and a cash payment equal to two years of medical benefits as well as the full vesting of outstanding long-term incentive grants and Deferred Compensation Plan balance. The only payments provided for under the retention agreement not otherwise payable in a change in control were (1) a cash payment equal to two years of medical benefits and (2) the potential early vesting of the Named Executive’s Thrift Plan account. Under the terms of the Thrift Plan, unvested balances would become vested in the event a participant is involuntarily terminated in connection with a reduction in force. Because involuntary terminations for reasons other than cause in connection with the Spin-off generally would have been considered to be associated with a reduction in force, the Compensation Committee determined to add the vesting of Thrift Plan accounts to the severance benefits to avoid any ambiguity on that point. The Thrift Plan normally vests after three years of service. As a result of his commencement of employment in 2009, Mr. Johnson is the only Named Executive with a retention agreement to which this benefit may be applicable.

Mr. Fees’ retention agreement also contained restrictions on his ability to compete with McDermott (including both B&W and JRM), or solicit our employees, for two years following the termination of his employment.

See the Potential Payments Upon Termination or Change in Control table under “Compensation of Executive Officers — Retention Agreements” below and the accompanying disclosures for more information regarding the retention agreements with certain of our Named Executives.

Other Compensation Policies

Stock Ownership Guidelines.  To assist with the alignment of the interests of directors, executive officers and stockholders, we believe our directors and officers should have a significant financial stake in McDermott. To further that goal, we adopted stock ownership guidelines in 2005, as amended effective August 9, 2010, requiring generally that our non-management directors and our officers at the level of vice president or above maintain a minimum ownership interest in McDermott. The stock ownership requirements are as follows:

•	Chief Executive Officer — five times annual base salary;

•	Executive Officers directly reporting to the Chief Executive Officer — three times annual base salary;

•	Other Elected Vice Presidents — two times annual base salary; and

•	Non-management Directors — five times annual retainer.

Directors and officers have five years from the effective date of the amended stock ownership guidelines or their initial election as a director/officer, whichever is later, to comply with the guidelines. The Governance Committee reviews each director’s and officer’s progress towards the requirements of the stock ownership guidelines annually, and may waive or modify the stock ownership guidelines for directors and officers in the Governance Committee’s sole discretion.

Derivatives Trading and Hedging.  McDermott’s Insider Trading Policy prohibits all directors, officers and employees, including our Continuing Named Executives, from engaging in “short sales” or trading in puts, calls or other options on McDermott’s common stock. Additionally, directors, officers and employees are prohibited from engaging in hedging transactions, and from holding McDermott shares in a margin account or pledging McDermott shares as collateral for a loan.

Clawback Policy.  Our Compensation Committee has adopted a clawback policy under which McDermott shall seek to recover any incentive-based award granted to any executive officer as required by the provisions of the Dodd-Frank Wall-Street Reform and Consumer Protection Act or any other “clawback” provision required by law or the listing standards of the New York Stock Exchange.

Additionally, consistent with our recent past, our grant agreements for awards made in 2010 contain a forfeiture provision. In 2010, this provision provided that in the event the grantee is convicted of a felony or misdemeanor involving fraud, dishonesty or moral turpitude, or the grantee engages in conduct that adversely affects or, in the sole judgment of the Compensation Committee, may reasonably be expected to adversely affect, the business reputation or economic interests of the Company, then all rights and benefits awarded under the respective agreements are immediately forfeited, terminated and withdrawn.

2010 Peer Groups
JRM/Corporate Group:

Alliant Techsystems Inc.
Ameron International Corp.
Anadarko Petroleum Corp.
Baker Hughes, Inc.
BJ Services Company
Cameron International, Inc.
Chicago Bridge & Iron Company N.V.
Cooper Industries Plc
Curtiss-Wright Corporation
Devon Energy Corporation
Dover Corporation
Eaton Corporation
El Paso Corporation
ESCO Technologies Inc.
Flowserve Corporation

FMC Technologies, Inc.
Foster Wheeler AG
General Dynamics Corporation
Granite Construction Incorporated
Halliburton Company
Honeywell International, Inc.
Hubbell Incorporated
Illinois Tool Works Inc.
Ingersoll-Rand plc
ITT Corp.
Joy Global Inc.
KBR, Inc.
Lockheed Martin Corporation
Martin Marietta Materials, Inc.
Noble Corporation

Northrop Grumman Corporation
Pioneer Natural Resources Company
Raytheon Company
Rockwell Collins, Inc.
The Shaw Group Inc.
The Williams Companies, Inc.
Terex Corporation
Textron Inc.
Thomas & Betts Corporation
USG Corporation
Valmont Industries, Inc.
Vulcan Materials Company
Walter Industries, Inc.

Babcock & Wilcox Group:

Ameron International Corp.
Chicago Bridge & Iron Company N.V.
Cooper Industries Plc
Curtiss-Wright Corporation
Dover Corporation
Eaton Corporation
ESCO Technologies Inc.
Flowserve Corporation
General Dynamics Corporation

Honeywell International, Inc.
Hubbell Inc.
Illinois Tool Works Inc.
Ingersoll-Rand plc
ITT Corporation
Joy Global Inc.
Lockheed Martin Corporation
Martin Marietta Materials, Inc.
Northrop Grumman Corporation

Raytheon Company
Rockwell Collins, Inc.
The Shaw Group Inc.
Terex Corporation
Textron, Inc.
Thomas & Betts Corporation
USG Corporation
Valmont Industries, Inc.
Vulcan Materials Company

Post-Spin Group:

Cal Dive International, Inc.
Cameron International, Inc.
Chicago Bridge & Iron Company N.V.
Dresser Rand Group, Inc.
Foster Wheeler AG

Fluor Corporation
Global Industries, Inc.
Helix Energy Solutions Group, Inc.
KBR, Inc.
Oceaneering International, Inc.

Oil States International, Inc.
The Shaw Group, Inc.
Tetra Technologies, Inc.
URS Corporation

Custom Peer Group:

Cal Dive International, Inc.
Chicago Bridge & Iron Company N.V.
Fluor Corporation

Foster Wheeler AG
Jacobs Engineering Group, Inc.
KBR, Inc.

Oceaneering International, Inc.
The Shaw Group Inc.
URS Corporation.

Compensation Committee Report

We have reviewed and discussed the Compensation Discussion and Analysis with McDermott’s management and, based on our review and discussions, we recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

Thomas C. Schievelbein, Chairman
Roger A. Brown
Mary Shafer-Malicki
David A. Trice

Compensation of Executive Officers

The following table summarizes the prior three years’ compensation of our current and former Chief Executive Officers, our current and former Chief Financial Officers, our three highest paid executive officers who did not serve as our CEO and CFO during 2010 and were employed by McDermott as of December 31, 2010, and Mr. Bethards, who would have been one of our three highest paid executive officers but for the fact that he was not employed by McDermott as of December 31, 2010. We refer to these persons as our Named Executives. No compensation information is provided for Mr. Johnson for 2008 because he joined our company in 2009, no information is provided for Mr. Elders for 2008 or 2009 because he joined our company in 2010, and no information is provided for Mr. Carlson or Ms. Hinrichs for 2008 or 2009 because they did not become Named Executives until 2010.

Summary Compensation Table

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and Principal Position	Year	Salary(1)	Bonus(2)	Awards(3)	Awards(4)	Compensation(5)	Earnings(6)	Compensation(7)	Total
S.M. Johnson	2010	$827,083	$0	$2,672,142	$865,313	$1,218,863	N/A	$163,683	$5,747,084
President and Chief	2009	$562,500	$0	$2,664,402	$1,435,394	$1,131,563	N/A	$83,929	$5,877,788
Executive Officer	2008	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

J.A. Fees	2010	$455,625	$0	$0	$0	$535,808	$374,757	$5,820,921	$7,187,111
Former Chief Executive	2009	$900,000	$0	$3,543,276	$1,995,846	$1,665,000	$399,782	$111,407	$8,615,311
Officer	2008	$592,500	$270,223	$6,835,450	$0	$570,803	$143,028	$148,310	$8,560,314

P.L. Elders	2010	$315,114	$0	$517,021	$396,788	$398,146	N/A	$14,059	$1,641,128
Senior Vice President and	2009	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Chief Financial Officer	2008	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

M.S. Taff	2010	$256,288	$0	$302,996	$209,757	$0	N/A	$74,609	$843,650
Former Senior Vice	2009	$505,000	$0	$980,544	$552,314	$707,000	N/A	$59,315	$2,804,173
President and Chief	2008	$440,000	$110,000	$1,671,638	$0	$141,207	N/A	$45,757	$2,408,602
Financial Officer

B.C. Bethards	2010	$311,337	$0	$1,249,955	$865,319	$0	$509,958	$87,074	$3,023,643
President and Chief	2009	$526,200	$0	$840,544	$473,450	$663,012	$305,160	$65,693	$2,874,059
Executive Officer, Former	2008	$438,675	$10,000	$1,207,512	$0	$509,298	$158,014	$54,831	$2,378,330
Subsidiary B&W

G.L. Carlson	2010	$243,333	$0	$527,051	$165,771	$334,400	N/A	$106,850	$1,377,405
Senior Vice President,	2009	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Human Resources	2008	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

L.K. Hinrichs	2010	$419,225	$0	$1,054,526	$276,912	$317,673	$121,620	$37,286	$2,227,242
Senior Vice President,	2009	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
General Counsel and	2008	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Corporate Secretary

J.T. Nesser	2010	$509,381	$0	$1,196,240	$224,998	$609,729	$160,951	$43,383	$2,744,682
Executive Vice President,	2009	$500,000	$0	$418,899	$235,945	$595,000	$155,330	$93,156	$1,998,330
Chief Operating Officer	2008	$500,000	$100,000	$2,697,009	$0	$136,122	$104,864	$74,933	$3,612,928

(1)	The amounts reported for 2010 for Messrs. Fees, Taff and Bethards represent their base salary earned through the effective date of the Spin-off. The amounts reported for Messrs. Elders and Carlson represent their base salary earned from their respective hire dates.
(2)	See “Bonus” below for a discussion of the amounts included in this column.
(3)	See “Stock Awards” below for a discussion of the amounts included in this column.
(4)	See “Option Awards” below for a discussion of the amounts included in this column.
(5)	See “Non-Equity Incentive Plan Compensation” below for a discussion of the amounts included in this column.
(6)	See “Change in Pension Value and Nonqualified Deferred Compensation Earnings” below for a discussion of the amounts included in this column.
(7)	See “All Other Compensation” below for a discussion of the amounts included in this column.

Bonus.  The amounts reported in the “Bonus” column are attributable to discretionary bonus awards made in 2008 due to circumstances in that year. No discretionary bonuses were made to any of the Named Executives during 2009 or 2010.

Stock Awards.  The amounts reported in the “Stock Awards” column represent the aggregate grant date fair value of stock awards granted in 2010 and computed in accordance with FASB ASC Topic 718. The grant date fair values shown for Messrs. Johnson, Elders, Carlson and Taff and Ms. Hinrichs are based on (1) the number of shares or units as converted in connection with the Spin-off, and (2) the closing price of our common stock on the date of grant as adjusted to reflect the Spin-off; provided, that the grant date fair value shown for Mr. Taff is attributable to the one-half of his pre Spin-off McDermott awards that were converted to post Spin-off McDermott awards. The grant date fair value shown for Mr. Bethards represents the pre Spin-off grant date fair value of his award. The aggregate grant date fair values shown for Messrs. Johnson and Nesser and Ms. Hinrichs include the grant of restricted stock awards made pursuant to their respective retention agreements in connection with the completion of the Spin-off.

See the “Grants of Plan-Based Awards” table for more information regarding the stock awards we granted in 2010.

Option Awards.  The amounts reported in the “Option Awards” column represent the aggregate grant date fair value of all option awards granted in 2010 and computed in accordance with FASB ASC Topic 718. The grant date fair values shown for Messrs. Johnson, Elders, Carlson and Taff and Ms. Hinrichs are based on (1) the number of options as converted in connection with the Spin-off, and (2) the closing price of our common stock on the date of grant as adjusted to reflect the Spin-off; provided, that the grant date fair value shown for Mr. Taff is attributable to the one-half of his pre Spin-off McDermott awards that were converted to post Spin-off McDermott awards. The grant date fair value shown for Mr. Bethards represents the pre Spin-off grant date fair value of his award. We use a Black-Scholes option-pricing model for measuring the fair value of stock options. The determination of the fair value of an award on the date of grant using an option-pricing model requires various assumptions, such as the expected life of the award and stock price volatility. For a discussion of the valuation assumptions, see Note 9 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2010.

See the “Grants of Plan-Based Awards” table for more information regarding the option awards we granted in 2010.

Non-Equity Incentive Plan Compensation.  The amounts reported in the “Non-Equity Incentive Plan Compensation” column are attributable to the annual incentive awards earned in fiscal years 2008, 2009 and 2010, but paid in 2009, 2010 and 2011, respectively. See the “Grants of Plan-Based Awards” table for more information regarding the annual incentive awards earned in 2010.

Change in Pension Value and Nonqualified Deferred Compensation Earnings.  The amounts reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column represent the changes in actuarial present values of the accumulated benefits under defined benefit plans, determined by comparing the prior completed fiscal year end amount to the covered fiscal year end amount.

All Other Compensation.  The amounts reported for 2010 in the “All Other Compensation” column are attributable to the following:

All Other Compensation

	Deferred		Service-Based
	Compensation Plan		Thrift
	Contribution	Thrift Match	Contribution	Tax Gross-Ups	Perquisites	Other
S. M. Johnson	$69,375	$7,095	$7,350	$21,025	$58,838	—

J. A. Fees	$87,051	$7,150	—	$32,763	$76,188	$5,617,769

P. L. Elders	—	$6,709	$7,350	—	—	—

M. S. Taff	$37,810	$7,350	$7,671	$646	$21,132	—

B. C. Bethards	$52,275	$4,900	—	—	$29,899	—

G. L. Carlson	—	$6,583	$7,300	$24,600	$68,367	—

L. K. Hinrichs	$29,549	$6,629	$1,108	—	—	—

J. T. Nesser	$36,806	$6,577	—	—	—	—

Deferred Compensation Plan Contribution.  See the “Nonqualified Deferred Compensation” table for more information regarding the Deferred Compensation Plan contributions made in 2010.

Thrift Match and Service-Based Thrift Contribution.  We refer to our defined contribution plan as our Thrift Plan. For information regarding our Thrift Plan matching contributions and service-based Thrift Plan contributions, see “Compensation Discussion and Analysis — Post-employment Compensation — Retirement Plans” above.

Tax Gross-Ups.  The tax gross-ups reported for 2010 under “All Other Compensation” are attributable to the following:

•	Mr. Johnson received tax gross-ups associated with income imputed to him as a result of amounts we paid him by reason of expenses he incurred in connection with his relocation from Idaho to Texas, following his appointment as Chief Operating Officer of McDermott in 2009.

•	Mr. Fees received tax gross-ups associated with income imputed to him as a result of amounts we paid him by reason of expenses he incurred in connection with his relocation from Texas to Virginia following his retirement as Chief Executive Officer of McDermott and appointment as Chairman of the Board of Directors of B&W and as a result of his spouse accompanying him on business travel during the period he was Chief Executive Officer of McDermott.

•	Mr. Taff received tax gross-ups associated with income imputed to him as a result of his spouse accompanying him on business travel.

•	Mr. Carlson received tax gross-ups associated with income imputed to him as a result of amounts we paid him by reason of expenses he incurred in connection with his relocation from Colorado to Texas, following his appointment as Senior Vice President, Human Resources and Organizational Development of JRM in 2010.

Perquisites.  Perquisites and other personal benefits received by a Named Executive are not included if their aggregate value does not exceed $10,000. During 2010, in connection with the Spin-off and the realignment of the management teams for McDermott and B&W, relocation benefits were provided to certain executives under our relocation program. For Messrs. Johnson, Fees, Taff, Carlson and Bethards the values of the perquisites and other personal benefits reported for 2010 are as follows:

•	Mr. Johnson: $42,198 is attributable to the costs of providing him relocation assistance in connection with his move from Idaho to Texas, and $16,640 is attributable to tax preparation and financial planning fees.

•	Mr. Fees: $58,382 is attributable to the costs of providing him relocation assistance in connection with his move from Texas to Virginia, and $12,544 is attributable to a retirement gift provided to Mr. Fees by McDermott. The remainder is attributable to the cost of club dues, the costs resulting from his spouse accompanying him on business travel, the cost of promotional merchandise in connection with a board of directors meeting and the cost of a physical examination.

•	Mr. Taff: $14,852 is attributable to the costs of financial advisory fees. The remainder is attributable to the cost of an executive physical, the costs resulting from his spouse accompanying him on business travel, the cost of a gift provided to Mr. Taff by McDermott in connection with the Spin-off and the cost of tax preparation fees.

•	Mr. Carlson: $66,717 is attributable to the costs of providing him relocation assistance in connection with his move from Colorado to Texas, and the remainder is attributable to the cost of a physical examination.

•	Mr. Bethards: $20,978 is attributable to the costs of providing him relocation assistance in connection with his move from Virginia to North Carolina following his appointment as Chief Executive Officer of B&W, $7,500 is attributable to financial planning fees and the remainder is attributable to the cost of club dues.

Other.  In connection with Mr. Fees’ termination of employment for “good reason” as defined under his retention agreement, Mr. Fees received (1) a cash severance payment in the amount of $5,516,550, (2) payment of his 2010 target EICP award, prorated to take into account his length of service in 2010, in the amount of $535,808, (3) two times the full annual cost of coverage for medical, dental and vision benefits in the amount of $30,257, and (4) unused vacation for 2010 in the amount of $70,962. See “Compensation Discussion and Analysis — Employment and Severance Arrangements — Retention Agreements” above for more information regarding Mr. Fees’ retention agreement.

Grants of Plan-Based Awards

The following Grants of Plan-Based Awards table provides additional information about stock awards and equity and non-equity incentive plan awards we granted to our Named Executives during the year ended December 31, 2010.

									All Other	All Other
									Stock	Option
									Awards:	Awards:	Exercise	Grant Date
			Estimated Possible Payouts Under						Number of	Number of	or Base	Fair Value
		Committee	Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			Shares of	Securities	Price of	of Stock and
		Action				Threshold	Target	Maximum	Stock	Underlying	Option	Option
Name	Grant Date	Date	Threshold	Target	Maximum	(#)	(#)	(#)	or Units(2)	Options(3)	Awards	Awards(4)

S. M. Johnson	02/25/10	02/25/10	$133,091	$760,521	$1,521,042	—	—	—	—	—	—	—
	03/04/10	02/25/10				—	—	—	95,493	—	—	$1,249,956
	03/04/10	02/25/10				—	—	—	—	141,597	$13.09	$865,313
	08/02/10	08/02/10				—	—	—	113,412	—	—	$1,422,186

J. A. Fees	02/25/10	02/25/10	$601,699	$916,875	$1,298,906	—	—	—	—	—	—	—

P. L. Elders	05/06/10	05/06/10	$38,383	$219,333	$438,667	—	—	—	—	—	—	—
	05/13/10	05/06/10				—	—	—	38,661	—	—	$517,021
	05/13/10	05/06/10				—	—	—	—	60,292	$13.37	$396,788

M. S. Taff	02/25/10	02/25/10	$237,204	$361,454	$512,059	—	—	—	—	—	—	—
	03/04/10	02/25/10				—	—	—	23,148	—	—	$302,996
	03/04/10	02/25/10				—	—	—	—	34,324	$13.09	$209,757

B. C. Bethards(5)	02/25/10	02/25/10	$65,669	$375,249	$750,498	—	—	—	—	—	—	—
	03/04/10	02/25/10				—	—	—	49,269	—	—	$1,249,955
	03/04/10	02/25/10				—	—	—	—	73,056	$25.37	$865,319

G.L. Carlson	02/25/10	02/25/10	$30,800	$176,000	$352,000	—	—	—	—	—	—	—
	05/13/10	05/06/10				—	—	—	39,411	—	—	$527,051
	05/13/10	05/06/10				—	—	—	—	25,189	$13.37	$165,771

L. K. Hinrichs	02/25/10	02/25/10	$151,314	$230,574	$326,646	—	—	—	—	—	—	—
	03/04/10	02/25/10				—	—	—	30,556	—	—	$399,963
	03/04/10	02/25/10				—	—	—	—	45,313	$13.09	$276,912
	08/02/10	08/02/10				—	—	—	52,198	—	—	$654,563

J. T. Nesser	02/25/10	02/25/10	$62,398	$356,563	$713,125	—	—	—	—	—	—	—
	03/04/10	02/25/10				—	—	—	24,828	—	—	$324,986
	03/04/10	02/25/10				—	—	—	—	36,818	$13.09	$224,998
	08/02/10	08/02/10				—	—	—	69,478	—	—	$871,254

(1)	See “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” below for a discussion of the amounts included in this column.

(2)	See “All Other Stock Awards” below for a discussion of the amounts included in this column.

(3)	See “All Other Option Awards” below for a discussion of the amounts included in this column.

(4)	See “Grant Date Fair Value of Stock and Option Awards” below for a discussion of the amounts included in this column.

(5)	Equity award amounts provided for Mr. Bethards reflect the pre Spin-off awards granted to him by McDermott. In connection with the Spin-off, Mr. Bethards’ outstanding equity awards were converted into B&W equity awards. For more information, see “Compensation Discussion and Analysis — Long-Term Incentive Compensation — Treatment of Equity-Based Compensation in Connection with the Spin-off” above.

Estimated Possible Payouts Under Non-Equity Incentive Plan Awards

Our Compensation Committee administers the Executive Incentive Compensation Plan, an annual cash incentive program, which we refer to as the EICP. The payment amount, if any, of an EICP award is determined based on: (1) the attainment of short-term financial goals; (2) the attainment of short-term individual goals; and (3) the exercise of the Compensation Committee’s discretionary authority. Each year, our Compensation Committee establishes financial goals and, with respect to our Chief Executive Officer, individual goals. For 2010, our Chief Executive Officer established or approved individual goals for the other Named Executives.

The financial goals contain threshold, target and maximum performance levels which, if achieved, result in payments of 25%, 100% and 200% of the financial component, respectively. If the threshold financial goal is not achieved, no amount is paid on an EICP. For purposes of evaluating McDermott’s performance under the financial performance component, our Compensation Committee may adjust our results prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) for unusual, nonrecurring or other items in the Committee’s discretion, subject to certain limitations set forth in the EICP. For 2010, payment is made on an EICP award under the individual component only if the threshold financial goal is achieved. Any such payment is based on the attainment of the Named Executive’s individual goals as determined and evaluated by our Chief Executive Officer or, with respect to our Chief Executive Officer, by our Governance Committee. In addition, our Compensation Committee may decrease an EICP award in its discretion. The maximum EICP award a Named Executive can earn is 200% of his or her target EICP award.

The amounts shown reflect grants of 2010 EICP awards. Our Compensation Committee established target EICP awards expressed as a percentage of the Named Executive’s 2010 base salary. With the exception of Messrs. Johnson, Elders and Carlson, the amount shown in the “target” column represents the value of the target EICP award determined by multiplying the target percentage established for each Named Executive by the Named Executive’s 2009 and 2010 base salaries, prorated to take into account the April 1, 2010 effective date of the 2010 base salaries. For 2010, the target percentage of base salary for each Named Executive and the formula used to compute the target EICP award (with the exception of Messrs. Johnson, Elders and Carlson) were as follows:

Named Executive	Target Percentage of Base Salary

J. A. Fees	100%
M. S. Taff	70%
B. C. Bethards	70%
L. K. Hinrichs	55%
J. T. Nesser	70%

Formula to Compute Target EICP Awards:

Target % * [(2009 base salary *1/4) + (2010 base salary * 3/4)]

In connection with Mr. Johnson’s July 30, 2010 promotion from President and Chief Executive Officer of JRM to President and Chief Executive Officer of McDermott, on August 5, 2010 our Compensation Committee approved a base salary increase and an increase in the target EICP award for Mr. Johnson. Accordingly, the amount shown in Mr. Johnson’s target column represents his target EICP award under his former and current position, prorated based on the length of service in each position and to take into account the changes in base salary that occurred throughout the year. For 2010, the target percentage of base salary for Mr. Johnson and the formula used to compute the target EICP award were as follows:

Named Executive	Target Percentage of Base Salary

S. M. Johnson
Pres. & CEO, JRM	85%
Pres. & CEO, MII	100%

Formula to Compute Target EICP Award:

85% * [(2009 base salary * 3/12) + (2010 JRM salary * 4/12)]
+
100% * (2010 MII salary * 5/12)

Because Mr. Elders was hired on April 30, 2010, the amount shown in his “target” column represents the value of the target EICP award determined by multiplying the target percentage established for Mr. Elders by his 2010 base salary, prorated to take into account his time of employment during the year. For 2010, the target percentage of base salary for

Mr. Elders and the formula used to compute the target EICP award were as follows:

Named Executive	Target Percentage of Base Salary

P. L. Elders	70%

Formula to Compute Target EICP Award:

70% * (2010 base salary * 2/3)

The amount shown in Mr. Carlson’s “target” column represents the value of the target EICP award determined by multiplying the target percentage established for Mr. Carlson by his 2010 base salary. For 2010, the target percentage of base salary for Mr. Carlson and the formula used to compute the target EICP award were as follows:

Named Executive	Target Percentage of Base Salary

G. L. Carlson	55%

Formula to Compute Target EICP Award:

55% * 2010 base salary

With the exception of Messrs. Fees and Taff and Ms. Hinrichs, the amount shown in the “threshold” column represents the amount payable under the EICP assuming the threshold level of the financial goals, but no individual goal, is attained and our Compensation Committee does not exercise any discretion over the EICP award. The financial goal represents 70% of the target EICP award. Attaining only the threshold level, or 25%, of the financial goal results in an EICP payment of 17.50% of the target EICP award. Prior to the completion of the Spin-off, the Compensation Committee determined that for all EICP participants not employed through one of McDermott’s pre-Spin-off operating segments (our Corporate executive officers), including Messrs. Fees and Taff and Ms. Hinrichs, the 2010 target award opportunity through the effective date of the Spin-off would be attributable to the completion of the Spin-off. Accordingly, the amount shown in the “threshold” column for Messrs. Fees and Taff and Ms. Hinrichs represents the amount payable under the EICP assuming the target award opportunity, but prorated based on the actual period of service during 2010 as a Corporate executive officer through the effective date of the Spin-off. For Ms. Hinrichs, who continued to be employed by McDermott following the Spin-off, 70% and 30% of the 2010 target award opportunity for the period in 2010 after the effective date of the Spin-off was attributable to financial performance and individual performance, respectively, prorated for the period in 2010 after the effective date of the Spin-off.

The amount shown in the “maximum” column represents the maximum amount payable under the EICP, which is 200% of the target amount shown, with the exception of Messrs. Fees and Taff and Ms. Hinrichs. The amount shown in the “maximum” column for these individuals is comprised of 100% of their target EICP award, prorated for the actual period of service during 2010 as a Corporate executive officer through the effective date of the Spin-off, and 200% of their target EICP award, prorated for the balance of 2010. See “Compensation Discussion and Analysis — Annual Incentive Compensation” above for more information about the 2010 EICP awards and performance goals.

All Other Stock Awards

The amounts shown reflect grants of restricted stock units and restricted stock under the 2009 LTIP.

Each restricted stock unit represents the right to receive one share of McDermott common stock and, with the exception of the restricted stock units granted to Mr. Carlson, are scheduled to vest in one-third increments on the first, second and third anniversaries of the date of grant. The restricted stock units granted to Mr. Carlson are scheduled to vest on the first, second and third anniversaries of his date of hire. Upon vesting, the restricted stock units are converted into shares of McDermott common stock.

The August 2, 2010 grants were grants of restricted stock made in accordance with the indicated Named Executives’ retention agreements and are scheduled to vest one year following the completion of the Spin-off. Upon vesting, the restrictions on the shares lapse. With the exception of the restricted stock awards granted on August 2, 2010 and the stock awards made to Mr. Bethards, the stock awards reflect the as-adjusted number of restricted stock units following adjustments made to the awards in connection with the Spin-off. See “Compensation Discussion and Analysis — Long-Term Incentive Compensation” above for more information regarding the 2010 restricted stock units and restricted stock and the treatment of equity-based awards in connection with the Spin-off.

All Other Option Awards

The amounts shown reflect grants of stock options under the 2009 LTIP. Each grant represents the right to purchase at the exercise price shares of McDermott common stock over a period of seven years. With the exception of grants of stock options awarded to Mr. Carlson, the stock options are generally scheduled to vest and become exercisable in one-third increments on the first, second and third anniversaries of the date of grant. The stock options granted to Mr. Carlson are scheduled to vest and become exercisable on the first, second and third anniversaries of his date of hire. With the exception of grants of stock options awarded to Mr. Bethards, the stock options and exercise prices included are the as-adjusted number of stock options and exercise prices following conversions made to the awards in connection with the Spin-off. See “Compensation Discussion and Analysis — Long-Term Incentive Compensation” above for more information regarding the 2010 stock options and the treatment of equity-based awards in connection with the Spin-off.

Grant Date Fair Value of Stock and Option Awards

The amounts included in the “Grant Date Fair Value of Stock and Option Awards” column represent the full grant date fair values of the equity awards computed in accordance with FASB ASC Topic 718. The grant date fair values shown for Messrs. Johnson, Elders, Carlson and Taff and Ms. Hinrichs are based on (1) the number of shares, units or options as converted in connection with the Spin-off, and (2) the closing price of our common stock on the date of grant as adjusted to reflect the Spin-off; provided, that the grant date fair values shown for Mr. Taff are attributable to the one-half of his pre Spin-off McDermott awards that were converted to post Spin-off McDermott awards. The grant date fair values shown for Mr. Bethards represent the pre Spin-off grant date fair value of his awards. We use a Black-Scholes option-pricing model for measuring the fair value of stock options granted. The determination of the fair value of an award on the date of grant using an option-pricing model requires various assumptions, such as the expected life of the award and stock price volatility. For more information regarding the compensation expense related to 2010 awards, and a discussion of valuation assumptions utilized in option pricing, see Note 9 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2010.

Outstanding Equity Awards at Fiscal Year-End

The following Outstanding Equity Awards at Fiscal Year-End table summarizes the equity awards we have made to our Named Executives which were outstanding as of December 31, 2010. With the exception of the restricted stock awards granted on August 2, 2010, the awards in this table reflect the original grant date and the as-adjusted award amounts outstanding and as-adjusted exercise prices following adjustments and conversions in connection with the Spin-off. See “Compensation Discussion and Analysis — Long-Term Incentive Compensation — Treatment of Equity-Based Compensation in Connection with the Spin-off.”

		Option Awards(1)					Stock Awards(2)
										Equity
										Incentive
										Plan Awards:
									Equity	Market
									Incentive	or Payout
				Equity					Plan Awards:	Value of
				Incentive				Market	Number of	Unearned
				Plan Awards:				Value of	Unearned	Shares,
		Number of	Number of	Number			Number of	Shares or	Shares,	Units or
		Securities	Securities	of Securities			Shares or	Units of	Units or	Other
		Underlying	Underlying	Underlying			Units of	Stock That	Other	Rights That
		Unexercised	Unexercised	Unexercised	Option	Option	Stock That	Have Not	Rights That	Have
		Options	Options	Unearned	Exercise	Expiration	Have Not	Vested	Have Not	Not Vested
Name	Grant Date	Exercisable	Unexercisable	Options	Price	Date	Vested	(3)	Vested	(3)
S. M. Johnson
Stock Options	05/14/09	85,248	170,496	—	$9.36	05/14/16
Stock Options	03/04/10	—	141,597	—	$13.09	03/04/17
RSU	05/14/09						120,149	$2,485,883	—	—
RSU(4)	05/14/09						104,302	$2,158,008	—	—
RSU	03/04/10						95,493	$1,975,750	—	—
Restricted Stock	08/02/10						113,412	$2,346,494	—	—
J. A. Fees
RSU	10/01/08						142,445	$2,947,187	—	—
P. L. Elders
Stock Options	05/13/10	—	60,292	—	$13.37	05/13/17
RSU	05/13/10						38,661	$799,896	—	—
M. S. Taff
Stock Options	03/05/09	—	52,870	—	$5.64	03/05/16
Stock Options	03/04/10	—	34,324	—	$13.09	03/04/17
Restricted Stock	03/03/08						2,225	$46,035	—	—
RSU(4)	03/03/08						24,092	$498,463	—	—
RSU	03/05/09						37,258	$770,868	—	—
RSU(4)	03/05/09						32,343	$669,177	—	—
RSU	03/04/10						23,148	$478,932	—	—
G. L. Carlson
Stock Options	05/13/10	—	25,189	—	$13.37	03/29/17
RSU	05/13/10						39,411	$815,414	—	—
L. K. Hinrichs
Stock Options	03/05/09	—	54,405	—	$5.64	03/05/16
Stock Options	03/04/10	—	45,313	—	$13.09	03/04/17
Restricted Stock	03/03/08						2,616	$54,125	—	—
RSU(4)	03/03/08						28,317	$585,879	—	—
Restricted Stock	11/10/08						7,417	$153,458	—	—
RSU	03/05/09						38,337	$793,193	—	—
RSU(4)	03/05/09						33,283	$688,625	—	—
RSU	03/04/10						30,556	$632,204	—	—
Restricted Stock	08/02/10						52,198	$1,079,977	—	—
J. T. Nesser
Stock Options	03/05/09	—	45,172	—	$5.64	03/05/16
Stock Options	03/04/10	—	36,818	—	$13.09	03/04/17
Restricted Stock	03/03/08						4,651	$96,229	—	—
RSU(4)	03/03/08						17,113	$354,068	—	—
Restricted Stock	08/14/08						3,754	$77,670	—	—
RSU(4)	08/14/08						9,240	$191,176	—	—
RSU	03/05/09						23,874	$493,953	—	—
RSU(4)	03/05/09						18,516	$383,096	—	—
RSU	03/04/10						24,828	$513,691	—	—
Restricted Stock	08/02/10						69,478	$1,437,500	—	—

(1)	See “Option Awards” below for a discussion of the amounts reported in this column including the vesting dates of unexercisable option awards.

(2)	See “Stock Awards” below for a discussion of the amounts reported in this column including the vesting dates of outstanding stock awards.

(3)	Market values in these columns are based on the closing price of our common stock as of December 31, 2010 ($20.69), as reported on the New York Stock Exchange.

(4)	The grant of restricted stock units was converted from an original grant of performance shares in connection with the Spin-off, and generally vests 100% on the third anniversary of the grant date.

(5)	No information is provided for Mr. Bethards because he had no outstanding equity awards granted by McDermott as of December 31, 2010. In connection with the Spin-off, all of Mr. Bethards’ outstanding equity awards, and one half of Mr. Taff’s equity awards, were converted to equity awards of The Babcock & Wilcox Company. See “Compensation Discussion and Analysis — Long-Term Incentive Compensation — Conversion of Equity in Connection with the Spin-off” for more information.

Option Awards.  Information presented in the “Option Awards” columns relates to options to purchase shares of our common stock held by our Named Executives as of December 31, 2010. With the exception of Mr. Carlson, whose unexercisable options vest in three equal installments on the first, second and third anniversaries of his date of hire, all unexercisable options generally vest in three equal installments on the first, second and third anniversaries of the grant date, as follows:

Grant Date	One third of grant vests on:

03/05/09	March 5, 2011 and 2012
05/14/09	May 14, 2011 and 2012
03/04/10	March 4, 2011, 2012 and 2013
05/13/10	Mr. Carlson: March 29, 2011, 2012 and 2013
05/13/10	Mr. Elders: May 13, 2011, 2012 and 2013

Stock Awards.  Information presented in the Stock Awards columns relates to awards of restricted stock and restricted stock units held by our Named Executives as of December 31, 2010. The awards reported in the “Number of Shares or Units of Stock that have not Vested” column reflect stock awards subject to service-based vesting.

Restricted Stock Awards.  With the exception of the restricted stock granted on August 2, 2010, shares of restricted stock are generally scheduled to vest in one-third increments on the first, second and third anniversaries of the grant date. The restricted stock awards granted on August 2, 2010 were granted pursuant to retention agreements we entered into with certain of our Named Executives in connection with the Spin-off. See “Compensation Discussion and Analysis — Employment and Severance Arrangements — Retention Agreements” above for more information regarding the retention agreements. The vesting schedule of the restricted stock outstanding as of December 31, 2010 is as follows:

Grant Date	Restricted Stock Awards vest:

03/03/08	One-third of grant vests on March 3, 2011
08/14/08	One-third of grant vests on August 14, 2011
11/10/08	One-third of grant vests on November 10, 2011
08/02/10	100% of grant vests on July 30, 2011

Restricted Stock Units.  Restricted stock units represent the right to receive one share of our common stock for each vested restricted stock unit. With the exception of restricted stock units that were converted from performance shares in connection with the Spin-off and restricted stock units granted to Mr. Carlson, restricted stock units outstanding as of December 31, 2010 are generally scheduled to vest in one-third increments on the first, second and third anniversaries of the grant date. Restricted stock units that were converted from performance shares in connection with the Spin-off generally vest 100% on the third anniversary of the grant date, as discussed in footnote (4) to the “Outstanding Equity Awards at Fiscal Year-End” table above. Restricted stock units granted to Mr. Carlson generally vest in three equal installments on the first, second and third anniversaries of his date of hire. The vesting schedule of the restricted stock units outstanding as of December 31, 2010 is as follows:

Grant Date	Vesting Schedule:

03/03/08(1)	100% of grant vests on March 3, 2011
08/14/08(1)	100% of grant vests on August 14, 2011
10/01/08(2)	100% of grant is vested
03/05/09	One-third of grant vests on March 5, 2011 and 2012
03/05/09(1)	100% of grant vests on March 5, 2012
05/14/09	One-third of grant vests on May 14, 2011 and 2012
05/14/09(1)	100% of grant vests on May 14, 2012
03/04/10	One-third of grant vests on March 4, 2011, 2012 and 2013
05/13/10	Mr. Carlson: One-third of grant vests on March 29, 2011, 2012 and 2013
05/13/10	Mr. Elders: One-third of grant vests on May 13, 2011, 2012 and 2013

(1)	The grant of restricted stock units was converted from an original grant of performance shares in connection with the Spin-off.

(2)	The grant of restricted stock units was converted from an original grant of performance shares in connection with the Spin-off. 100% of the grant is vested, but will settle on October 1, 2011 in accordance with the terms of Mr. Fees’ retention agreement.

Option Exercises and Stock Vested

The following Option Exercises and Stock Vested table provides additional information about the value realized by our Named Executives on exercises of option awards and vesting of stock awards during the year ended December 31, 2010.

	Option Awards		Stock Awards
	Shares		Shares
	Acquired	Value Realized	Acquired	Value Realized
Name	on Exercise (#)	on Exercise	on Vesting (#)	on Vesting
S. M. Johnson	0	N/A	30,995	$743,620.10
J. A. Fees	295,716	$1,832,421.36	467,935	$7,770,761.52
P. L. Elders	0	N/A	0	N/A
M. S. Taff	48,724	$462,249.66	59,019	$1,471,140.67
B. C. Bethards(1)	23,383	$332,155.52	70,427	$1,783,605.96
G. L. Carlson	0	N/A	0	N/A
L. K. Hinrichs	14,035	$205,612.75	52,827	$1,274,986.04
J. T. Nesser	11,653	$169,609.42	151,031	$2,847,018.83

(1)	Information provided for Mr. Bethards is through July 31, 2010. In connection with the Spin-off, Mr. Bethards’ outstanding option and stock awards were converted to B&W option and stock awards. See “Compensation Discussion and Analysis — Long-Term Incentive Compensation — Conversion of Equity in Connection with the Spin-off” for more information.

Option Awards.  Each stock option exercise reported in the Option Exercises and Stock Vested table was effected as a simultaneous exercise and sale, with the exception of one stock option exercise without a simultaneous sale of the underlying shares by each of Messrs. Fees, Bethards and Nesser and Ms. Hinrichs representing 98,572, 23,383, 11,653 and 14,035 shares, respectively. For simultaneous exercise and sales, the value realized on exercise was calculated based on the difference between the exercise prices of the stock options and the prices at which the shares were sold. For the exercise without a simultaneous sale of the underlying shares of options by Messrs. Fees, Bethards and Nesser and Ms. Hinrichs, the value realized on exercise was calculated based on the difference between the exercise price of the stock options and the average of the highest and lowest reported trading price of our common stock on the date of exercise.

Stock Awards.  For each Named Executive, the number of shares acquired on vesting reported in the Option Exercises and Stock Vested table represents the aggregate number of shares that vested during 2010 in connection with awards of performance shares, restricted stock, restricted stock units and/or deferred stock units. The awards of deferred stock units reflected in this table were payable entirely in cash in an amount equal to the number of vested units multiplied by the average of the highest and lowest price of our common stock on the date of vesting. As a result, no shares of stock were actually acquired upon the vesting of these deferred stock units. The following table sets forth the amount of shares attributable to performance shares, restricted stock, restricted stock units and deferred stock units, for each Named Executive:

	Performance Shares		Restricted Stock		Restricted Stock Units		Deferred Stock Units
	Number of		Number of		Number of		Number of
	Shares	Value	Shares	Value	Shares	Value	Shares	Value
	Acquired on	Realized	Acquired	Realized	Acquired	Realized	Acquired	Realized
Name	Vesting	on Vesting	on Vesting	on Vesting	on Vesting	on Vesting	on Vesting	on Vesting
S. M. Johnson	0	N/A	0	N/A	30,995	$743,260.10	0	N/A
J. A. Fees	63,600	$1,603,356.00	32,880	$458,417.60	362,305	$5,470,996.42	9,150	$237,991.50
P. L. Elders	0	N/A	0	N/A	0	N/A	0	N/A
M. S. Taff	33,000	$831,930.00	2,296	$58,938.32	19,223	$490,474.85	4,500	$89,797.50
B. C. Bethards	44,400	$1,119,324.00	1,310	$33,627.70	24,717	$630,654.26	0	N/A
G. L. Carlson	0	N/A	0	N/A	0	N/A	0	N/A
L. K. Hinrichs	33,300	$839,493.00	8,767	$160,520.99	9,890	$252,343.35	870	$22,628.70
J. T. Nesser	52,500	$1,323,525.00	6,153	$110,922.42	85,988	$1,246,367.51	6,390	$166,203.90

The number of shares acquired in connection with the exercise of stock options, to the extent applicable, and the vesting of performance shares, restricted stock awards and restricted stock units includes the following number of shares withheld by us at the election of each Named Executive to satisfy the minimum statutory withholding tax due upon exercise or vesting. For more information on the withholding of shares to cover taxes due upon exercise or vesting, see the “Certain Relationships and Related Transactions” section of this proxy statement.

	Shares Acquired by McDermott	Shares Acquired by McDermott
Name	on Exercise of Stock Options	on Vesting of Stock Awards
S. M. Johnson	N/A	11,297
J. A. Fees	62,550	155,899
P. L. Elders	N/A	N/A
M. S. Taff	N/A	17,777
B. C. Bethards	15,744	27,163
G. L. Carlson	N/A	N/A
L. K. Hinrichs	8,123	16,943
J. T. Nesser	7,423	51,304

Pension Benefits

The following Pension Benefits table shows the present value of accumulated benefits payable to each of our Named Executives under the qualified defined benefit pension plans (referred to as Retirement Plans) and nonqualified pension plans (referred to as Excess Plans) that we sponsored prior to the Spin-off and those we have continued to sponsor since the Spin-off.

			Present Value of	Payments
		Number of Years	Accumulated	During
Name	Plan Name	Credited Service	Benefit(1)	2010
S.M. Johnson	N/A	N/A	N/A	N/A
	N/A	N/A	N/A	N/A
J.A. Fees(2)	B&W Governmental Operations Retirement Plan	31.167	$1,224,477	$0
	B&W Governmental Operations Excess Plan	31.167	$3,216,141	$0
P.L. Elders	N/A	N/A	N/A	N/A
	N/A	N/A	N/A	N/A
M.S. Taff	N/A	N/A	N/A	N/A
	N/A	N/A	N/A	N/A
B.C. Bethards(3)	B&W Governmental Operations Retirement Plan	37.000	$1,246,422	$0
	B&W Governmental Operations Excess Plan	37.000	$1,719,768	$0
G.L. Carlson	N/A	N/A	N/A	N/A
	N/A	N/A	N/A	N/A
L.K. Hinrichs	McDermott Retirement Plan	11.167	$315,251	$0
	McDermott Excess Plan	11.167	$131,970	$0
J.T. Nesser	McDermott Retirement Plan	11.750	$391,366	$0
	McDermott Excess Plan	11.750	$440,724	$0

(1)	In connection with the Spin-off and pursuant to the Employee Matters Agreement, the accumulated pension benefits of Messrs. Fees and Bethards were transferred to B&W on June 30, 2010. The present values of accumulated benefits provided for Messrs. Fees and Bethards are based on a 5.6% discount rate and the 1994 Group Annuity Mortality Table projected to 2010, which are the assumptions used by B&W in computing the present values.

(2)	In connection with Mr. Fees’ retirement from McDermott on July 30, 2010, Mr. Fees commenced receiving an unreduced early retirement benefit under the B&W Governmental Operations Retirement Plan as of August 1, 2010. Such payments were made by B&W and are not included in the table above.

(3)	The number of years of credited service for Mr. Bethards includes 0.417 years (July 31-December 31, 2010) when he was no longer an employee of McDermott following the Spin-off.

Overview of Qualified Plans.  The Retirement Plans we sponsor in which the eligible Named Executives participate are funded by trusts and generally cover eligible, regular full-time employees of McDermott and its subsidiaries, as described below in the section entitled “Participation and Eligibility.” Nonresident alien employees who do not earn income in the United States and temporary resident alien employees are not eligible to participate in the Retirement Plans. In reviewing pension benefits payable to our Named Executives, it is important to note:

•	Ms. Hinrichs and Mr. Nesser participated in the MI Retirement Plan until their participation was transferred to the JRM Retirement Plan through the merger of the MI

Retirement Plan into the JRM Retirement Plan in connection with the Spin-off; the JRM Retirement Plan was thereafter renamed the “McDermott (U.S.) Retirement Plan” (referred to herein as the “McDermott Retirement Plan”) and provides benefits for eligible McDermott employees. As of June 30, 2010, benefit accruals under the McDermott Retirement Plan were frozen for all participants, including Ms. Hinrichs and Mr. Nesser;

•	Mr. Fees participated in the MI Retirement Plan until his participation was transferred to the B&W Governmental Operations Retirement Plan in connection with the Spin-off;

•	Mr. Bethards participates in the B&W Governmental Operations Retirement Plan; and

•	Due to their respective employment dates, Messrs. Johnson, Elders, Taff and Carlson do not participate in our Retirement Plans.

For more information on our Retirement Plans, see “Compensation Discussion and Analysis — Post-employment Compensation — Retirement Plans.”

Participation and Eligibility.  Generally, employees over the age of 21 years who were hired before April 1, 2005 are eligible to participate in the McDermott Retirement Plan or the B&W Governmental Operations Retirement Plan, subject to the following:

•	For participants with less than five years of service as of March 31, 2006 — The plans were closed to new salaried participants and benefit accruals were frozen as of that date, but cost-of-living increases continued to be paid, as discussed further below. Affected employees received annual service-based company cash contributions to their Thrift Plan accounts. On June 30, 2010, the provision of the cost-of-living increase under the McDermott Retirement Plan was terminated, and, for affected participants, the Thrift Plan service-based contribution was replaced by a cash contribution equal to 3% of thriftable earnings.

•	For participants with more than five but less than ten years of service as of January 1, 2007 — If a participant made an election to do so, benefit accruals were frozen as of March 31, 2007, with the electing participants receiving annual service-based company cash contributions to their Thrift Plan accounts. As of June 30, 2010, benefit accruals under the McDermott Retirement Plan were frozen altogether, and in lieu of any service-based cash contributions, affected participants now receive a cash contribution to their Thrift Plan accounts equal to 3% of thriftable earnings.

•	Frozen accrued benefits of affected employees under these plans increased annually in line with increases in the Consumer Price Index, up to a maximum of 8% and a minimum of 1%, for each year the employee remained employed. However, as of June 30, 2010, the provision of the cost-of-living increase under the McDermott Retirement Plan was terminated and the accrued benefits under the McDermott Retirement Plan were frozen altogether.

Benefits.  Benefits applicable to Named Executives under these Plans are calculated as follows:

•	For participants originally employed by our former Power Generation Systems or Government Operations segments (“Tenured Employees”) before April 1, 1998 (which includes Messrs. Fees and Bethards) — benefits are calculated based on years of credited service and final average cash compensation (including bonuses and commissions).

•	For salaried participants originally hired by our subsidiary formerly known as McDermott Incorporated on or after April 1, 1998 (which includes Mr. Nesser and Ms. Hinrichs) — benefits are calculated as 1.2% of final average monthly compensation up to the Social Security limit times credited service up to 35 years, plus 1.65% of final average monthly compensation in excess of the Social Security limit times credited service up to 35 years. Final average monthly compensation excludes bonuses and commissions.

The present value of accumulated benefits reflected in the Pension Benefit Table above is based on a 5.25% discount rate and the 1994 Group Annuity Mortality Table projected to 2005.

Retirement and Early Retirement.  Under each of these plans, normal retirement is age 65. The normal form of payment is a single-life annuity or a 50% joint and survivor annuity, depending on the employee’s marital status when payments are scheduled to begin. Early retirement eligibility and benefits under these plans depend on the employee’s date of hire and age. Mr. Bethards is currently eligible for early retirement. Mr. Fees retired on July 31, 2010 and at that time was eligible for an unreduced early retirement benefit.

For Tenured Employees hired before April 1, 1998 (which includes Messrs. Fees and Bethards):

•	an employee is eligible for early retirement if the employee has completed at least 15 years of credited service and attained the age of 50; and

•	early retirement benefits are based on the same formula as normal retirement, but the pension benefit is unreduced if the sum of the employee’s age and years of service equals 75 or greater at the date benefits commence; otherwise the pension benefit is reduced 4% for each “point” less than 75.

For employees hired on or after April 1, 1998:

•	an employee is eligible for early retirement after completing at least 15 years of credited service and attaining the age of 55; and

•	early retirement benefits are based on the same formula as normal retirement, but the pension benefit is generally reduced 0.4% for each month that benefits commence before age 62.

Mr. Fees commenced receiving an unreduced early retirement benefit under the B&W Governmental Operations Retirement Plan as of August 1, 2010.

Neither Mr. Nesser nor Ms. Hinrichs have accrued enough credited service to be eligible for early retirement under the McDermott Retirement Plan.

Overview of Nonqualified Plans.  To the extent benefits payable under these Retirement Plans are limited by Section 415(b) or 401(a)(17) of the Internal Revenue Code, pension benefits will be paid directly by the applicable subsidiary of McDermott or B&W under the terms of unfunded excess benefit plans maintained by them (referred to as the “Excess Plans”). Effective January 1, 2006, the Excess Plans were amended to limit the annual bonus payments taken into account in calculating the Excess Plan benefits to the lesser of the actual bonus paid or 25% of the prior year’s base salary.

Mr. Nesser, Ms. Hinrichs, Mr. Fees and Mr. Bethards each participate in an Excess Plan. Mr. Fees retired on July 31, 2010 and commenced receiving an Excess Plan benefit on February 1, 2011. His benefit commencement was subject to a six-month delay following his retirement date, based on his status as a “specified employee” as defined in Code Section 409A(a)(2)(B)(i) and related IRS regulations and rulings.

Nonqualified Deferred Compensation

The following Nonqualified Deferred Compensation table summarizes our Named Executives’ compensation under the McDermott International, Inc. Director and Executive Deferred Compensation Plan (the “Deferred Compensation Plan”). The compensation shown in this table is entirely attributable to our Deferred Compensation Plan.

	Executive	Company	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings	Withdrawals/	Balance
Name	2010	2010	in 2010	Distributions	at 12/31/10
S. M. Johnson	$0	$69,375	$7,252	$0	$76,627
J. A. Fees	$0	$87,051	$49,735	$0	$422,469
P. L. Elders	$0	$0	$0	$0	$0
M. S. Taff	$0	$37,810	$20,439	$0	$198,227
B. C. Bethards	$0	$52,275	$25,782	$0	$524,588
G. L. Carlson	$0	$0	$0	$0	$0
L. K. Hinrichs	$0	$29,549	$0	$0	$91,059
J. T. Nesser	$0	$36,806	$83,667	$0	$746,029

Overview of our Deferred Compensation Plan.  Our Deferred Compensation Plan is an unfunded, defined contribution retirement plan for directors and officers of McDermott and its subsidiaries selected to participate by our Compensation Committee. Benefits under the Deferred Compensation Plan are based on (1) the participant’s deferral account, which is comprised of the notional account balance reflecting any executive contributions of deferred compensation, and (2) the participant’s vested percentage in his or her company account, which is comprised of the notional account balance reflecting any company contributions. A participant is at all times 100% vested in his or her deferral account. A participant generally vests in his or her company account 20% each year, subject to accelerated vesting for death, disability and termination without cause or termination within 24 months following a change in control. In connection with the Spin-off, the Deferred Compensation Plan accounts of Messrs. Fees, Taff and Bethards were transferred, and B&W assumed the liabilities of those accounts, pursuant to the Employee Matters Agreement.

Executive Contributions in 2010.  In November 2010, our Compensation Committee approved the deferral of eligible executives’ compensation beginning January 1, 2011. Under the terms of our Deferred Compensation Plan, an eligible executive may defer up to 50% of his or her annual salary and/or up to 100% of any bonus earned in any year. No executive contributions were made in 2010.

Company Contributions in 2010.  We make annual contributions to specified employees’ notional accounts equal to a percentage of the employee’s prior-year compensation. Under the terms of the SERP, the contribution percentage does not need to be the same for each participant. Additionally, our Compensation Committee may make a discretionary contribution to a participant’s account at any time.

With the exception of Mr. Johnson, for 2010, our contributions on behalf of Named Executives who were participants equaled 5% of the Named Executives’ base salaries and annual incentive compensation awards paid in 2009. Mr. Johnson received a company contribution in an amount equal to 5% of his prior-year base salary paid, and received a discretionary contribution equal in value to 5% of his target bonus for 2010 and the value of his prior-year target base salary for the period January 1, 2009 through his April 1, 2009 hire date. Because Messrs. Elders and Carlson were added as participants to the Deferred Compensation Plan in August 2010, no contributions were made to their respective accounts during the year. To the extent a contribution was made, all of our 2010 contributions are included in the Summary Compensation Table above as “All Other Compensation.”

Aggregate Earnings in 2010.  The amount reported in this table as earnings represents hypothetical accrued gains during 2010 on each Named Executive’s account. The accounts are “participant-directed,” in that each participating officer personally directs the investment of contributions made on his or her behalf. As a result, any accrued gains or losses are attributable to the performance of the Named Executive’s notional mutual fund investments.

No amount of the earnings shown is reported as compensation in the Summary Compensation Table.

Aggregate Balance at 12/31/10.  The balance of a participating officer’s account consists of contributions made by us and hypothetical accrued gains or losses. The balances shown represent the accumulated account values (including gains and losses) for each Named Executive as of December 31, 2010.

The balances shown include contributions from previous years which have been reported as compensation to the Named Executives in the Summary Compensation Table for those years — to the extent a Named Executive was included in the Summary Compensation Table during those years. The amounts and years reported are as follows:

		Amount
Named Executive(1)	Year	Reported
J.A. Fees	2009	$64,774.00
	2008	$54,155.00
M.S. Taff	2009	$41,378.00
	2008	$31,125.00
B.C. Bethards	2009	$44,948.00
	2008	$31,042.00
J. T. Nesser	2009	$55,104.00
	2008	$44,926.00

(1)	No information is provided for Mr. Johnson because he was not a participant in the Deferred Compensation Plan prior to 2010. No information is provided for Messrs. Elders and Carlson and Ms. Hinrichs because they did not become Named Executives until 2010.

As of December 31, 2010, Mr. Johnson is 0% vested in his Deferred Compensation Plan balance shown as a result of becoming a participant in the Deferred Compensation Plan during 2010. Messrs. Fees, Taff, Nesser and Bethards are each 100% vested in their Deferred Compensation Plan balance shown.

In May 2009, our Compensation Committee amended the Deferred Compensation Plan to vest Deferred Compensation Plan balances that were unvested as of December 31, 2008 (including future gains and losses thereon). Amounts allocated on or after January 1, 2009 vest pursuant to the participant’s vested percentage, based on years of participation. Accordingly, Ms. Hinrichs is 72.95% vested in her Deferred Compensation Plan balance shown.

Potential Payments Upon Termination or Change in Control

The following tables show potential payments to certain of our Named Executives under existing contracts, agreements, plans or arrangements, whether written or unwritten, for various scenarios under which a payment would be due (assuming each is applicable) involving a change in control or termination of employment of each of our Named Executives, assuming a December 31, 2010 termination date and, where applicable, using the closing price of our common stock of $20.69 (as reported on the New York Stock Exchange) as of December 31, 2010. These tables do not reflect amounts that would be payable to the Named Executives pursuant to benefits or awards that are already vested.

The amounts reported in the below tables for stock options, restricted stock and restricted stock units, represent the value of unvested and accelerated shares or units, as applicable, calculated by:

•	for stock options: multiplying the number of accelerated options by the difference between the exercise price and $20.69 (the closing price of our common stock on December 31, 2010, as reported on the New York Stock Exchange); and

•	for restricted stock and restricted stock units: multiplying the number of accelerated shares or units by $20.69 (the closing price of our common stock on December 31, 2010, as reported on the New York Stock Exchange).

In connection with the Spin-off, Messrs. Fees, Taff and Bethards terminated employment with McDermott effective July 30, 2010. Because Mr. Taff joined B&W following the Spin-off, and Mr. Bethards continued employment with B&W following the Spin-off, no termination event occurred under which they were entitled to any payments. Payments made to Mr. Fees in connection with his termination are discussed below under the “Estimated Value of Benefits to Be Received Upon Termination under the Restructuring Transaction Retention Agreements” table.

Estimated Value of Benefits to Be Received Upon Termination under the Restructuring Transaction Retention Agreements

The following table shows the estimated value of payments and other benefits due to certain of the Named Executives assuming termination under the restructuring transaction retention agreements as of December 31, 2010.

	S.M. Johnson	P.L. Elders	G.L. Carlson	L.K. Hinrichs	J.T. Nesser
Severance Payments	$3,361,042	—	—	$1,305,748	$1,738,126
EICP	$920,000	—	—	$232,265	$358,750
Deferred Compensation Plan	$76,627	—	—	$24,634	—
Benefits	$8,843	—	—	$2,664	$26,974
Thrift Plan	$12,658	—	—	—	—
Stock Options (unvested and accelerated)	$1,931,720	—	—	$818,795	$679,839
Restricted Stock (unvested and accelerated)	—	—	—	$207,583	$173,899
Restricted Stock Units (unvested and accelerated)	$4,643,891	—	—	$2,067,697	$1,422,293
Tax Gross-Up	—	—	—	—	—

Total	$10,954,781	—	—	$4,659,386	$4,399,881

In contemplation of the Spin-off, on December 10, 2009, we entered into retention agreements with certain key members of our management, including Messrs. Johnson and Nesser and Ms. Hinrichs. The retention agreements provide either a retention or severance payment to these employees in connection with the disposition of all or substantially all of the stock or assets of B&W or JRM (whether by a spin-off, sale or otherwise), which we have referred to as a “restructuring transaction” in the retention agreements. In the event the applicable employee is terminated prior to the first anniversary of the effective date of the restructuring transaction, either (1) by the employer company for any reason other than cause or disability or (2) by the employee for good reason, the employer company would be required to pay the employee a cash severance payment, an EICP payment, 200% of the annual cost of coverage for medical, dental and vision benefits, and an amount equal to the unvested portion of the Named Executive’s Thrift Plan account. The employee would also receive accelerated vesting with respect to the unvested portion of his or her Deferred Compensation Plan account balance and certain of his or her outstanding, unvested equity awards.

Severance Payment.  The severance payment that would be made to the applicable Named Executive in connection with his or her termination of employment is a cash payment equal to 200% of the sum of his or her annual base salary prior to termination and his or her EICP target award applicable to the year in which the termination occurs. For a hypothetical termination as of December 31, 2010, the severance payment under a restructuring transaction would have been calculated in the same manner as a severance payment under a change in control. For more information, see “Estimated Value of Benefits to be Received Upon Change in Control — Severance Payment.” Severance payments under a restructuring transaction would be in lieu of any payment under any severance policy generally applicable to the salaried employees of McDermott.

EICP Payment.  The EICP Payment that would be made to each applicable Named Executive in connection with his or her termination of employment would be calculated in the same manner as an EICP Payment under a change in control. For more information, see “Estimated Value of Benefits to be Received Upon Change in Control — EICP Payment” below.

Deferred Compensation Plan.  The amounts reported represent 100% of Mr. Johnson’s and 27.05% of Ms. Hinrichs’ respective Deferred Compensation Plan balance as of December 31, 2010 that would become vested if terminated under the retention agreements.

Benefits.  The amounts reported represent two times the full annual cost of coverage for medical, dental and vision benefits provided to the applicable Named Executive and the Named Executive’s covered dependents for the year ended December 31, 2010.

Thrift Plan.  The amount reported represents the unvested portion of the Named Executive’s Thrift Plan account balance as of December 31, 2010.

Equity Awards.  The amounts reported for stock options, restricted stock and restricted stock units represent the value of unvested and accelerated shares or units, as applicable, for the 2008 and 2009 grants of such awards. The amount reported for restricted stock units also includes the value of unvested and accelerated units resulting from the conversion of the 2008 and 2009 grants of performance shares into restricted stock units in connection with the Spin-off. For more information on the conversion or adjustment of equity awards, see “Compensation Discussion and Analysis — Long-Term Incentive Compensation — Treatment of Equity-Based Awards in Connection with the Spin-off”.

Mr. Fees terminated his employment with McDermott for good reason effective July 30, 2010. In connection with his termination, Mr. Fees received (1) a cash severance payment in the amount of $5,516,550, (2) payment of his 2010 target EICP award, prorated to take into account his length of service in 2010, in the amount of $535,808, (3) two times the full annual cost of coverage for medical, dental and vision benefits in the amount of $30,257, (4) unused vacation for 2010 in the amount of $70,962, (5) the value of unvested and accelerated stock options in the amount of $1,360,294, (6) the value of unvested and accelerated restricted stock in the amount of $379,354, and (7) the value of unvested and accelerated restricted stock units in the amount of $3,698,622. Mr. Fees also was fully vested in a grant of 144,540 restricted stock units that have not settled in accordance with his retention agreement. The value of these restricted stock units, less a number of restricted stock units that were forfeited in connection with the payment of certain taxes, will be determined on the original measurement date, which is October 1, 2011.

In addition, Mr. Fees received, in accordance with the Employee Matters Agreement, a number of shares of B&W common stock generally equal to the number of shares that would have been distributed in the Spin-off with respect to the number of shares of McDermott common stock received on his vested McDermott equity awards. His outstanding McDermott equity was converted pursuant to the Employee Matters Agreement.

Estimated Value of Benefits to Be Received Upon Retirement

The following table shows the estimated value of payments and other benefits due the Continuing Named Executives assuming their retirement as of December 31, 2010. This table does not reflect amounts that would be payable pursuant to benefits or awards that are already vested; for example, pension benefits. See the “Pension Benefits” table above for more information on pension benefits. Mr. Nesser informed the Company that he intends to retire by year-end 2011.

	S.M. Johnson	P.L. Elders	G.L. Carlson	L.K. Hinrichs	J.T. Nesser
Severance Payments	—	—	—	—	—
EICP	—	—	—	—	—
Deferred Compensation Plan	—	—	—	—	—
Stock Options (unvested and accelerated)	—	—	—	—	$169,960
Restricted Stock (unvested and accelerated)	—	—	—	—	$86,950
Restricted Stock Units (unvested and accelerated)	—	—	—	—	—

Total	$0.00	$0.00	$0.00	$0.00	$256,910

Deferred Compensation Plan.  Under the terms of the Deferred Compensation Plan, participants are eligible for retirement upon attaining age 65. None of the Named Executives are currently eligible for retirement under the terms of the Deferred Compensation Plan.

Equity Awards.  Generally, the terms of our restricted stock and option award grants define retirement as a voluntary termination of employment after attaining age 60 and completing 10 years of service with McDermott, and the terms of our restricted stock unit award grants define retirement as attaining age 60 and completing 10 years of service with McDermott. Under this definition, the only Named Executive eligible for retirement as of a December 31, 2010 is Mr. Nesser. With the exception of grants of restricted stock under the retention agreements, the outstanding grants of restricted stock and the unvested grants of stock options provide for accelerated vesting of a percentage of the Named Executive’s outstanding shares if his or her retirement date is on or after the first anniversary of the grant date, and a greater percentage of accelerated vesting if his or her retirement date is on or after the second anniversary of the grant date. The outstanding grants of restricted stock units provide for accelerated vesting of a percentage of the Named Executive’s outstanding units if the date he or she becomes retirement eligible is on or after the first anniversary of the grant date, and a greater percentage of accelerated vesting if he or she becomes retirement eligible on or after the second anniversary of the grant date.

Estimated Value of Benefits to Be Received Upon Termination Due to Death or Disability

The following table shows the value of payments and other benefits due the Continuing Named Executives assuming their death or disability as of December 31, 2010.

	S.M. Johnson	P.L. Elders	G.L. Carlson	L.K. Hinrichs	J.T. Nesser
Severance Payments	—	—	—	—	—
EICP	—	—	—	—	—
Deferred Compensation Plan	$76,627	—	—	$24,634	—
Stock Options (unvested and accelerated)	$3,007,857	$441,337	$184,383	$1,163,174	$959,655
Restricted Stock (unvested and accelerated)	$2,346,494	—	—	$1,287,559	$1,611,399
Restricted Stock Units (unvested and accelerated)	$6,619,641	$799,896	$815,414	$2,699,900	$1,935,984

Total	$12,050,619	$1,241,233	$999,797	$5,175,267	$4,507,038

Deferred Compensation Plan.  The amount reported represents 100% of Mr. Johnson’s and 27.05% of Ms. Hinrichs’ respective Deferred Compensation Plan balance as of December 31, 2010 that would become vested on death or disability. Each of Messrs. Elders and Carlson has a zero balance in his Deferred Compensation Plan account as of December 31, 2010. Mr. Nesser was 100% vested in his

Deferred Compensation Plan balance as of December 31, 2010.

Equity Awards.  Under the terms of the awards outstanding for each Named Executive as of December 31, 2010, all unvested stock awards become vested and all unvested option awards become vested and exercisable on death or disability.

Estimated Value of Benefits to Be Received Upon Change in Control

The following table shows the estimated value of payments and other benefits due the Continuing Named Executives assuming a change in control and termination as of December 31, 2010.

	S.M. Johnson	P.L. Elders	G.L. Carlson	L.K. Hinrichs	J.T. Nesser
Severance Payments	$5,024,758	$1,378,666	$992,000	$1,305,748	$1,738,126
EICP	$920,000	$329,000	$176,000	$232,265	$358,750
Deferred Compensation Plan	$76,627	—	—	$24,634	—
Stock Options (unvested and accelerated)	$3,007,857	$441,337	$184,383	$1,163,174	$959,655
Restricted Stock (unvested and accelerated)	$2,346,494	—	—	$1,287,559	$1,611,399
Restricted Stock Units (unvested and accelerated)	$6,619,641	$799,896	$815,414	$2,699,900	$1,935,984

Total	$17,995,377	$2,948,899	$2,167,797	$6,713,280	$6,603,914

We have change-in-control agreements with various officers, including each of our Named Executives. Generally, under these agreements, if a Named Executive is terminated within one year following a change in control either (1) by the company for any reason other than cause or death or disability; or (2) by the Named Executive for good reason, the company is required to pay the Named Executive a cash severance payment and an EICP payment. In addition to these payments, the Named Executive would be entitled to various accrued benefits earned through the date of termination, such as earned but unpaid salary, earned but unused vacation and reimbursements.

Under these agreements, a “change in control” generally occurs on the occurrence of any of the following:

•	a person becomes the beneficial owner of 30% or more of the combined voting power of McDermott’s then outstanding voting stock unless such acquisition is made directly from McDermott in a transaction approved by a majority of McDermott’s incumbent directors;

•	individuals who are incumbent directors cease for any reason to constitute a majority of McDermott’s board;

•	completion of a merger or consolidation of McDermott with another company or an acquisition by McDermott or its subsidiaries, unless immediately following such merger, consolidation or acquisition: (1) all or substantially all of the individuals or entities that were the beneficial owners of outstanding McDermott voting securities immediately before such merger, consolidation or acquisition beneficially own at least 50% of the then outstanding shares of voting stock of the parent corporation resulting from the merger, consolidation or acquisition in the same relative proportions as their ownership immediately before such merger, consolidation or acquisition; (2) if such merger, consolidation or acquisition involves the issuance or payment by McDermott of consideration to another entity or its shareholders, the total fair market value of such consideration plus the principal amount of the consolidated long-term debt of the entity or business being acquired, does not exceed 50% of the sum of the fair market value of the outstanding McDermott voting stock plus the principal amount of the Company’s consolidated long-term debt; (3) no person beneficially owns 30% or more of the then outstanding shares of the voting stock of the parent company resulting from such merger, consolidation or acquisition; and (4) a majority of the members of the board of directors of the parent corporation resulting from such merger, consolidation or acquisition were incumbent directors of McDermott immediately before such merger, consolidation or acquisition;

•	completion of the sale or disposition of 50% or more of the assets of McDermott and its subsidiaries on a consolidated basis, unless immediately following such sale or disposition: (1) the individuals and entities that were beneficial owners of outstanding McDermott voting stock immediately before such sale or disposition beneficially own at least 50% of the then outstanding shares of voting stock of McDermott and of the entity that acquires the largest portion of such assets, and (2) a majority of the members of the McDermott Board (if it continues to exist) and the board of directors of the entity that acquires the largest portion of such assets were incumbent directors of McDermott immediately before the completion of such sale or disposition; or

•	any other set of circumstances is deemed by the Board in its sole discretion to constitute a change in control.

Severance Payment.  The severance payment made to each Continuing Named Executive, with the exception of Mr. Johnson, in connection with a change in control would be a cash payment equal to 200% of the sum of his or her annual base salary prior to termination and his or her EICP target award applicable to the year in which the termination occurs. The severance payment made to Mr. Johnson in connection with a change in control would be a cash payment equal to 299% of the sum of his annual base salary prior to termination and his EICP target award applicable to the year in which the termination occurs. For a hypothetical termination as of December 31, 2010, the severance payment under a change in control would have been calculated based on the following base salary and target EICP awards:

•	Mr. Johnson: $920,000 base salary and $760,521 target EICP;
•	Mr. Elders: $470,000 base salary and $219,333 target EICP;
•	Mr. Carlson: $320,000 base salary and $176,000 target EICP;
•	Ms. Hinrichs: $422,300 base salary and $230,574 target EICP; and
•	Mr. Nesser: $512,500 base salary and $356,563 target EICP.

See “Grants of Plan-Based Awards — Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” above for more information on the calculation of target EICP awards.

EICP Payment.  The EICP is an annual cash-based performance incentive plan under which payments are made in the year following the year in which performance is measured. For example, 2010 EICP awards are paid in 2011 for performance achieved during 2010. As a result, depending on the timing of the termination relative to the payment of an EICP award, a Named Executive could receive up to two

EICP payments in connection with a change in control, as follows:

•	If an EICP award for the year prior to termination is paid to other EICP participants after the date of the Named Executive’s termination, the Named Executive would be entitled to a cash payment equal to the product of the Named Executive’s EICP target percentage and the Named Executive’s annual base salary for the applicable period. No such payment would have been due a Named Executive on a December 31, 2010 termination, because the 2009 EICP awards had already been paid prior to the Named Executive’s termination date.

•	The Named Executive would be entitled to a prorated EICP payment based upon the Named Executive’s target award for the year in which the termination occurs and the number of days in which the executive was employed with us during that year. Based on a hypothetical December 31, 2010 termination, each Continuing Named Executive would have been entitled to an EICP payment equal to 100% of his or her 2010 target EICP. See the schedule of target EICP amounts for each Named Executive under “Severance Payment” above.

Deferred Compensation Plan.  The amount reported represents 100% of Mr. Johnson’s and 27.05% of Ms. Hinrichs’ respective Deferred Compensation Plan balance as of December 31, 2010 that would become vested in connection with a termination of employment following a change in control. Each of Messrs. Elders and Carlson has a zero balance in his Deferred Compensation Plan account as of December 31, 2010. Mr. Nesser was 100% vested in his Deferred Compensation Plan balance as of December 31, 2010. Under the Deferred Compensation Plan, a “change in control” generally occurs if:

•	a person (other than a McDermott employee benefit plan or a corporation owned by McDermott shareholders in substantially the same proportion as the ownership of McDermott voting shares) is or becomes the beneficial owner of 30% or more of the combined voting power of McDermott’s then outstanding voting stock;

•	during any period of two consecutive years, individuals who at the beginning of such period constitute McDermott’s Board of Directors, and any new director whose election or nomination by McDermott’s Board was approved by at least two-thirds of the directors of McDermott’s Board then still in office who either were directors at the beginning of the period or whose election or nomination was previously approved, cease to constitute a majority of McDermott’s Board;

•	a merger or consolidation of McDermott, with any other corporation or entity has been completed, other than a merger or consolidation which results in the outstanding McDermott voting securities immediately prior to such merger or consolidation continuing to represent at least 50% of the combined voting power of the voting securities of McDermott or the surviving entity outstanding immediately after such merger or consolidation;

•	McDermott’s stockholders approve (1) a plan of complete liquidation of McDermott; or (2) an agreement for the sale or disposition by McDermott of all or substantially all of McDermott’s assets;

•	within one year following the completion of a merger or consolidation transaction involving McDermott, (1) individuals who, at the time of execution and delivery of definitive agreements completing such transaction constituted the Board, cease for any reason (excluding death, disability or voluntary resignation) to constitute a majority of the Board; or (2) either individual, who at the first execution and delivery of definitive agreements completing the transaction, served as Chief Executive Officer or Chief Financial Officer does not, for any reason (excluding death, disability or voluntary resignation), serve as the Chief Executive Officer or Chief Financial Officer, as applicable, of McDermott, or if McDermott does not continue as a registrant with a class of equity securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, as the Chief Executive officer or Chief Financial Officer, as applicable, of a corporation or other entity that is (A) a registrant with a class of equity securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, and (B) the surviving entity in such transaction or a parent entity of the surviving entity or McDermott following the completion of such transaction; provided, however, that a Change in Control shall not be deemed to have occurred pursuant to this clause in the case of a merger or consolidation which results in the voting securities of the McDermott outstanding immediately prior to the completion of the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 55% of the combined voting power of the voting securities of the McDermott or the surviving entity outstanding immediately after such merger or consolidation.

Tax Gross-Up.  The change-in-control agreements do not provide for excise tax gross-ups.

Equity Awards.  Under the terms of the awards outstanding, all unvested restricted stock and restricted stock units would become vested on a change in control, regardless of whether there is a subsequent termination of employment. All unvested stock options would become vested and exercisable on a change in control, regardless of whether there is a subsequent termination of employment. Under our 2001 D&O Plan and 2009 LTIP, a “change in control” generally occurs under the same circumstances described above with respect to our Deferred Compensation Plan, except that the 2001 D&O Plan and the 2009 LTIP do not include, as a change in control event, the event described in the last bullet above under “Deferred Compensation Plan.”

Excise Tax Cutback Provision.  The change-in-control agreements provide for the potential reduction in payments to the applicable officer in order to avoid excise taxes.

Advisory Vote on Executive Compensation

(Item 2)

As required by Section 14A(a)(1) of the Exchange Act, we are providing our stockholders with an advisory vote on executive compensation.

The Compensation Committee has overall responsibility for our compensation plans, policies and programs with respect to the Named Executives. Additional information regarding the Compensation Committee and its role is described under “Compensation Discussion and Analysis” and the related tables and narrative disclosures. Our compensation programs are based on our belief that our ability to attract, retain and motivate qualified employees to develop, expand and execute sound business opportunities is essential to the success of our company. To that end, the Compensation Committee, with the assistance of its compensation consultant, designs and administers compensation programs with the participation of our management. These programs generally seek to provide compensation that:

•	incentivizes and rewards short- and long-term performance, continuity of service and individual contributions; and

•	promotes retention of well-qualified executives, while aligning the interests of our executives with those of our stockholders.

We believe our compensation programs motivate and retain the Continuing Named Executives, while allowing for appropriate levels of business risk through some of the following features:

•	Reasonable and Competitive Compensation Programs — Using the elements of total direct compensation, the Compensation Committee seeks to provide compensation opportunities for the Named Executives targeted within approximately 15% of the median compensation of comparable positions in our market. As a result, we believe the total direct compensation of the Named Executives provides an appropriate mix of cash and equity, annual and longer-term incentives and performance metrics.

•	Emphasize Long-Term Incentive Over Annual Incentive Compensation — Long-term incentive compensation typically makes up a larger percentage of a Named Executive’s total direct compensation than annual incentive compensation. Incentive compensation helps drive performance and align the interests of the Named Executives with those of stockholders. Furthermore, tying a significant portion of a Named Executive’s total direct compensation to long-term incentives (which typically vest over a period of three years) helps to promote longer-term perspectives regarding company performance.

•	Clawback Policy — The Compensation Committee has adopted a policy under which McDermott shall seek to recover any incentive-based award granted to any executive officer as required by the provisions of the Dodd-Frank Wall-Street Reform and Consumer Protection Act or any other “clawback” provision required by law or the listing standards of the New York Stock Exchange.

•	Long-Term Incentive Compensation Subject to Forfeiture — The Compensation Committee may terminate any outstanding stock award if the recipient (1) is convicted of a misdemeanor involving fraud, dishonesty or moral turpitude or a felony, or (2) engages in conduct that adversely affects or may reasonably be expected to adversely affect our business reputation or economic interests.

•	Linear and Capped Incentive Compensation Payouts — The Compensation Committee establishes financial performance goals which are used to plot a linear payout formula for annual incentive compensation, eliminating payout “cliffs” between the established performance goals. The maximum payout for the annual incentive compensation is capped at 200% percent of target.

•	Use of Multiple and Appropriate Performance Metrics — Utilizing diversified performance measures helps prevent compensation opportunities from being overly weighted toward the performance result of a single measure. In general, our incentive programs are historically based on a mix of financial and individual goals. In recent years our primary financial performance metric has been operating income. Operating income is a measure of the profitability of our business. Use of this measure helps drive accountability at our operating segments, thereby reducing risks related to incentive compensation, by putting the focus on quality of revenues not quantity. Additionally, commencing in 2011, the Compensation Committee utilized total shareholder return and return on invested capital as additional performance measures.

•	Stock Ownership Guidelines — The Named Executives are subject to share ownership guidelines which also helps promote longer-term perspectives and align the interests of the Named Executives with those of our stockholders. In 2010, we increased the stock ownership requirements for our Named Executives to further promote this alignment of interests.

As discussed in more detail under “Compensation Discussion and Analysis,” the compensation payments we made to several Named Executives in 2010 included substantial payments, primarily in the form of restricted stock grants, made pursuant to retention agreements we entered into in contemplation of the Spin-off. We entered into those retention agreements to assist in our efforts to retain the Named Executives through the spin-off process and to motivate them to contribute towards the successful completion of the Spin-off, which was completed on July 30, 2010. Upon completion of the Spin-off, one of the Named Executives retired and became the Chairman of the Board of B&W, and two of the Named Executives became the CEO and CFO, respectively, of B&W.

Reflecting our Compensation Committee’s compensation philosophy, compensation arrangements in 2010 for our Named Executives (excluding retention payments made in connection with the Spin-off and the sign-on equity grant provided to Mr. Carlson, as discussed in further detail below) resulted in:

•	target total direct compensation within approximately 15% of the median compensation for officers in comparable positions in our market, with the exception of Messrs. Elders and Nesser;

•	performance-based compensation accounting for over 46% of target total direct compensation, on average; and

•	performance-based compensation accounting for 50% of target long-term incentive compensation.

The performance-based compensation that was paid out in 2010 reflected the Compensation Committee’s commitment to pay for performance.

Highlights of McDermott’s performance in 2010 include:

•	Completion of the Spin-off on July 30, 2010;

•	Consolidated operating income of $314.9 million, which was the primary metric for annual incentive compensation for our Named Executives;

•	Stock price appreciation from December 31, 2009 to December 31, 2010 of approximately 65%, excluding the value attributable to the distribution of B&W common stock in the Spin-off.

For the reasons discussed above, the Board of Directors unanimously recommends that stockholders vote FOR the following resolution:

“RESOLVED, that the compensation paid to the Named Executives, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and accompanying narrative discussion in McDermott’s proxy statement relating to its 2011 annual meeting of stockholders is hereby APPROVED.”

While the resolution is non-binding, the Board of Directors plans to consider the outcome of the vote when making future compensation decisions.

Advisory Vote on the Frequency of
Advisory Votes on Executive Compensation

(Item 3)

As required by Section 14A(a)(2) of the Exchange Act, we are providing our stockholders with an advisory vote to determine whether the stockholder vote on executive compensation should occur every one, two or three years.

We believe having an advisory vote on executive compensation every year, rather than every two or three years, should help our stockholders evaluate our executive compensation and communicate their approval or disapproval to us on a prompt basis as is practicable.

For the reasons discussed above, the Board of Directors recommends that stockholders vote to hold the advisory vote on executive compensation every year. Stockholders are not voting, however, to approve or disapprove of this particular recommendation. The proxy card provides for four choices and stockholders are entitled to vote on whether the advisory vote on executive compensation should be held every one, two or three years, or to abstain from voting.

While the result of this advisory vote on the frequency of the vote on executive compensation is non-binding, the Board of Directors plans to consider the outcome of the vote when deciding how frequently to conduct the vote on executive compensation.

The Board of Directors unanimously recommends that you vote to hold the advisory vote on executive compensation EVERY YEAR.

Approval of the Company’s
Executive Incentive Compensation Plan

(Item 4)

Since 2001, we have utilized our Executive Incentive Compensation Plan, effective February 1, 2001. Effective February 28, 2006, our Board adopted the amended and restated Executive Incentive Compensation Plan (the “EICP”) to provide annual incentive compensation to various employees, including our executive officers. Our Board approved the most recent version of the EICP, which is described below, on February 28, 2011. Stockholder approval of the EICP is necessary at least once every five years in order for awards paid under the EICP to be considered “performance-based compensation” under Internal Revenue Code Section 162(m).

Summary of the EICP

The following summary of the EICP is qualified in its entirety by reference to the full text of the EICP, which is attached as Appendix A to this Proxy Statement.

The EICP is administered by the Compensation Committee of our Board of Directors, composed entirely of non-management, independent directors appointed by our Board of Directors. All of our employees are eligible to participate in the EICP. Our Chief Executive Officer automatically participates in the EICP, and the participants are selected by the Compensation Committee, in its sole discretion. During 2010, 20 employees participated in the EICP, not including those employees who participated in the EICP prior to the Spin-off.

Under the EICP, the Compensation Committee establishes, for each plan year, performance goals and award opportunities. The award opportunities correspond to various levels of achievement of the preestablished performance goals based on combinations of one or more corporate, group, divisional or individual goals. The award opportunity is typically based on the achievement of preestablished targeted performance goals, including company, group or division performance. The potential final award varies in relation to the various levels of achievement of the preestablished performance goals with a minimum or “threshold” performance achievement required before there is any payout and a limitation on the maximum payout. Performance goals and measures used to determine award opportunities are based on one or more of the following criteria:

•	revenue and income measures (which include revenue, gross margin, income from operations, net income, net sales and earnings per share);

•	expense measures (which include costs of goods sold, sales, general and administrative expenses and overhead costs);

•	operating measures (which include volume, margin, breakage and shrinkage, productivity and market share);

•	cash flow measures (which include net cash flow from operating activities and working capital);

•	liquidity measures (which include earnings before or after the effect of certain items such as interest, taxes, depreciation and amortization, cash flow and free cash flow);

•	leverage measures (which include equity ratio and net debt);

•	market measures (including those relating to market price, stock price, total shareholder return and market capitalization measures);

•	return measures (which include return on equity, return on assets, cash flow return on assets, cash flow return on capital, cash flow return on equity, return on capital and return on invested capital);

•	corporate value measures (which include compliance, safety, environmental and personnel matters);

•	other measures such as those relating to acquisitions, dispositions or customer satisfaction; and

•	other measures consistent with deductibility under Section 162(m).

Once established, performance goals normally are not changed during the plan year. However, the Compensation Committee may adjust performance goals to account for changes in accounting principles and the occurrence of external changes or other unanticipated business conditions that may materially affect the fairness of the goals or unduly influence our ability to meet them, to the extent permitted under Section 162(m). The Compensation Committee has the authority to reduce or eliminate final awards, based on any criteria it deems appropriate. In addition, the Compensation Committee may use such other performance goals and measures, including subjective measures, and make adjustments to performance goals and measures during the plan year, if the Compensation Committee determines that compliance with Section 162(m) is not desired.

Following the end of each plan year, awards are computed for each plan participant. The EICP places a $3 million limit on payouts to any one plan participant in respect of any one-year period. The Board of Directors may amend the EICP from time to time.

EICP Benefits

Future benefits that will be received under the EICP by particular individuals or groups cannot be determined at this time. For the year ended December 31, 2010, approximately $6,749,444 in cash bonuses were paid to our employees under the EICP, of which approximately $4,766,960 was paid to the Company’s executive officers as a group. The cash bonus paid to the Named Executives is described above under “Compensation Discussion and Analysis — Annual Incentive Compensation.” Performance goals and award opportunities were established for certain of our officers, including the Continuing Named Executives, in February 2011. The award opportunities for certain of these officers, including the Continuing Named Executives, are subject to stockholder approval of the EICP.

Recommendation and Vote Required

Our Board of Directors unanimously recommends a vote “FOR” approval of the EICP. We believe strongly that the EICP has served as an essential component of compensation, allowing us to provide reasonable incentives to and reward the performance results achieved by executive officers and other key employees in a manner most favorable to our stockholders. Approval of this proposal requires the affirmative vote of a majority of the outstanding shares of common stock present in person or represented by proxy and entitled to vote and actually voting on this proposal at the Annual Meeting. Because abstentions are not actual votes with respect to this proposal, they will have no effect on the outcome of the vote on this proposal. In general, brokers do not have discretionary authority on proposals relating to executive compensation. Therefore, absent instructions from you, your broker may not vote your shares on this proposal. Broker non-votes will have no effect on the vote.

Stockholder approval of the EICP is only necessary for awards under the EICP to be considered “performance-based compensation” under Internal Revenue Code Section 162(m). In the event this proposal is not approved by stockholders, the Board of Directors may continue to make awards under the EICP.

Audit Committee Report

The Board of Directors appoints an Audit Committee to review McDermott International, Inc.’s financial matters. Each member of the Audit Committee meets the independence requirements established by the New York Stock Exchange. The Audit Committee is responsible for the appointment, compensation, retention and oversight of McDermott’s independent registered public accounting firm. We are also responsible for recommending to the Board that McDermott’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year.

In making our recommendation that McDermott’s financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2010, we have taken the following steps:

•	We discussed with Deloitte & Touche LLP (“D&T”), McDermott’s independent registered public accounting firm for the year ended December 31, 2010, those matters required to be discussed by Statements on Auditing Standards No. 114, each as amended, issued by the Auditing Standards Board of the American Institute of Certified Public Accountants, including information regarding the scope and results of the audit. These communications and discussions are intended to assist us in overseeing the financial reporting and disclosure process.

•	We conducted periodic executive sessions with D&T, with no members of McDermott management present during those discussions. D&T did not identify any material audit issues, questions or discrepancies, other than those previously discussed with management, which were resolved to the satisfaction of all parties.

•	We conducted periodic executive sessions with McDermott’s internal audit department and regularly received reports regarding McDermott’s internal control procedures.

•	We reviewed, and discussed with McDermott’s management and D&T, management’s report and D&T’s report and attestation on internal control over financial reporting, each of which was prepared in accordance with Section 404 of the Sarbanes-Oxley Act.

•	We received and reviewed the written disclosures and the letter from D&T required by applicable requirements of the Public Company Accounting Oversight Board regarding D&T’s communications with the audit committee concerning D&T’s independence from McDermott, and have discussed with D&T their independence from McDermott. We also considered whether the provision of nonaudit services to McDermott is compatible with D&T’s independence.

•	We determined that there were no former D&T employees, who previously participated in the McDermott audit, engaged in a financial reporting oversight role at McDermott.

•	We reviewed, and discussed with McDermott’s management and D&T, McDermott’s audited consolidated balance sheet at December 31, 2010, and consolidated statements of income, comprehensive income, cash flows and shareholders’ equity for the year ended December 31, 2010.

Based on the reviews and actions described above, we recommended to the Board that McDermott’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

David A. Trice, Chairman
Stephen G. Hanks
D. Bradley McWilliams

Ratification of Appointment of Independent Registered Public Accounting Firm for Year Ending December 31, 2011

(Item 5)

Our Board of Directors has ratified the decision of the Audit Committee to appoint Deloitte & Touche LLP to serve as the independent registered public accounting firm to audit our financial statements for the year ending December 31, 2011. Although we are not required to seek stockholder approval of this appointment, it has been our practice to do so. No determination has been made as to what action the Audit Committee and the Board of Directors would take if our stockholders fail to ratify the appointment. Even if the appointment is ratified, the Audit Committee retains discretion to appoint a new independent registered public accounting firm at any time if the Audit Committee concludes such a change would be in the best interests of McDermott. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions.

For the years ended December 31, 2010 and 2009, McDermott paid Deloitte & Touche fees, including expenses and taxes, totaling $5,888,537 and $8,649,858, which can be categorized as follows:

	2010		2009
Audit
The Audit fees for the years ended December 31, 2010 and 2009 were for professional services rendered for the audits of the consolidated financial statements of McDermott, the audit of McDermott’s internal control over financial reporting, statutory and subsidiary audits, reviews of the quarterly consolidated financial statements of McDermott and assistance with review of documents filed with the SEC	$3,992,500	(1)	$7,195,103
Audit-Related
The Audit-Related fees for the years ended December 31, 2010 and 2009 were for assurance and related services, employee benefit plan audits and advisory services related to Sarbanes-Oxley Section 404 compliance	$518,205	(2)	$271,405
Tax
The Tax fees for the years ended December 31, 2010 and 2009 were for professional services rendered for consultations on various U.S. federal, state and international tax matters, international tax compliance and tax planning, and assistance with tax examinations	$1,232,498	(3)	$916,131
All Other
The fees for All Other services for the years ended December 31, 2010 and 2009 were for professional services rendered for translation services and other advisory or consultation services not related to audit or tax	$145,334	(4)	$267,219
Total	$5,888,537		$8,649,858

(1)	Audit fees for 2010 include $215,000 of fees paid by McDermott attributable to the audit of B&W.

(2)	Audit-Related fees for 2010 include $480,205 of fees paid by McDermott attributable to audit-related services for B&W.

(3)	Tax fees for 2010 include $91,800 of fees paid by McDermott attributable to tax services for B&W.

(4)	All Other fees for 2010 include $140,000 of fees paid by McDermott attributable to other services for B&W.

It is the policy of our Audit Committee to preapprove all audit, review or attest engagements and permissible non-audit services to be performed by our independent registered public accounting firm, subject to, and in compliance with, the de minimis exception for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934 and the applicable rules and regulations of the SEC. Our Audit Committee did not rely on the de minimis exception for any of the fees disclosed above.

Recommendation and Vote Required

Our Board of Directors recommends that stockholders vote “FOR” the ratification of the decision of our Audit Committee to appoint Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2011. The proxy holders will vote all proxies received for approval of this proposal unless instructed otherwise. Approval of this proposal requires the affirmative vote of a majority of the outstanding shares of common stock present in person or represented by proxy and entitled to vote and actually voting on this proposal at the Annual Meeting. Because abstentions are not actual votes with respect to this proposal, they have no effect on the outcome of the vote on this proposal.

Security Ownership of Directors and Executive Officers

The following table sets forth the number of shares of our common stock beneficially owned as of February 28, 2011 by each director or nominee as a director, and each Named Executive and all our directors and executive officers as a group, including shares that those persons have the right to acquire within 60 days on the vesting of restricted stock units or the exercise of stock options.

Shares
Beneficially
Name	Owned
Brandon C. Bethards	0
John F. Bookout III(1)	34,244
Roger A. Brown(2)	68,904
Ronald C. Cambre	33,933
Gary L. Carlson(3)	21,572
Perry L. Elders(4)	26
John A. Fees(5)	36,444
Stephen G. Hanks	10,758
Liane K. Hinrichs(6)	228,953
Stephen M. Johnson(7)	316,398
D. Bradley McWilliams(8)	64,809
John T. Nesser(9)	617,046
Thomas C. Schievelbein(10)	97,246
Mary Shafer-Malicki	0
Michael S. Taff(11)	90,537
David A. Trice	10,303
All directors and executive officers as a group (23 persons)(12)	2,095,844

(1)	Shares owned by Mr. Bookout include 6,105 shares of common stock that he may acquire on the exercise of stock options, as described above.

(2)	Shares owned by Mr. Brown include 38,085 shares of common stock that he may acquire on the exercise of stock options, as described above.

(3)	Shares owned by Mr. Carlson include 8,396 shares of common stock that he may acquire on the exercise of stock options, as described above, 13,136 shares of common stock that he will acquire on the vesting of restricted stock units, as described above, and 40 shares of common stock held in the McDermott Thrift Plan.

(4)	Shares owned by Mr. Elders include 26 shares of common stock held in the McDermott Thrift Plan. Not included are 12,886 shares of common stock that Mr. Elders will acquire on the vesting of restricted stock units on May 13, 2011 and 20,097 shares of common stock that he may acquire on the exercise of stock options at any time after they vest on May 13, 2011.

(5)	Shares owned by Mr. Fees include 17,796 shares of common stock held in the McDermott Thrift Plan. Not included in this amount are 142,445 restricted stock units in which Mr. Fees is 100% vested, but which have not settled pursuant to the terms of his retention agreement.

(6)	Shares owned by Ms. Hinrichs include 62,231 restricted shares of common stock as to which she has sole voting power but no dispositive power, 42,306 shares of common stock that she may acquire on the exercise of stock options, as described above, 57,760 shares of common stock that she will acquire on the vesting of restricted stock units, as described above, and 2,857 shares of common stock held in the McDermott Thrift Plan.

(7)	Shares owned by Mr. Johnson include 113,412 restricted shares of common stock as to which he has sole voting power but no dispositive power, 132,447 shares of common stock that he may acquire on the exercise of stock options, as described above, 31,830 shares of common stock that he will acquire on the vesting of restricted stock units, as described above, and 611 shares of common stock held in the McDermott Thrift Plan.

(8)	Shares owned by Mr. McWilliams include 37,876 shares of common stock that he may acquire on the exercise of stock options, as described above.

(9)	Shares owned by Mr. Nesser include 77,883 restricted shares of common stock as to which he has sole voting power but no dispositive power, 34,859 shares of common stock that he may acquire on the exercise of stock options, as described above, 53,526 shares of common stock that he will acquire on the vesting of restricted stock units, as described above, and 14,480 shares of common stock held in the McDermott Thrift Plan.

(10)	Shares owned by Mr. Schievelbein include 72,538 shares of common stock that he may acquire on the exercise of stock options, as described above.

(11)	Shares owned by Mr. Taff include 2,225 restricted shares of common stock as to which he has sole voting power but no dispositive power, 37,876 shares of common stock that he may acquire on the exercise of stock options, as described above, and 50,436 shares of common stock that he will acquire on the vesting of restricted stock units, as described above.

(12)	Shares owned by all directors and executive officers as a group include 261,151 shares of common stock as to which they have sole voting power but no dispositive power, 594,914 shares of common stock that may be acquired on the exercise of stock options, as described above, 299,989 shares of common stock that may be acquired on the vesting of restricted stock units, as described above, and 59,841 shares of common stock held in the McDermott Thrift Plan.

Shares beneficially owned in all cases constituted less than one percent of the outstanding shares of common stock on February 28, 2011, as determined in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934.

Security Ownership of Certain Beneficial Owners

The following table furnishes information concerning all persons known by us to beneficially own 5% or more of our outstanding shares of common stock, which is our only class of voting stock outstanding:

		Amount and
		Nature of
		Beneficial	Percent of
Title of Class	Name and Address of Beneficial Owner	Ownership	Class(1)
Common Stock	T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	34,137,175(2)	14.59%

Common Stock	BlackRock, Inc. 40 East 52nd Street New York, NY 10022	19,075,409(3)	8.15%

Common Stock	PRIMECAP Management Company 225 South Lake Ave., #400 Pasadena, CA 91101	13,123,360(4)	5.61%

(1)	Percent is based on outstanding shares of our common stock on February 28, 2011.

(2)	As reported on Schedule 13G/A filed with the SEC on February 10, 2011. The Schedule 13G/A reports beneficial ownership of 34,137,175 shares of our common stock by T. Rowe Price Associates, Inc. (“Price Associates”), which has sole voting power over 8,636,609 shares and sole dispositive power over 34,137,175 shares. These securities are owned by various individual and institutional investors, including T. Rowe Price Mid-Cap Growth Fund, which has sole voting power over 12,500,000 shares and sole dispositive power over no shares, for which Price Associates serves as an investment adviser with power to direct investments and/or sole power to vote the securities. For the purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be the beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(3)	As reported on Schedule 13G/A filed with the SEC on February 7, 2011. The Schedule 13G/A reports beneficial ownership of 19,075,409 shares of our common stock and sole voting power and sole dispositive power over 19,075,409 shares.

(4)	As reported on Schedule 13G/A filed with the SEC on February 14, 2011. The Schedule 13G/A reports beneficial ownership of 13,123,360 shares of our common stock, sole voting power over 7,600,160 shares and sole dispositive power over 13,123,360 shares.

Certain Relationships and Related Transactions

Pursuant to our Code of Business Conduct, all employees (including our Named Executives) who have, or whose immediate family members have, any direct or indirect financial or other participation in any business that competes with, supplies goods or services to, or is a customer, of McDermott, are required to disclose to us and receive written approval from our Corporate Ethics and Compliance department prior to transacting such business. Our employees are expected to make reasoned and impartial decisions in the workplace. As a result, approval of the business is denied if we believe that the employee’s interest in such business could influence decisions relative to our business, or have the potential to adversely affect our business or the objective performance of the employee’s work. Our Corporate Ethics and Compliance department implements our Code of Business Conduct and related policies and the Governance Committee of our Board is responsible for overseeing our Ethics and Compliance Program, including compliance with our Code of Business Conduct. Our Board members are also responsible for complying with our Code of Business Conduct. Additionally, our Governance Committee is responsible for reviewing the professional occupations and associations of our Board members and reviews transactions between McDermott and other companies with which our Board members are affiliated. To obtain a copy of our Code of Business Conduct, please see the “Corporate Governance” section above in this proxy statement.

Certain of our grant agreements for restricted stock and restricted stock units awarded under various long-term incentive plans provide that the withholding obligation of any applicable federal, state or other taxes that may be due on the vesting in the year ending December 31, 2011 of those awards be satisfied by the grantee returning to us the number of such vested shares having a fair market value equal to the amount of such taxes. Additionally, each of Messrs. Johnson,

Houser, McCormack, Mitchell, Nesser and Roll and Ms. Hinrichs has irrevocably elected to satisfy withholding obligations relating to all or a portion of any applicable federal, state or other taxes that may be due on the vesting in the year ending December 31, 2011 of certain shares of restricted stock and restricted stock units awarded under various long-term incentive plans that do not provide for a withholding method in the same manner. These elections are subject to approval of the Compensation Committee of our Board, which approval was granted. Accordingly, this withholding method will apply to an aggregate of 205,316 shares held by Mr. Johnson, 142,445 shares held by Mr. Fees, 12,886 shares held by Mr. Elders, 13,136 shares held by Mr. Carlson, 12,964 shares held by Mr. Cummins, 119,901 shares held by Ms. Hinrichs, 19,452 shares held by Mr. Houser, 29,822 shares held by Mr. McCormack, 14,021 shares held by Mr. Mitchell, 120,469 shares held by Mr. Nesser, and 21,479 shares held by Mr. Roll. In the year ended December 31, 2010, a similar withholding method applied, including with respect to the exercise price and tax withholding on the exercise and hold of stock options prior to the Spin-off, to an aggregate of 30,995 shares held by Mr. Johnson, 566,507 shares held by Mr. Fees, 59,019 shares held by Mr. Taff, 93,810 shares held by Mr. Bethards, 11,805 shares held by Mr. Cummins, 66,862 shares held by Ms. Hinrichs, 19,613 shares held by Mr. Houser, 27,992 shares held by Mr. McCormack, 22,031 shares held by Mr. Mitchell, 162,684 shares held by Mr. Nesser and 20,342 shares held by Mr. Roll, that vested in the year ended December 31, 2010. Those elections were also approved by the Compensation Committee. We expect any transfers reflecting shares of restricted stock returned to us will be reported in the SEC filings made by those transferring holders who are obligated to report transactions in our securities under Section 16 of the Securities Exchange Act of 1934.

Section 16(a) Beneficial Ownership Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own 10% or more of our voting stock, to file reports of ownership and changes in ownership of our equity securities with the SEC and the New York Stock Exchange. Directors, executive officers and 10% or more holders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of those forms furnished to us, or written representations that no forms were required, we believe that our directors, executive officers and 10% or more beneficial owners complied with all Section 16(a) filing requirements during the year ended December 31, 2010, with the exception of the following: (1) Mr. Stephen G. Hanks, Director, filed one late Form 4 to report open market purchases occurring in two broker-directed transactions; (2) Mr. Michael S. Taff, Former Senior Vice President and Chief Financial Officer, filed one late Form 4 reporting the settlement of cash-based deferred stock units; and (3) Mr. John T. Nesser, Executive Vice President and Chief Operating Officer, filed two late Forms 4, one of which reported tax withholding on the vesting of restricted stock, and the other of which reported the vesting of restricted stock units and tax withholding on such vesting.

Stockholders’ Proposals

Any stockholder who wishes to have a qualified proposal considered for inclusion in our proxy statement for our 2012 Annual Meeting must send notice of the proposal to our Corporate Secretary at our principal executive office no later than November 26, 2011. If you make such a proposal, you must provide your name, address, the number of shares of common stock you hold of record or beneficially, the date or dates on which such common stock was acquired and documentary support for any claim of beneficial ownership.

In addition, any stockholder who intends to submit a proposal for consideration at our 2012 Annual Meeting, but not for inclusion in our proxy materials, or who intends to submit nominees for election as directors at the meeting must notify our Corporate Secretary. Under our By-Laws, such notice must (1) be received at our executive offices no earlier than November 8, 2011 or later than January 7, 2012 and (2) satisfy specified requirements. A copy of the pertinent By-Law provisions can be found on our Web site at www.mcdermott.com at “Corporate Governance — Governance Policies.”

By Order of the Board of Directors,

LIANE K. HINRICHS
Secretary

Dated: March 25, 2011

Appendix A

Mcdermott International, Inc.
Executive Incentive Compensation Plan

(As Amended and Restated March 1, 2011)

1. Plan.  This McDermott International, Inc. Executive Incentive Compensation Plan (this “Plan”) was adopted by McDermott International, Inc., a Panamanian corporation (the “Company”), to incentivize certain employees of the Company, its Subsidiaries or Affiliated Companies by enabling them to receive performance-based cash compensation.

2. Objectives.  This Plan is designed to attract and retain employees of the Company, its Subsidiaries and its Affiliated Companies and to stimulate the active interest of such persons in the development and financial success of the Company, its Subsidiaries and its Affiliated Companies. These objectives are to be accomplished by making cash awards under this Plan based on the achievement of certain performance goals. All awards payable under this Plan to Executive Officers are intended to be deductible by the Company under Section 162(m) (as such terms are defined below).

3. Definitions.  As used herein, the terms set forth below shall have the following respective meanings:

“Affiliated Company” means any corporation, joint venture, or other legal entity in which the Company, directly or indirectly, through one or more Subsidiaries, owns less than fifty percent but at least twenty percent of its voting control.

“Award Agreement” means (i) any written agreement (including in electronic form) between the Company and a Participant or (ii) any resolution of the Committee, in either case setting forth the terms, conditions and limitations applicable to a Performance Cash Award.

“Board” means the board of directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board, any successor committee thereto, such other committee of the Board as may be designated by the Board to administer this Plan including any subcommittee of the Board as designated by the Board.

“Disability” means permanent and total disability as determined under the Company’s long-term disability plan applicable to the Participant, or if there is no such plan applicable to the Participant, “Disability” means a determination of total disability by the Social Security Administration; provided that, in either case, the Participant’s condition also qualifies as a “disability” for purposes of Section 409A with respect to an Award subject to Section 409A.

“Employee” means an employee of the Company or any of its Subsidiaries or Affiliated Companies.

“Executive Officer” means a “covered employee” within the meaning of Section 162(m)(3) or any other executive officer designated by the Committee for purposes of exempting compensation payable under this Plan from the deduction limitations of Section 162(m).

“Participant” means an Employee to whom a Performance Cash Award has been made under this Plan.

“Performance Cash Award” or “Award” means the grant of any award to a Participant pursuant to such applicable terms, conditions and limitations as the Committee may establish in accordance with the objectives of this Plan, which award is subject to the attainment of one or more Performance Goals.

“Performance Goal” means a standard established by the Committee, to determine in whole or in part whether a Performance Cash Award shall be earned.

“Section 162(m)” means Section 162(m) of the Code and any Treasury Regulations and guidance promulgated thereunder.

“Section 409A” means Section 409A of the Code and any Treasury Regulations and guidance promulgated thereunder.

“Separation from Service,” with respect to Awards that are subject to Section 409A, means a Participant’s Termination of Employment with the Company and any of its Subsidiaries or Affiliated Companies, other than by reason of death or Disability, that qualifies as a ‘separation from service’ for purposes of Section 409A. A Separation from Service will be deemed to occur where the Participant and the Company, its Subsidiary or its Affiliated Company reasonably anticipate that the bona fide level of services the Participant will perform (whether as an employee or as an independent contractor) will be permanently reduced to a level that is 49% or less of the average level of bona fide services the Participant performed during the immediately preceding 36 months (or the entire period the Participant has provided services if the Participant has been providing services to the Company and any of its Subsidiaries or Affiliated Companies for less than 36 months).

“Subsidiary” means any corporation, joint venture or other legal entity in which the Company, directly or indirectly, owns more than fifty percent (50%) of its voting control.

“Termination of Employment” means the termination of a Participant’s employment with, or performance of services for, the Company and any of its Subsidiaries or Affiliated Companies. Unless otherwise determined by the Committee, if a Participant’s employment with the Company, its Subsidiaries or its Affiliated Companies terminates but such Participant continues to provide services to the Company, its Subsidiaries or its Affiliated Companies in a non-employee capacity, such change in status shall not be deemed a Termination of Employment. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company, its Subsidiaries and its Affiliated Companies do not constitute a Termination of Employment. If an Award is subject to Section 409A, however, Termination of Employment for purposes of that Award shall mean the Participant’s Separation from Service.

4. Eligibility.  All Employees are eligible for Performance Cash Awards under this Plan in the sole discretion of the Committee.

5. Administration.

(a) Authority of the Committee.  This Plan shall be administered by the Committee, which shall have the powers vested in it by the terms of this Plan, such powers to include the authority (within the limitations described in this Plan):

•	to select the Employees to be granted Performance Cash Awards under this Plan;

•	to determine the terms of Performance Cash Awards to be made to each Participant;

•	to determine the time when Performance Cash Awards are to be granted and any conditions that must be satisfied before a Performance Cash Award is granted;

•	to establish objectives and conditions for earning Performance Cash Awards;

•	to determine the terms and conditions of Award Agreements (which shall not be inconsistent with this Plan) and, if required, who must sign each Award Agreement;

•	to determine whether the conditions for earning a Performance Cash Award have been met and whether a Performance Cash Award will be paid at the end of an applicable performance period;

•	except as otherwise provided in paragraph 10, to modify the terms of Performance Cash Awards made under this Plan;

•	to determine if, when and under what conditions payment of all or any part of a Performance Cash Award may be deferred;

•	to determine whether the amount or payment of a Performance Cash Award should be reduced or eliminated;

•	to determine the guidelines and/or procedures for the payment of Performance Cash Awards;

•	to determine whether a Performance Cash Award should qualify, regardless of its amount, as deductible in its entirety for federal income tax purposes, including whether a Performance Cash Award granted to an Executive Officer should qualify as performance-based compensation;

•	to interpret and administer this Plan any instrument or agreement relating to, or Award made under this Plan;

•	to establish, amend, suspend, or waive such rules and guidelines;

•	to appoint such agents as it shall deem appropriate for the proper administration of this Plan; and

•	to make any other determination and take any other action that the Committee deems necessary or desirable for the administration of this Plan.

The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Performance Cash Award in the manner and to the extent the Committee deems necessary or desirable to further Plan purposes. Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole discretion and shall be final, conclusive and binding on all parties concerned.

(b) Limitation of Liability.  No member of the Committee or officer of the Company to whom the Committee has delegated authority in accordance with the provisions of paragraph 6 of this Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Committee or by any officer of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

6. Delegation of Authority.  Except with respect to matters under Section 162(m) that are required to be determined or established by the Committee to qualify Performance Cash Awards to Executive Officers as qualified “performance-based compensation” the Committee may delegate to the Chief Executive Officer and to other senior officers of the Company or to such other committee of the Board its duties under this Plan pursuant to such conditions or limitations as the Committee may establish.

7. Performance Cash Awards.

(a) The Committee shall determine the type or types of Performance Cash Awards to be made under this Plan and shall designate from time to time the Participants who are to be the recipients of such Performance Cash Awards. Each Performance Cash Award shall be embodied in an Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Committee in its sole discretion. All or part of a Performance Cash Award may be subject to conditions established by the Committee, which may include, but are not limited to, continuous service with the Company and its Subsidiaries. Except as otherwise provided in paragraph 13, upon the termination of employment by a Participant, any deferred, unvested or unpaid Performance Cash Awards shall be treated as set forth in the applicable Award Agreement.

The terms, conditions and limitations applicable to any Performance Cash Awards granted to Participants pursuant to this Plan shall be determined by the Committee, subject to the limitations specified below. The Committee shall set Performance Goals in its sole discretion which, depending on the extent to which they are met, will determine the amount of Performance Cash Awards that will be paid out to the Participant.

(i) Nonqualified Performance Cash Awards.  Performance Cash Awards granted to Employees that are not intended to qualify as qualified performance-based compensation under Section 162(m) shall be based on achievement of such Performance Goals and be subject to such terms, conditions and restrictions as the Committee or its delegate shall determine.

(ii) Qualified Performance Cash Awards.  Performance Cash Awards granted to Executive Officers under this Plan that are intended to qualify as qualified performance-based compensation under Section 162(m) shall be paid on account of the attainment of one or more pre-established, objective Performance Goals established and administered by the Committee in accordance with Section 162(m) prior to the earlier to occur of (x) 90 days after the commencement of the period of service to which the Performance Goal relates and (y) the lapse of 25% of the period of service (as scheduled in good faith at the time the goal is established), and in any event while the outcome is substantially uncertain. A Performance Goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met. Such a Performance Goal may be based on one or more business criteria that apply to an Executive Officer, one or more business units, divisions or sectors of the Company, or the Company as a whole, and if so desired by the Committee, by comparison with a peer group of companies. A Performance Goal may include one or more of the following and need not be the same for each Executive Officer:

•	revenue and income measures (which include revenue, gross margin, income from operations, net income, net sales and earnings per share);

•	expense measures (which include costs of goods sold, sales, general and administrative expenses and overhead costs);

•	operating measures (which include volume, margin, breakage and shrinkage, productivity and market share);

•	cash flow measures (which include net cash flow from operating activities and working capital);

•	liquidity measures (which include earnings before or after the effect of certain items such as interest, taxes, depreciation and amortization, cash flow and free cash flow);

•	leverage measures (which include equity ratio and net debt);

•	market measures (including those relating to market price, stock price, total shareholder return and market capitalization measures);

•	return measures (which include return on equity, return on assets, cash flow return on assets, cash flow return on capital, cash flow return on equity, return on capital and return on invested capital);

•	corporate value measures (which include compliance, safety, environmental and personnel matters); and

•	other measures such as those relating to acquisitions, dispositions or customer satisfaction.

Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo, performance relative to a peer group determined by the Committee or limiting economic losses (measured, in each case, by reference to specific business criteria). In interpreting Plan provisions applicable to Performance Goals and qualified Performance Cash Awards, it is the intent of this Plan to comply with Section 162(m), including, without limitation, Treasury Regulation § 1.162-27(e)(2)(i), as to grants to Executive Officers and the Committee in establishing such goals and interpreting this Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of Performance Goals applicable to qualified Performance Cash Awards, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any qualified Performance Cash Awards made pursuant to this Plan shall be determined by the Committee to the extent permitted under Section 162(m). Unless an Award Agreement provides to contrary, the Committee reserves the right in its sole discretion to reduce the amount payable pursuant to a Performance Cash Award to any lesser amount, including zero.

(b) The Committee shall adjust the Performance Goals (either up or down) and the level of the Performance Cash Award that a Participant may earn under this Plan, to the extent permitted pursuant to Section 162(m), if it determines that the occurrence of external changes or other unanticipated business conditions have materially affected the fairness of the goals and have unduly influenced the Company’s ability to meet them, including without limitation, events such as material acquisitions, changes in the capital structure of the Company, and extraordinary accounting changes. In addition, Performance Goals and Performance Cash Awards shall be calculated without regard to any changes in accounting standards that may be required by the Financial Accounting Standards Board after such Performance Goals are established. Further, in the event a period of service to which a Performance Goal relates is less than 12 months, the Committee shall have the right, in its sole discretion, to adjust the Performance Goals and the level of Performance Cash Award opportunity.

(c) Notwithstanding anything to the contrary contained in this Plan, the amount payable to a Participant under this Plan in respect of any one-year period shall not exceed $3,000,000.

8. Performance Cash Award Payment.

(a) General.  With the approval of the Committee and subject to paragraph 8(b), payment of Performance Cash Awards shall be made in the form of cash and shall be paid on or before March 15th of the year following the year in which Performance Goals are achieved. The payment of a Performance Cash Award may include such restrictions as the Committee shall determine.

(b) Deferral.  If permitted by the Committee, amounts payable in respect of Performance Cash Awards may be deferred and paid in accordance with the terms of the Company’s Director and Executive Deferred Compensation Plan (or any successor or similar plan), subject to the terms and conditions of such plan as it may be amended from time to time.

9. Taxes.  The Company shall have the right to deduct applicable taxes from any Performance Cash Award payment and withhold, at the time of delivery or vesting of cash under this Plan, an appropriate amount of cash for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes.

10. Amendment, Modification, Suspension or Termination.  The Board or the Committee may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that (i) no amendment or alteration that would materially adversely affect the rights of any Participant under any Performance Cash Award previously granted to such Participant shall be made without the consent of such Participant and (ii) no amendment or alteration shall be effective prior to its approval by the shareholders of the Company to the extent shareholder approval is otherwise required by applicable legal requirements.

11. Assignability.  Unless otherwise determined by the Committee in the Award Agreement, no Performance Cash Award or any other benefit under this Plan shall be assignable or otherwise transferable. Any attempted assignment of a Performance Cash Award or any other benefit under this Plan in violation of this paragraph 11 shall be null and void.

12. Adjustments.  In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board may make such adjustments to Performance Cash Awards or other provisions for the disposition of Awards as it deems equitable, and shall be authorized, in its sole discretion, (i) to provide for the substitution of a new Performance Cash Award or other arrangement (which, if applicable, may be exercisable for such property or stock as the Board determines) for a Performance Cash Award or the assumption of the Performance Cash Award, (ii) to provide, prior to the transaction, for the acceleration of the vesting of the Performance Cash Award or (iii) to cancel any such Performance Cash Awards and to deliver to the Participants cash in an amount that the Board shall determine in its sole discretion.

13. Forfeiture.  An Award Agreement may provide that any or all Awards, including vested Awards, shall be forfeited, and a Participant shall be obligated to repay gains previously realized from Awards upon any event or condition established by the Committee. The Committee shall have the right to suspend any and all rights or benefits a Participant may have under an Award Agreement pending its investigation and final determination with regard to possible forfeiture or repayment events.

14. Unfunded Plan.  This Plan is unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash or rights thereto to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to a Performance Cash Award of cash or rights thereto under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

15. Section 409A of the Code.  It is intended that the payment of Performance Cash Awards under this Plan shall satisfy the short-term deferral exclusion from Section 409A, unless deferred in accordance with paragraph 8(b) in which case the Performance Cash Award shall be subject to the terms of the applicable of the Company’s Director and Executive Deferred Compensation Plan or other deferral plan, which is designed to be in compliance with Section 409A.

16. Governing Law.  Except to the extent preempted by U.S. federal law, the terms and provisions of this Plan shall be construed in accordance with the laws of the State of Texas, other than any conflicts of laws provisions thereof which would result in the application of the laws of any other jurisdiction.

17. No Right to Employment.  Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, a Subsidiary or an Affiliated Company to terminate any Participant’s employment or other service relationship at any time, nor confer upon any Participant any right to continue in the capacity in which he or she is employed or otherwise serves the Company, any Subsidiary or any Affiliated Company.

18. Tax Consequences.  Nothing in this Plan or an Award Agreement shall constitute a representation by the Company to an Employee regarding the tax consequences of any Performance Cash Award received by an Employee under this Plan. Although the Company may endeavor to (i) qualify a Performance Cash Award for favorable U.S. or foreign tax treatment or (ii) avoid adverse tax treatment (e.g. under Section 409A), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or unavoidable tax treatment. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Performance Cash Awards under this Plan.

19. Successors.  All obligations of the Company under this Plan with respect to Performance Cash Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

20. Effectiveness.  This Plan was previously amended and restated effective February 28, 2006. This Plan is effective March 1, 2011.

IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its duly authorized officer on the date first written above.

MCDERMOTT INTERNATIONAL, INC.

By:	/s/ S.M. Johnson

Title:	President and Chief Executive Officer

VOTE BY INTERNET — www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 5, 2011 (May 3, 2011 for participants in McDermott’s Thrift Plan). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. MCDERMOTT INTERNATIONAL, INC. VOTE BY PHONE — 1-800-690-6903 757 N. ELDRIDGE PKWY Use any touch-tone telephone to transmit your voting instructions up until HOUSTON, TX 77079 11:59 p.m. Eastern Time on May 5, 2011 (May 3, 2011 for participants in McDermott’s Thrift Plan). Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M32514-P06575 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY MCDERMOTT INTERNATIONAL, INC. For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the The Board of Directors recommends you vote FOR number(s) of the nominee(s) on the line below. the following: 1. Election of Directors 0 0 0 Nominees: 01) John F. Bookout, III 05) D. Bradley McWilliams 02) Roger A. Brown 06) Thomas C. Schievelbein 03) Stephen G. Hanks 07) Mary Shafer-Malicki 04) Stephen M. Johnson 08) David A. Trice For Against Abstain The Board of Directors recommends you vote FOR the following proposal: 2. Advisory vote on executive compensation. 0 0 0 1 Year 2 Years 3 Years Abstain The Board of Directors recommends you vote 1 YEAR on the following proposal: 3. Advisory vote to determine the frequency with which to hold advisory votes on executive compensation. 0 0 0 0 For Against Abstain The Board of Directors recommends you vote FOR the following proposals: 4. Approval of our Executive Incentive Compensation Plan for tax deductibility reasons. 0 0 0 5. Ratification of appointment of McDermott’s independent registered public accounting firm for the year ending December 31, 2011. 0 0 0 The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR ALL for item 1, FOR items 2, 4 and 5, and 1 Year for item 3. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion. For address changes and/or comments, please check this box and write them 0 on the back where indicated. Please indicate if you plan to attend this meeting. 0 0 Yes No Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee, guardian or other fiduciary, please give full title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation or partnership, please sign in full corporate or partnership name, by duly authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

McDermott International, Inc. Annual Meeting Friday, May 6, 2011 at 3:00 p.m. Intercontinental Miramar Hotel Miramar Plaza, Balboa Avenue Panama City, Panama Dear Stockholder: McDermott International, Inc. encourages you to vote the shares electronically through the Internet or the telephone, which are available 24 hours a day, 7 days a week. This eliminates the need to return the proxy card. Your electronic vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card. If you choose to vote the shares electronically, there is no need for you to mail back the proxy card. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE M32515-P06575 McDERMOTT INTERNATIONAL, INC. This proxy is solicited on behalf of the Board of Directors Annual Meeting of Stockholders — Friday, May 6, 2011 3:00 p.m. The undersigned hereby appoints Stephen M. Johnson and Liane K. Hinrichs, and each of them individually, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of MCDERMOTT INTERNATIONAL, INC. (“McDermott”) that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 3:00 p.m. local time, on Friday, May 6, 2011 at Intercontinental Miramar Hotel, Miramar Plaza, Balboa Avenue, Panama City, Panama, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED UNDER ITEM 1 ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR EACH OF ITEMS 2, 4 AND 5 AND FOR 1 YEAR FOR ITEM 3. THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF MCDERMOTT’S ANNUAL REPORT FOR THE YEAR ENDED DECEMBER 31, 2010 AND ITS NOTICE OF 2011 ANNUAL MEETING AND RELATED PROXY STATEMENT. ATTENTION PARTICIPANTS IN MCDERMOTT’S THRIFT PLAN: If you hold shares of McDermott common stock through the McDermott Thrift Plan (the “Thrift Plan”), this proxy covers all shares for which the undersigned has the right to give voting instructions to Vanguard Fiduciary Trust Company (“Vanguard”), Trustee of the McDermott Thrift Plan. Your proxy must be received no later than 11:59 p.m. Eastern Time on May 3, 2011. Any shares of McDermott common stock held in the Thrift Plan that are not voted or for which Vanguard does not receive timely voting instructions will be voted in the same proportion as the shares for which Vanguard receives timely voting instructions from other participants in the Thrift Plan. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE REPLY CARD ENVELOPE Address Changes/Comments: ___________________________ ________________________ (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) CONTINUED AND TO BE SIGNED ON REVERSE SIDE